UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
BAUSCH HEALTH COMPANIES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box)
☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BAUSCH Health

Proxy Statement and Notice of the 2023 Annual Meeting of Shareholders

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS
Date and Time
Tuesday, May 16, 2023
9:00 a.m. Eastern Daylight Time
Place
Meeting via the Internet. Please visit:
www.virtualshareholdermeeting.com/BHC2023
Purposes of the Annual Meeting
1.	Elect ten directors to serve on the Board of Directors for a one-year term expiring at the 2024 Annual Meeting of Shareholders.
2.	Approve, in an advisory vote, the compensation of our named executive officers in 2022.
3.	Approve, in an advisory vote, the frequency of advisory votes on the compensation of our named executive officers.
4.	Approve an amendment and restatement of the Company’s Amended and Restated 2014 Omnibus Incentive Plan.
5.	Appoint PricewaterhouseCoopers LLP to serve as the Company’s auditor until the close of the 2024 Annual Meeting of Shareholders and to authorize the Board to fix the auditor’s remuneration.
6.	Receive the audited consolidated financial statements of the Company for the year ended December 31, 2022, and the auditor’s report thereon.
7.	Transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.
Record Date
Only shareholders at the close of business on March 17, 2023 will be entitled to vote at the 2023 Annual Meeting.
Proxy Materials
We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, to each shareholder in a fast and efficient manner via the internet. On April 6, 2023, we will begin mailing the proxy materials to all shareholders as of the record date of March 17, 2023 and will post our proxy materials at www.proxyvote.com. The management proxy circular and proxy statement that accompanies this Notice of Annual Meeting of Shareholders contains additional information regarding the proposals to be considered at the Meeting, and shareholders are encouraged to read it in its entirety.
Proxy Voting
We encourage shareholders to vote as soon as possible. Shareholders can vote via the internet, by going to www.proxyvote.com and following the instructions on the website. Record shareholders can also call toll free 1-800-690-6903 on a touch tone telephone and following the instructions provided by “Vote Voice.” You will need to refer to the 16-digit control number provided on your proxy card. You may also vote by proxy by completing, dating and signing the proxy card provided with those materials and sending it in the envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States. Non-record shareholders (beneficial holders) who receive these materials through their broker or other intermediary should follow the instructions provided by their broker or intermediary.
For your vote to be effective, your voting instructions, if mailed in, must be received by Broadridge Financial Solutions, Inc. (“Broadridge”) not later than 11:59 p.m. (Eastern Daylight Time) on March 15, 2023, or, in the

case of any adjournment of the Meeting, not less than 48 hours, excluding Saturdays, Sundays and applicable holidays, prior to the time of the rescheduled meeting. The Board, or the chairperson of the Meeting may, at their discretion, accept late proxies or waive the time limit for deposit of proxies, but are under no obligation to accept or reject any late proxy. If you have voted by proxy via the internet or by telephone or mail, any subsequent vote by proxy through any of these methods or during the Meeting will cancel any other proxy you may have previously submitted in connection with the Meeting, and only the latest dated proxy received prior to the deadline will be counted. A proxy received after this deadline may only be effective to revoke any prior proxy.
By Order of the Board of Directors,

Seana Carson
Executive Vice President, General Counsel
April 6, 2023

i

MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT
This Management Proxy Circular and Proxy Statement (“Proxy Statement”) contains information about the 2023 Annual Meeting of Shareholders of Bausch Health Companies Inc., which will be conducted in an exclusively virtual format via a live internet webcast at www.virtualshareholdermeeting.com/BHC2023 at 9:00 a.m., Eastern Daylight Time, on May 16, 2023, and at any adjournments or postponements thereof (the “Annual Meeting” or “Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. In this document, the words “Bausch Health,” “BHC,” “we,” “our,” “ours” “us” and similar terms refer only to Bausch Health Companies Inc. and not to any other person or entity. References to “US$” or “$” are to United States dollars. Unless otherwise indicated, the statistical and financial data contained in this Proxy Statement are as of April 6, 2023.
We are providing you with this Proxy Statement and related materials in connection with the solicitation of proxies by our management. See the section titled “Questions About Voting — Who is soliciting my proxy?” on page 7 for additional information.
We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, in a fast and efficient manner via the internet. On April 6, 2023, we will begin mailing the proxy materials to all shareholders as of the record date of March 17, 2023 and post our proxy materials on the website referenced in the Notice (www.proxyvote.com).
All properly executed written proxies, and all properly completed proxies submitted via the internet or by telephone or mail, which are delivered pursuant to, and which appoint Thomas J. Appio and Seana Carson, or each of them, each with the power to appoint his or her substitute, as proxyholders in accordance with, this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Annual Meeting.
ELECTRONIC DELIVERY OF BAUSCH HEALTH SHAREHOLDER COMMUNICATIONS
We are pleased to offer to our shareholders the benefits and convenience of electronic delivery of Meeting materials, including:
•	email delivery of the Proxy Statement, Annual Report and any related materials;
•	shareholder voting online;
•	reduction of the number of bulky documents shareholders receive; and
•	reduction of our printing and mailing costs associated with more traditional methods.
We encourage you to conserve natural resources and to reduce printing and mailing costs by signing up for electronic delivery of Bausch Health shareholder communications.
If you are a registered shareholder or a beneficial owner of common shares, no par value, of the Company (“Common Shares”), or if a broker or other intermediary holds your Common Shares, and you would like to sign up for electronic delivery, please visit www.proxyvote.com and enter the information requested to enroll. Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call Bausch Health Investor Relations at 877-281-6642 or send an email to ir@bauschhealth.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2023
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) is available on the internet at our website at www.bauschhealth.com, through the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com or through the U.S. Securities and Exchange Commission’s electronic data system, EDGAR, at www.sec.gov. To request a printed copy of our Annual Report, which we will provide to you without charge, either write to Bausch Health Investor Relations at Bausch Health Companies Inc., 2150 Saint Elzéar Blvd. West, Laval, Québec H7L 4A8, Canada, or send an email to Bausch Health Investor Relations at ir@bauschhealth.com.
This Proxy Statement and the Annual Report are available at: www.proxyvote.com.
This Proxy Statement contains information regarding, among other things:
•	the date and time of the Meeting;
•	instructions for accessing the live internet webcast of the Meeting;
•	a list of the proposals being submitted to shareholders for approval; and
•	information concerning voting.
Whether or not you plan to attend the Meeting, please promptly provide your voting instructions. Your promptness in voting will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present at the Meeting. If you vote your proxy or follow the instructions for voting from the voting instruction from, you may nevertheless attend, and vote your Common Shares during, the live webcast of the Meeting by using the 16-digit control number on the Notice, proxy card or voting instruction form. If you want to revoke your instructions at a later time prior to the vote for any reason, you may do so in the manner described in this Proxy Statement.
ATTENDING THE MEETING
The Meeting will be conducted exclusively via live internet webcast. The Board, certain members of management, and representatives of PricewaterhouseCoopers, our auditor, will dial into the webcast from remote locations.
What do I need to do if I wish to attend the Meeting?
The Meeting will be conducted in an exclusively virtual format via live internet webcast available at www.virtualshareholdermeeting.com/BHC2023. You will be able to access the Meeting using an internet connected device such as a laptop, computer, tablet or mobile phone, and the meeting platform will be supported across browsers and devices that are running the most updated version of the applicable software plugins. You will need your 16-digit control number located on the Notice, proxy card or voting instruction form to enter the virtual Meeting as a shareholder.
Shareholders as of the record date can access and vote at the Meeting during the live webcast as follows:
1.	Log into www.virtualshareholdermeeting.com/BHC2023 at least 15 minutes before the Meeting starts. You should allow ample time to check into the virtual Meeting and to complete the related procedures.
2.	Enter your 16-digit control number into the Shareholder Login section (your control number is located on your proxy card, voting instruction form or Notice) and click on “Enter Here.”
3.	Follow the instructions to access the Meeting and vote when prompted.
Even if you currently plan to participate in the virtual Meeting, you should consider voting your shares in advance so that your vote will be counted in the event that you later decide not to attend, or are unable to access, the virtual Meeting. If you access and vote on any matter at the Meeting during the live webcast, then you will revoke any previously submitted proxy.
Those accessing and voting at the virtual Meeting must remain connected to the internet at all times during the Meeting in order to vote when balloting commences. It is your responsibility to ensure internet connectivity for the duration of the Meeting. There will be technical support phone numbers available on the virtual meeting website at www.virtualshareholdermeeting.com/BHC2023.

How do I ask a question at the Meeting?
We believe that the ability to allow for shareholders or their proxyholders to participate in the Meeting in a meaningful way, including asking questions, remains important regardless of the virtual format of the Meeting. At the Meeting, shareholders and proxyholders will have an opportunity to ask questions at the meeting in writing by sending a message to the chair of the Meeting online through the virtual meeting platform. Questions received from shareholders or proxyholders which relate to the business of the Meeting are expected to be addressed in the question-and-answer session that will follow the Meeting. Such questions will be read by the chair of the Meeting or a designee of the chair and responded to by a representative of the Company as they would be at a shareholders meeting that was being held in person. As at an in-person meeting, to ensure fairness for all attendees, the chair of the Meeting will decide on the amount of time allocated to each question and will have the right to limit or consolidate questions and to reject questions that do not relate to the business of the Meeting or which are determined to be inappropriate or otherwise out of order. It is anticipated that shareholders and proxyholders will have substantially the same opportunity to ask questions on matters of business at the meeting as in past years when the annual meeting of shareholders was held in person.
QUESTIONS ABOUT VOTING
What decisions will the shareholders be making at the Meeting?
You will be asked to vote on each of the following proposals:
•
to elect ten directors to serve on the Company’s board of directors (the “Board”) until the close of the 2024 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal (“Proposal No. 1”);

•	to approve, in an advisory vote, the compensation of our named executive officers (“Proposal No. 2”);
•	to approve, in an advisory vote, the frequency of advisory votes on the compensation of our named executive officers (“Proposal No. 3”);
•	to approve an amendment and restatement of the Company’s Amended and Restated 2014 Omnibus Incentive Plan (“Proposal No. 4”); and
•
to appoint PricewaterhouseCoopers LLP (“PwC”) to serve as the Company’s auditor until the close of the 2024 Annual Meeting of Shareholders, and the authorization of the Board to fix the auditor’s remuneration (“Proposal No. 5”).

The Board recommends that you vote: (i) FOR each of the director nominees proposed by the Board in this Proxy Statement, to serve on the Board until the close of the 2024 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal; (ii) FOR the approval, in an advisory vote, of the compensation of our named executive officers; (iii) EVERY YEAR with respect to how frequently an advisory vote on the compensation of the Company's named executive officers should be held; (iv) FOR the approval of an amendment and restatement of the Company’s Amended and Restated 2014 Omnibus Incentive Plan; and (v) FOR the appointment of PwC as our auditor until the close of the 2024 Annual Meeting of Shareholders and the authorization of the Board to fix the auditor’s remuneration.
In addition, you may be asked to vote in respect of any other matters that may properly be brought before the Meeting. As of the date of this Proxy Statement, the Board is not aware of any such other matters.
A simple majority of votes cast at the Meeting, whether virtually, by proxy or otherwise, in favor of Proposal No. 2 through Proposal No. 5 will constitute approval of any such proposal submitted to a vote. With respect to Proposal No. 1, the election of directors will be subject to the Company’s majority vote policy described in “Proposal No. 1 — Election of Directors — Background” on page 8.
What impact does a Withhold or Abstain vote have?
•
Proposal No. 1: With respect to each director nominee, you may either vote “For” the election of such nominee or “Withhold” your vote with respect to the election of such nominee. If you vote “For” the election of a nominee, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the election of a nominee, your vote will not be counted as a vote cast for the purposes of electing such nominee but will be considered in the application of the majority vote policy described in “Proposal No. 1 — Election of Directors — Background” on page 8.

•
Proposal No. 2: Proposal No. 2 is a non-binding advisory vote. You may select “For,” “Against” or “Abstain” with respect to such proposal. Abstentions will have no effect and will not be counted as votes cast on Proposal No. 2.

•
Proposal No. 3: Proposal No. 3 is a non-binding advisory vote. You may select “Every Year,” “Every Two Years,” “Every Three Years,” or “Abstain” with respect to such proposal. Abstentions will have no effect and will not be counted as votes cast on Proposal No. 3.

•
Proposal No. 4: With respect to the approval of an amendment and restatement of the 2014 Plan, you may vote “For”, “Against,” or “Abstain” with respect to such proposal. Abstentions will have the effect of a vote “Against” Proposal No. 4.

•
Proposal No. 5: With respect to the appointment of the proposed auditor, you may either vote “For” such appointment or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of the proposed auditor, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of the proposed auditor, your vote will not be counted as a vote cast for the purposes of appointing the proposed auditor.

What is the effect if I do not cast my vote?
If a record shareholder does not cast its vote by proxy or in any other permitted fashion, no votes will be cast on its behalf on any of the items of business at the Meeting. If a non-record shareholder does not instruct its intermediary on how to vote on any of the items of business at the Meeting and the intermediary does not have discretionary authority to vote the non-record shareholder’s Common Shares on the matter, or elects not to vote in the absence of instructions from the non-record shareholder, no votes will be cast on behalf of such non-record shareholder with respect to such item (a “broker non-vote”). If you are a beneficial owner whose Common Shares are held of record by a broker authorized to trade on the New York Stock Exchange (“NYSE”), NYSE rules permit your broker to exercise discretionary voting authority to vote your Common Shares on Proposal No. 5, the appointment of PwC as our auditor, even if the broker does not receive voting instructions from you. However, NYSE rules do not permit your broker to exercise discretionary authority to vote on Proposal No. 1, the election of directors, Proposal No. 2, the advisory vote to approve the compensation of our named executive officers, Proposal No. 3, the advisory vote to approve the frequency of the advisory votes to approve the compensation of our named executive officers, or Proposal No. 4, the approval of an amendment and restatement of the 2014 Plan. If you have further questions on this issue, please contact your intermediary bank or broker or Bausch Health Investor Relations at ir@bauschhealth.com.
What constitutes a quorum for the Meeting?
A minimum of two persons who either are, or represent by proxy, shareholders holding, in the aggregate, at least 25% of the outstanding Common Shares entitled to vote at the Meeting will constitute a quorum for the transaction of business at the Meeting. Votes withheld, abstentions, and broker non-votes will be counted for purposes of determining the presence of a quorum.
Who is entitled to vote?
Each shareholder is entitled to one vote for each Common Share registered in his or her name as of the close of business on March 17, 2023, the record date for the purpose of determining holders of Common Shares entitled to receive notice of and to vote at the Annual Meeting.
As of March 17, 2023, 363,602,888 Common Shares were issued and outstanding and entitled to be voted at the Meeting.
How do I vote?
The voting process is different depending on whether you are a record (registered) or non-record shareholder:
•
You are a non-record shareholder if your Common Shares are held on your behalf by a bank, trust company, securities broker, trustee or other intermediary. This means the Common Shares are registered in your intermediary’s name, and you are the beneficial owner. Most shareholders are non-record shareholders.

•	You are a record shareholder if your name appears in our share register.

Non-record shareholders
If you are a non-record shareholder, you should receive voting instructions from your broker or other intermediary holding your shares. You should carefully follow the instructions provided by the broker or intermediary in order to instruct them how to vote your Common Shares. The availability of voting by telephone or internet, and the deadline for providing your broker or nominee with your voting instructions, will depend on the voting process of your broker or intermediary.
Your intermediary must receive your voting instructions in sufficient time for your intermediary to act on them prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) on Monday, May 15, 2023, or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and applicable holidays) prior to the rescheduled Meeting.
If you wish to vote your Common Shares online during the Meeting, you may do so by following the instructions provided during the webcast of the Meeting. Even if you plan to attend the virtual Meeting, we recommend that you vote before the Meeting by following the instructions provided by your broker or intermediary, so that your vote will be counted if you later decide not to, or are unable to, attend the Meeting.
Record shareholders
If you are a record shareholder, there are several ways for you to vote your Common Shares or submit your proxy:
Via the internet: Go to www.proxyvote.com and follow the instructions on the website. You will be prompted to provide the 16-digit control number printed on your proxy card. The internet voting service will be available until 11:59 p.m. (Eastern Daylight Time) on Monday, May 15, 2023.
By telephone: You may vote via telephone by calling toll free 1-800-690-6903. You will be prompted to provide the 16-digit control number printed on your proxy card). The telephone voting service will be available until 11:59 p.m. (Eastern Daylight Time) on Monday, May 15, 2023.
By mail: Complete, sign and date each proxy card you received, and return it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717, United States. Broadridge must receive your proxy card not later than 11:59 p.m. (Eastern Daylight Time) on Monday, May 15, 2023 in order for your vote to be counted if sent in by mail. If the Meeting is adjourned or postponed, Broadridge must receive your proxy card at least 48 hours, excluding Saturdays, Sundays and applicable holidays, before the rescheduled Meeting.
During the Meeting: You may vote your Common Shares online during the Meeting by following the instructions provided during the webcast of the Meeting. Even if you plan to attend the virtual Meeting, we recommend that you submit your proxy card or vote by telephone or internet by the above deadlines so that your vote will be counted if you later decide not to, or are unable to, attend the Meeting.
We provide internet proxy voting to allow you to vote your Common Shares via the internet, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
The Board, or the Chairperson of the Meeting may, at their discretion, accept late proxies or waive the time limit for deposit of proxies, but are under no obligation to accept or reject any late proxy.
If you receive more than one set of proxy materials, your Common Shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on each Notice and/or proxy card to ensure that all of your Common Shares are voted.
How do I appoint a proxyholder?
Your proxyholder is the person you appoint to cast your votes on your behalf at the Meeting. You can choose anyone you want to be your proxyholder; it does not have to be either of the persons we have designated on your proxy card or voting instruction form, nor does it have to be a shareholder. Please ensure that the person you have appointed will be attending the virtual Meeting and has your Control Number and other information required in order to vote your Common Shares. Since the Meeting will take place virtually, the process for appointing another person as your proxyholder other than the persons we have designated, is different than it would be for an in person meeting.

If you wish to appoint such a person as your proxyholder and you are a record shareholder, you must follow the instructions on your proxy card. Non-record shareholders wishing to appoint such a person as their proxyholder must contact their intermediary for instructions.
How will my Common Shares be voted if I give my proxy?
If you sign and return a proxy card or voting instruction form and do not appoint a third-party proxyholder, or if you vote via the internet or by telephone in advance of the Meeting, you appoint Mr. Appio and Ms. Carson as your proxyholders (with full power of substitution), either of whom will be authorized to vote and otherwise act for you at the Meeting, including any continuation after adjournment of the Meeting. Unless you specify voting instructions, Mr. Appio and Ms. Carson, as your proxyholders, will vote your Common Shares as follows:
•
FOR each of the director nominees proposed by the Board in this Proxy Statement, to serve on the Board until the close of the 2024 Annual Meeting of Shareholders, their successors are duly elected or appointed, or such director’s earlier resignation or removal;

•	FOR the approval, in an advisory vote, of the compensation of our named executive officers;
•	EVERY YEAR for the approval, in an advisory vote, of the frequency of advisory votes on the compensation of our named executive officers;
•	FOR the approval of an amendment and restatement of the Company’s Amended and Restated 2014 Omnibus Incentive Plan; and
•
FOR the appointment of PwC as the auditor for the Company to hold office until the close of the 2024 Annual Meeting of Shareholders and the authorization of the Board to fix the auditor’s remuneration.

If I change my mind, can I revoke my proxy once I have given it?
If you are a non-record shareholder, you can revoke your prior voting instructions by contacting your broker to revoke your proxy or change your voting instructions, by providing new instructions to your broker or intermediary on a later date (if you provide your voting instructions by mail) or at a later time (if you provide your voting instructions by telephone or via the internet), or by voting at the Meeting.. Any new voting instructions given to brokers or other intermediaries in connection with the revocation of proxies must be received in sufficient time to allow them to act on such instructions prior to the deadline for the deposit of proxies of 11:59 p.m. (Eastern Daylight Time) on Monday, May 15, 2023, or at least 48 hours (excluding Saturdays, Sundays and applicable holidays) prior to the time of the Meeting if it is rescheduled. If you choose to provide voting instructions multiple times, only the latest one which is not revoked and is received prior to such deadline will be counted.
If you are a record shareholder, you may revoke any proxy that you have given until the time of the Meeting by voting again by telephone or via the internet as instructed above, by signing and dating a new proxy card and submitting it as instructed above, or by voting at the Meeting. If you choose to submit a proxy multiple times before the Meeting via the internet or by telephone or mail, or a combination thereof, only your latest vote, which is not revoked and is received prior to 11:59 p.m. (Eastern Daylight Time) on Monday, May 15, 2023 (or 48 hours, excluding Saturdays, Sundays and applicable holidays, before the Meeting if it is rescheduled) will be counted. A record shareholder who votes during the Meeting will automatically revoke any proxy previously given by that shareholder regarding business considered by that vote. However, mere attendance at the Meeting by a record shareholder who has voted by proxy does not revoke such proxy. If your proxy is delivered following the proxy cut-off time it will revoke your previous proxy; however, it will not be valid for voting except at the discretion of the Board or the chairperson of the Meeting, who are under no obligation to accept or reject any late proxy.
What if amendments are made to these proposals or if other matters are brought before the Meeting?
The proxy card also gives discretionary authority to proxyholders to vote as the proxyholders see fit with respect to amendments or variations to proposals identified in the Notice of Meeting or other matters that may come before the Meeting whether or not the amendment, variation or other matter that comes before the Meeting is or is not routine and whether or not the amendment, variation or other matter that comes before the Meeting is contested.
As of the date of this Proxy Statement, the Board is not aware of any such amendments, variations or other matters to come before the Meeting. However, if any such changes that are not currently known to the Board should properly come before the Meeting, the Common Shares represented by your proxyholders will be voted in accordance with the best judgment of the proxyholders, and in accordance with the rules of the SEC.
Who is soliciting my proxy?
Management of the Company is soliciting your proxy for use at the Meeting. All associated costs of solicitation will be borne by the Company. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by advertisement, by telephone, internet, telegraph, courier service, telecopies or other electronic means by directors, officers or employees of the Company without special compensation or by the Company’s proxy solicitor, D.F. King Co., Inc. (“D.F. King”) for a fee of $11,000 plus reimbursement of reasonable out-of-pocket expenses. The Company will bear the entire cost of solicitation, including the preparation, assembly, internet hosting, maintaining a dedicated call line, and printing and mailing the Proxy Statement and form of proxy card. The Company will pay those entities holding Common Shares in the names of their beneficial owners, such as brokers, nominees, fiduciaries and other custodians, for their reasonable fees and expenses in forwarding solicitation materials to their beneficial owners and for obtaining their instructions. We anticipate that the Proxy Statement and accompanying proxy card will be distributed to shareholders on or about April 6, 2023.
How can I contact the independent directors and/or the Chairperson of the Board?
You may contact the independent directors and/or the Chairperson of the Board with the assistance of the Company’s Investor Relations Department. Shareholders or other interested persons can call or send a letter or email to:
Bausch Health Companies Inc.
Investor Relations
2150 Saint Elzéar Blvd. West
Laval, Québec H7L 4A8
Canada
Phone: 877-281-6642
Email: ir@bauschhealth.com
Whom should I contact if I have questions concerning the Proxy Statement or the proxy card?
If you have questions concerning the information contained in this Proxy Statement or require assistance in completing the proxy card, you may contact Bausch Health Investor Relations as provided above.
How can I contact the Company’s transfer agent?
You may contact the Company’s transfer agent by mail or by telephone (within Canada and the United States):
TSX Trust Company
301-100 Adelaide St West
Toronto, ON M5H 4H1
Canada
Email: shareholderinquiries@tmx.com
Fax: 888-249-6189
Phone (for all security transfer inquiries): 1-800-387-0825 or 416-682-3860
Website: www.tsxtrust.com

PROPOSAL NO. 1
ELECTION OF DIRECTORS
BACKGROUND
Bausch + Lomb Initial Public Offering
On May 10, 2022 (the “IPO Closing Date”), we announced the closing of the initial public offering (“IPO”) of our eye-health business, Bausch + Lomb Corporation (“Bausch + Lomb” or “B+L”). In connection with the IPO of Bausch + Lomb (“B+L IPO”), Bausch + Lomb stablished its Board of Directors and executive management team. Bausch + Lomb’s proxy statement is available on their website at www.bausch.com (under the tab “Investors” and under the subtab “SEC Filings”) or on SEDAR at www.sedar.com or through the SEC’s electronic data system, EDGAR, at www.sec.gov.
Director Changes
On the IPO Closing Date, each of John A. Paulson and Andrew von Eschenbach, M.D. resigned from the Board and Dr. Richard C. Mulligan and Thomas J. Appio were appointed to fill the resulting vacancies.
As previously announced, on the IPO Closing Date, Mr. Appio replaced Mr. Papa as CEO. Mr. Joseph C. Papa continued to serve as Chairperson of the Board until he announced his resignation on June 23, 2022. The Board appointed John A. Paulson to rejoin the Board and fill the resulting vacancy, effective upon Mr. Papa's resignation. Mr. Paulson was also appointed to serve as the Chairperson of the Board. Pursuant to the Company's Corporate Governance Guidelines, because Mr. Paulson is an independent director, the Board determined to no longer have the position of Lead Independent Director. Mr. Thomas W. Ross, Sr.,who served as the Lead Independent Director, continued to serve on the Board.
On February 28, 2023, Richard U. De Schutter and Dr. Argeris N. Karabelas notified the Company of their decision to retire as directors from the Board. Mr. De Schutter and Dr. Karabelas will cease to be members of the Board immediately prior to the 2023 Annual Meeting. Following the retirements of Mr. De Schutter and Dr. Karabelas, the size of the Board shall decrease from twelve to ten members.
Director Nominees
We have ten director nominees standing for election at the Meeting. Two director nominees, Brett M. Icahn and Steven D. Miller, were appointed to the Board pursuant to the Director Appointment and Nomination Agreement described under “Certain Transactions” beginning on page 80 (the “Nomination Agreement”).
Under the Company’s Articles, directors are elected annually. Directors elected at the Meeting will hold office until the close of the 2024 Annual Meeting of Shareholders of the Company, their successors are duly elected or appointed, or such director’s earlier resignation or removal. In an uncontested election, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation promptly following the vote, which resignation must state that it will become effective upon acceptance by the Board. The Nominating and Corporate Governance Committee of the Board shall then consider the offered resignation and make a recommendation to the Board as to whether it should accept such resignation. The Nominating and Corporate Governance Committee is expected to accept such resignation, except in exceptional circumstances. Within 90 days of the applicable vote, the Board must decide whether to accept such resignation, and promptly disclose its decision via press release. Full details of this policy are set forth in our Corporate Governance Guidelines, available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”). Our website is not part of this Proxy Statement; references to our website address in this Proxy Statement are intended to be inactive textual references only.
Each of the ten director nominees has established his or her eligibility and willingness to serve on the Board. Set forth in the section titled “Nominees for Election to the Board” beginning on page 12 are the names of the director nominees together with details about their backgrounds and experience. Also indicated is the number of the Company’s securities beneficially owned, controlled or directed, directly or indirectly, by each of the director nominees as of March 17, 2023, as well as the aggregate value based on the $7.60 per share closing price of our Common Shares as reported on the NYSE on March 17, 2023. For each director nominee, you will find a record of attendance at meetings of the Board and the committees of the Board on which such director nominee served during 2022.

The Board has determined that nine of the ten director nominees are independent within the meaning of all applicable securities regulatory and stock exchange requirements in Canada and the United States. In addition, in accordance with the applicable stock exchange requirements and Board committee charters, the Board has determined that all members of the Board’s Audit and Risk Committee, Talent and Compensation Committee and Nominating and Corporate Governance Committee are independent directors.
Unless otherwise instructed, the designated proxyholders intend to vote FOR the election of the ten director nominees proposed by the Board in this Proxy Statement. If, for any reason, at the time of the Meeting any of these director nominees are unable or unwilling to serve, unless otherwise specified in the signed proxy card, it is intended that the designated proxyholders will vote in their discretion for a substitute nominee or nominees.
NOMINATION OF DIRECTORS
The Board is responsible for nominating director candidates for election to the Board, and for appointing directors to the Board to fill any vacancies that may occur in between annual elections of directors. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become directors and recommending to the Board director candidates for nomination either for election by shareholders or for appointment by the Board. In fulfilling this responsibility, the Nominating and Corporate Governance Committee considers, among other things, (i) the independence, skills, qualifications and experience of director candidates in a manner consistent with the selection criteria approved by the Board from time to time; (ii) the composition, competencies and skills of the Board as a whole, and the needs of the individual Board committees; (iii) the wide range of attributes, competencies, characteristics, experiences and backgrounds contemplated by the Company’s Board Diversity Policy, as described below; and (iv) in evaluating incumbent directors for re-nomination, the performance of such directors.
	Thomas J. Appio	Brett M. Icahn	Sarah B. Kavanagh	Steven D. Miller	Dr. Richard C. Mulligan	John A. Paulson	Robert N. Power	Russel C. Robertson	Thomas W. Ross, Sr.	Amy B. Wechsler, M.D.
Business Development	✔	✔	✔			✔	✔
Capital Markets		✔	✔	✔		✔		✔
Corporate Governance	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Executive Leadership	✔	✔	✔		✔	✔	✔	✔	✔	✔
Finance/ Accounting	✔		✔	✔		✔		✔
Healthcare & Pharma	✔	✔			✔		✔			✔
Human Capital Management	✔		✔				✔	✔	✔
International Business	✔	✔				✔	✔
Regulatory & Legal	✔		✔			✔		✔	✔
Medicine & Science					✔					✔
Risk Management	✔	✔	✔	✔	✔	✔	✔	✔	✔	✔
Board Tenure	<1	2	6	2	<1	5	14	6	7	6
Gender	M	M	F	M	M	M	M	M	M	F
Age	61	43	66	34	68	67	66	75	72	53
Racially / Ethnically Diverse						✔
Geographically Diverse	US	US	Canada	US	US	US	US	Canada	US	US
In considering an individual’s experience, the following additional criteria are also considered with respect to the composition of the Board as a whole:
Healthcare and Healthcare Industry Expertise: The Board values directors with experience in healthcare and the healthcare industry, including the pharmaceutical, consumer and life science industries, who can draw on their functional expertise and industry relationships to assist the Board and management in executing the Company’s strategy.

International Business Experience: To complement the Company’s multinational and cross-border operations, the Board seeks to have directors with a global business perspective who can assist the Board and management in successfully navigating the business, political, legal and regulatory environments in the countries in which the Company conducts, or seeks to conduct, its business.
Financial Literacy: The Board believes that it is important for its directors to possess significant financial reporting, compliance and accounting expertise. Among other functions, the Board and the Audit and Risk Committee have oversight responsibility with respect to the quality and integrity of the Company’s financial statements, the internal and external audit functions, and internal control over financial reporting and disclosure controls and procedures. It is therefore important that its directors are financially knowledgeable.
Corporate Governance Experience: The Board is responsible for the stewardship of the Company and supervising its management, business and affairs, in addition to being responsible for adopting and monitoring the Company’s corporate governance guidelines and policies. In order to carry out these responsibilities, it is important that the Board be comprised of individuals who understand corporate governance issues, the various constituencies interested in such issues, and have a proven track record of sound business judgment, integrity and high ethical standards. Many of the Company’s director nominees have experience serving on public company boards in multiple jurisdictions, including in the United States and Canada.
Executive Leadership: The Board believes that it is important for its directors to possess strong management experience at senior corporate levels. It is important that the Board be comprised of individuals who have held senior management positions with companies or business entities who have experience with mergers, acquisitions and strategic business transactions and who have a strong background in implementing, managing and overseeing strategic planning and business development initiatives. A number of the Company’s director nominees possess extensive leadership experience and have held a number of senior management and leadership positions with global organizations.
Diversity and Tenure
The Company does not have a director retirement policy or set term limits for independent directors, because the Board does not believe either is necessary to provide for adequate Board renewal. The Company believes that the director nomination process described above has resulted in a reasonable level of Board renewal in recent years, and the Nominating and Corporate Governance Committee actively considers this issue in recommending to the Board director candidates for nomination for election by shareholders. Our current Board is comprised of directors who have served on our Board, including, as applicable, the board of a predecessor of the Company, from less than one year to more than fourteen years.
Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has adopted a formal written Board Diversity Policy. The objective of the Board Diversity Policy is to require the Board and the Nominating and Corporate Governance Committee to consider of a wide range of attributes, competencies, characteristics, experiences and backgrounds, including specifically considering the number of women and minorities on the Board, when reviewing the composition of the Board in the director nomination and re-nomination process. The key provisions of the Board Diversity Policy emphasize the Company’s view on the benefits of diverse backgrounds and the need to consider diversity in evaluating the needs of the Board. The Nominating and Corporate Governance Committee oversees and annually evaluates the implementation and effectiveness, both as measured annually and cumulatively, of the Board Diversity Policy in conjunction with its director evaluation and nomination process. The Nominating and Corporate Governance Committee assesses the effectiveness of the Board Diversity Policy by reference to, among other things, the extent to which the current Board and the nominees for election to the Board reflect the stated objectives of the Board Diversity Policy. The recently revised Board Diversity Policy provides for a target of 30% women and minority representation on the Board by the end of 2024. The Board Diversity Policy provides that any search firm engaged to assist in identifying candidates for appointment to the Board will be directed to consider the desire of the Company to have its Board reflect diversity as contemplated by the policy, including the number of women directors. If all of our director nominees are elected by shareholders at this Meeting, two directors, representing 20% of our directors, will be women, and one director, representing 10% of our directors, will be racially/ethnically diverse. For a discussion of the Company’s policy regarding the level of women in executive officer positions, see “Statement of Corporate Governance Practices — Talent and Compensation Committee — Succession Planning” on page 33.

In 2023, the Board engaged Willkie Farr & Gallagher to assist in an assessment of our current governance practices as well as review the composition of the Board and its Committees. In their evaluation, which concluded in February 2023, the Board considered, among other things, (i) the number of directors serving on both the boards of Bausch Health and Bausch + Lomb Corporation (the “Overlapping Directors”), (ii) the diversity of the current Board, and (iii) the appropriateness of a director retirement policy. The Board has committed to replacing two Overlapping Directors, of the five standing for election at this Meeting, by the end of 2023 with at least one additional diverse director. Given the Board’s commitment to refresh the Board, the Board has determined that it was not necessary to adopt a director retirement policy at this time.

*Tenure and age are as of April 6, 2023.
Director Recommendations
The Nominating and Corporate Governance Committee will also consider director recommendations submitted by the Company’s shareholders. Shareholders who wish to have the Nominating and Corporate Governance Committee consider their recommendations should submit their recommendation in writing to the Nominating and Corporate Governance Committee, attention: Chairperson, Bausch Health Companies Inc., 2150 Saint Elzéar Blvd. West, Laval, Québec, H7L 4A8, Canada.
Director recommendations made by shareholders in such manner will undergo the same evaluation by the Nominating and Corporate Governance Committee and the Board as all other director nominees. For more detailed information on this evaluation process, please refer to the charter of the Nominating and Corporate Governance Committee, which is available on the Company’s website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance – Corporate Governance Documents”). For additional information regarding our director standards, please refer to our Corporate Governance Guidelines, which are available on the Company’s website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Governance Documents”).
In order for a director candidate nominated by a shareholder to be included as a nominee in the management proxy circular and proxy statement for an Annual Meeting of Shareholders, such shareholder’s nomination must satisfy the criteria and procedures prescribed under the British Columbia Business Corporations Act (“BCBCA”) and in the Company’s Articles. For additional information regarding the deadlines and procedures for submitting such nominations for the 2024 Annual Meeting of Shareholders, please see the discussion on page 99 under “Shareholder Proposals and Director Nominations for the 2024 Annual Meeting of Shareholders.”

NOMINEES FOR ELECTION TO THE BOARD
Each of the proposed director nominees will be an incumbent director. Each director nominee elected at the 2023 Annual Meeting will hold office until the close of the 2024 Annual Meeting of Shareholders, his or her successor is duly elected or appointed, or such director’s earlier resignation or removal.
The results from the 2022 election of directors are as follows:
Name	For	Withheld	Broker Non-Votes
Thomas J. Appio	208,484,011	4,473,053	70,926,205
Richard U. De Schutter(1)	204,019,165	8,937,899	70,926,205
Brett M. Icahn	202,357,292	10,599,772	70,926,205
Dr. Argeris N. Karabelas(1)	201,356,292	11,600,478	70,926,205
Sarah B. Kavanagh	204,141,525	8,815,539	70,926,205
Steven D. Miller	203,021,418	9,935,646	70,926,205
Dr. Richard C. Mulligan	195,477,842	17,479,222	70,926,205
Joseph C. Papa(2)	176,759,880	36,197,184	70,926,205
Robert N. Power	153,014,215	59,942,849	70,926,205
Russel C. Robertson	199,201,436	13,755,628	70,926,205
Thomas W. Ross, Sr.	199,710,479	13,246,585	70,926,205
Amy B. Wechsler, M.D.	204,605,343	8,351,721	70,926,205
(1)
On February 28, 2023, Mr. De Schutter and Dr. Karabelas notified the Company of their decision to retire from the Board, effective at the 2023 Annual Meeting. The retirement of each of Mr. De Schutter and Dr. Karabelas was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the operations, policies or practices of the Company.

(2)
On June 23, 2022, Mr. Papa resigned from the Board. Mr. Papa's decision to resign from the Board was not due to any dispute or disagreement with the Company, its management or the Board on any matter relating to the Company's operations, policies, or practices. The Board appointed Mr. Paulson to rejoin the Board to fill the resulting vacancy and to serve as the Non-Executive Chairperson of the Board, effective upon Mr. Papa's resignation.

The following narratives provide details about each of the director nominees’ background and experience, and summarizes the specific attributes, competencies and characteristics that led to the determination of the Nominating and Corporate Governance Committee and the Board to nominate such individual as a director for election by the shareholders at the Meeting. In addition, the narrative lists the number of meetings of the Board and any applicable committee each director nominee attended during 2022 and any public company directorships, other than with the Company, held by the nominees during the past five years. The narrative also sets out (i) the number of securities of the Company each director nominee beneficially owned, controlled or directed, directly or indirectly, as of March 17, 2023; (ii) the aggregate value of such securities based on the $ per share closing price of our Common Shares on March 17, 2023, as reported on the NYSE; and (iii) the progress of each director nominee toward the director share ownership requirement established by the Board. For further detail regarding the share ownership requirement for non-employee Directors, see the discussion in the section titled “Statement of Corporate Governance Practices — Directors’ Share Ownership” on page 26. For further detail regarding the share ownership requirement for Mr. Appio, see the discussion in the section titled “Compensation Discussion and Analysis — Other Compensation Governance Practices — Share Ownership Guidelines” on page 56.

Thomas J. Appio
Age: 61 New Jersey, USA Director Since: 2022 Non-Independent Committees: • Science & Technology Committee
Mr. Appio has been the Chief Executive Officer of the Company since May 2022. He previously served as the Company’s President & Co-Head Bausch + Lomb/ International and Executive Vice President, Company Group Chairman, International. Prior to joining Bausch Health in 2013, Mr. Appio served in several positions with Bausch + Lomb, including as Vice President, North Asia/Japan and as Managing Director, Greater China and Japan. Prior to joining Bausch + Lomb, Mr. Appio served 23 years with Schering-Plough in a wide range of leadership and operations responsibilities. Mr. Appio holds a Bachelor of Science in Accounting from Arizona State University, W.P. Carey School of Business.

Stock Ownership:

• 194,862 Common Shares
— $1,480,051
•  695,999 RSUs (comprised of 695,999 unvested RSUs — $5,289,592)
• 482,201 Stock Options
•  Total Equity Value at Risk: $1,480,051 based on the value of the Common Shares beneficially owned by Mr. Appio (but excluding all options and unvested RSUs).

Mr. Appio is subject to share ownership guidelines under the terms of his employment agreement with the Company, as further described in the section titled “Compensation Discussion and Analysis — Other Compensation Governance Practices – Share Ownership Guidelines” on page 56.

2022 Meeting Attendance:[1]

•   Board: 9/9

Qualifications:

The Board has determined that Mr. Appio’s extensive management experience and demonstrated leadership with the Company is a valuable contribution to the Board.

[1]	Mr. Appio was appointed to the Board on the IPO Closing Date and his Board meeting attendance is based on meetings held after that date.

Brett M. Icahn
Age: 43 Florida, USA Director Since: 2021 Independent Committees: • Nominating & Corporate Governance (Chair) • Finance & Transactions Committee
Mr. Icahn was appointed to the Board on March 17, 2021 pursuant to the Nomination Agreement described under “Certain Transactions” beginning on page 80. Since October 2020, he has been a portfolio manager for Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, food packaging, metals, real estate and home fashion. Mr. Icahn has held a variety of investment advisory roles at Icahn Enterprises L.P. since 2002, including as an investment strategy consultant from 2017 to October 2020, and as portfolio manager of the Sargon Portfolio from 2010 to 2017.

Mr. Icahn joined the board of directors of Bausch + Lomb Corporation, a publicly traded eye health company, in May 2022, and has served on the board of Icahn Enterprises L.P., a private entity since October 2020. He has also been a director of Dana Inc., a supplier of automotive products and services, since January 2022. Mr. Icahn was previously a director of Nuance Communications, Inc., a provider of voice and language solutions, from October 2013 to March 2016, and Newell Brands Inc., a publicly traded global marketer of consumer and commercial products, since March 2018 to March 2023. Mr. Icahn also previously served on the boards of American Railcar Industries, Inc., Take-Two Interactive Software Inc., The Hain Celestial Group, Inc. and Voltari Corporation. Mr. Carl C. Icahn, the founder and controlling shareholder of Icahn Enterprises L.P., has or previously had non-controlling interests in Nuance Communications, Inc., Hain Celestial Group, Inc. and Take-Two Interactive Software Inc. Mr. Icahn received a B.A. from Princeton University.

Stock Ownership:

• 8,389 Common Shares — $63,756
•  17,424 Restricted Share Units (“RSUs”) (comprised of 17,424 vested RSUs — $132,514, and 34,387 unvested RSUs —
$261,341)
•  Total Equity Value at Risk: $196,270 representing 39% of both the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 196% of the annual Board retainer. Mr. Icahn has until March 17, 2026 to achieve the expected minimum equity ownership under such share ownership guidelines.

2022 Meeting Attendance:

• Board: 13/13
• Finance & Transactions Commit
tee: 13/13
• Special Transactions Committee:
2/2

Qualifications:

The Board has determined that Mr. Icahn’s experience at the Icahn entities, and his service as a director of multiple public company boards, and his tenure as a Portfolio Manager provide him with expertise in investing and capital allocation, which qualifies him to serve as a member of the Board and the committees on which he serves.

Sarah B. Kavanagh
Age: 66 Ontario, Canada Director Since: 2016 Independent Committees: • Audit & Risk Committee • Finance & Transactions Committee
Ms. Kavanagh has served on the Board since July 2016. She is currently a corporate director. From 2011 through May 2016, Ms. Kavanagh served as a Commissioner of the Ontario Securities Commission, where she also served as chairperson of the audit committee starting in 2014. Between 1999 and 2010, Ms. Kavanagh served in various senior investment banking roles at Scotia Capital Inc., including Vice-Chair and Co-Head of Diversified Industries Group, Head of Equity Capital Markets, and Head of Investment Banking. Prior to Scotia Capital, she held several senior financial positions with operating companies. She started her career as an investment banker with a multinational bank in New York. Ms. Kavanagh graduated from Harvard Business School with a Master of Business Administration and received a Bachelor of Arts degree in Economics from Williams College.

Ms. Kavanagh joined the board of directors of Bausch + Lomb Corporation, a publicly traded eye health company, in May 2022. Since 2013, Ms. Kavanagh has been a director of Hudbay Minerals Inc., a publicly traded Canadian mining corporation Ms. Kavanagh previously served as a member of the board of trustees of WPT Industrial REIT, a publicly traded open-ended real estate investment trust, from 2013 to October 2021. In addition to her public company directorships, she is a director of AST and Cymax Technology Group and also serves as a director of Sustainable Development Technology Canada. She completed the Directors Education Program at the Institute of Corporate Directors in 2011.

Stock Ownership:

• 0 Common Shares — $0
•  117,447 Restricted Share Units (“RSUs”) (comprised of 83,060 vested RSUs — $631,256 and 34,387 unvested RSUs — $261,341)
•  Total Equity Value at Risk: $631,256, representing 126% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 631%
of the annual Board retainer.

2022 Meeting Attendance:

• Board: 13 /13
• Audit & Risk Committee: 8/8
•  Nominating & Corporate Governance Committee: 6/6
•  Finance & Transactions Committee: 13/13
• Special Transactions Committee:
2/2

Qualifications:

The Board has determined that Ms. Kavanagh’s extensive experience of complex financial and capital market issues at various banking institutions, and her in-depth knowledge of financial and operational matters qualify her to serve as a member of the Board and the committees on which she serves.

Steven D. Miller
Age: 34 Florida, USA Director Since: 2021 Independent Committees: • Audit & Risk Committee • Finance & Transactions Committee (Chair)
Mr. Miller has served on the Board since March 2021 pursuant to the Nomination Agreement described under “Certain Transactions” beginning on page 80. Since October 2020, Mr. Miller has been a portfolio manager for Icahn Capital LP, a subsidiary of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses. Prior to joining Icahn Capital L.P., Mr. Miller was an analyst in the Distressed and Special Situations investment group in the New York office of BlueMountain Capital Management, LLC from 2013 to 2019. Mr. Miller represented BlueMountain on the Ad Hoc Group of Puerto Rico Electric Power Authority Bondholders from 2014 to 2019, and from 2011 to 2013 he was an analyst in the Distressed Products Group in the New York office of Goldman, Sachs & Co. Mr. Miller received a B.S. summa cum laude from Duke University in 2011.

Mr. Miller has served as a director of Conduent Incorporated, a publicly traded business process services company, since February 2021, and Xerox Holdings Corporation, a publicly traded office equipment company, since May 2021. Mr. Miller was previously a director of Herc Holdings Inc., a publicly traded equipment rental supplier, from May 2022 to March 2023

Stock Ownership:

•  68,489[1] Common Shares — $520,516
•  51,823 Restricted Share Units (“RSUs”) (comprised of 17,436 vested RSUs — $132,514, and 34,387 unvested RSUs — $261,341)
•  Total Equity Value at Risk: $653,030 representing 131% of both the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 653% of the annual Board re tainer.

2022 Meeting Attendance:

• Board: 13/13
•  Finance & Transactions Committee: 13/13
•  Special Transactions Committee: 2/2

Director Qualifications:

The Board has determined that Mr. Miller’s experience as a portfolio manager and securities analyst has provided him with experience in investing and finance and complex debt matters, respectively, which qualifies him to serve as a member of the Board and the committees on which he serves.

[1]	This number also includes 10,000 Common Shares owned indirectly through an individual retirement arrangement.

Richard C. Mulligan
Age: 68 Massachusetts, USA Director Since: 2022 Independent Committees: • Nominating & Corporate Governance • Science & Technology Committee (Chair)
Dr. Mulligan has served on the Board since May 2022. Dr. Mulligan is currently the Mallinckrodt Professor of Genetics, Emeritus, at Harvard Medical School, after serving as the Mallinckrodt Professor of Genetics and Director of the Harvard Gene Therapy Initiative from 1996 to 2013. Dr. Mulligan also currently serves as Executive Vice Chairman of the Board of Sana Biotechnology, Inc. a public biotechnology company, and a director of Biogen Inc., a public biotechnology company. Prior to Harvard, Dr. Mulligan was a professor of Molecular Biology at the Massachusetts Institute of Technology, a member of the Whitehead Institute for Biomedical Research and chief scientific officer of Somatix Therapy Corporation, a drug discovery and development company that he founded. Dr. Mulligan was a founding partner of Sarissa Capital Management LP from 2013 to 2016 and from March 2017 to October 2018 served as Portfolio Manager at Icahn Capital LP. He was named a MacArthur Foundation Fellow in 1981.

Stock Ownership:

• 2,317 Common Shares — $17,609
•  34,387 Restricted Share Units (“RSUs”) (comprised of 0 vested RSUs — $0, and 34,387 unvested RSUs — $261,341)
•  Total Equity Value at Risk: $17,609 representing 4% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 18% of the annual Board retainer. Dr. Mulligan has until May 10, 2027 to achieve the expected minimum equity ownership under such share ownership guidelines.

2022 Meeting Attendance:[1]

• Board: 9/9
• Science & Technology Committee:
2/2

Qualifications:

The Board has determined that Dr. Mulligan’s extensive experience in the biotechnology and life sciences industries and international reputation in academia qualifies him to serve as a member of the Board and the committees on which he serves.

[1]	Dr. Mulligan was appointed to the Board on the IPO Closing Date and his Board and Board Committee meeting attendance is based on meetings held after that date.

John A. Paulson
Age: 67 New York, USA Director Since: 2017[1] Independent Chairperson of the Board
Mr. Paulson rejoined the Board as our Non-Executive Chairperson on June 23, 2022, after resigning, as previously announced, on the IPO Closing Date. Mr. Paulson previously served on the Board from June 2017 through May 2022. Mr. Paulson is the President and Portfolio Manager of Paulson & Co. Inc., an investment management company specializing in global mergers, event arbitrage and credit strategies, which he founded in 1994. Prior to forming Paulson & Co. Inc., Mr. Paulson was a Partner of Gruss Partners and a Managing Director in mergers and acquisitions at Bear Stearns. Mr. Paulson received his undergraduate degree from New York University in 1978 and his Master of Business Administration from Harvard Business School in 1980.

Mr. Paulson joined the board of directors of Bausch + Lomb Corporation, a publicly traded eye health company, in May 2022. Mr. Paulson has been a director of BrightSphere Investment Group Inc., a publicly traded asset management holding company, since November 2018, and has served as Chairman since April 2020. Mr. Paulson previously served as a member of the advisory board of Harvard Business School, from June 2008 to June 2022, and as a director of American International Group Inc., a multinational finance and insurance corporation, from May 2016 to June 2017.

Stock Ownership:

•  26,439,035 Common Shares — $200,936,666
•  142,290 RSUs (comprised of 107,903 vested RSUs — $820,063, and 34,387 unvested RSUs — $261,341)
•  Total Equity Value at Risk: $201,756,729, representing 40,351% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 201,757% of the annual
Board retainer.

2022 Meeting Attendance:[1]

• Board: 11/11
•  Finance & Transactions Committee: 2/2
• Special Transactions Committee:
2/2

Qualifications:

The Board has determined that the skills and expertise that Mr. Paulson acquired founding and leading Paulson & Co. Inc., including his in-depth knowledge of financial transactions and leadership abilities, qualify him to serve as a member of the Board and the committee on which he serves.

[1]	Mr. Paulson rejoined the Board as our Non-Executive Chairperson on June 23, 2022, after resigning, as previously announced, on the IPO Closing Date.

Robert N. Power
Age: 66 Pennsylvania, USA Director Since: 2008 Independent Committees: • Talent & Compensation Committee (Chair) • Nominating & Corporate Governance
Mr. Power has served on the Board since August 2008. He is currently a corporate director. From 2009 to 2011, Mr. Power was a faculty member at The Wharton School of Business, University of Pennsylvania, where he taught multinational marketing. Mr. Power has over 25 years’ experience working in the pharmaceutical and biotechnology industry, which he gained serving in a number of leadership positions with Wyeth from 1985 through 2007, including Director — New Product Development, Managing Director — U.K./Ireland, Vice President — Global Marketing, President — Europe, Middle East, Africa, President — International and Executive Vice President — Global Business Operations. Mr. Power also has completed the Director Professionalism course offered by the National Association of Corporate Directors. Mr. Power has a B.S. in statistics from the State University of New York and an M.S. in biostatistics from the Medical College of Virginia- Virginia Commonwealth University.

Stock Ownership:

• 6,601 Common Shares — $50,168
•  129,210 Restricted Share Units (“RSUs”) (comprised of 94,823 vested RSUs — $720,655, and 34,387 unvested RSUs — $261,341)
•  Total Equity Value at Risk: $770,822, representing 154% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 771% of the annual Board retainer.

2022 Meeting Attendance:[1]

• Board: 13/13
• Audit & Risk Committee: 8/8
•  Nominating & Corporate Governance Committee: 6/6
•  Talent & Compensation Committee: 4/4
•  Science & Technology Committee: 1/1

Qualifications:

The Board has determined that Mr. Power’s extensive experience in the pharmaceutical industry and international business is a valuable contribution to the Board. In addition, his experience in general management, strategic planning, working with Research and Development organizations, business development, product marketing, merging and streamlining of organizations and his demonstrated leadership in a multi-billion-dollar business qualify Mr. Power as a member of the Board and the committees on which he serves.

[1]	On the IPO Closing Date, Mr. Power was appointed to the Talent and Compensation Committee and resigned from the Science and Technology Committee.

Russel C. Robertson
Age: 75 Ontario, Canada Director Since: 2016 Independent Committees: • Audit & Risk Committee (Chair)
Mr. Robertson has served on the Board since June 2016. He is currently a corporate director. From 2013 through August 2016, Mr. Robertson served as EVP and Head, Anti-Money Laundering, at BMO Financial Group (“BMO”), a diversified financial services organization. Prior to that role, he served as EVP, Business Integration, at BMO Financial Group, and as Vice Chair at BMO Financial Corp. from 2011. He joined BMO as interim Chief Financial Officer, BMO Financial Group in 2008 and was appointed Chief Financial Officer, BMO Financial Group in 2009. Before joining BMO, Mr. Robertson spent over 35 years as a Chartered Public Accountant. In this capacity, he held various senior positions with a number of major accounting firms, including Vice Chair, Deloitte & Touche LLP in Toronto, Canada, from 2002 to 2008, and Canadian Managing Partner, Arthur Andersen LLP, from 1994 to 2002. Mr. Robertson holds a Bachelor of Arts degree (Honours) from the Ivey School of Business at the University of Western Ontario.

Mr. Robertson joined the board of directors of Bausch + Lomb Corporation, a publicly traded eye health company, in May 2022. Mr. Robertson has served on the board of Hydro One Limited, a publicly traded electricity transmission and distribution utility serving the Canadian province of Ontario, since August 2018. Mr. Robertson previously served on the board of Turquoise Hill Resources, a publicly traded Canadian mineral exploration and development company, from 2012 to December 2022, and Virtus Investment Partners, Inc., a multi-manager asset management business, from 2013 to August 2016.

Stock Ownership:

• 0 Common Shares — $0
•  177,416 Restricted Share Units (“RSUs”) (comprised of 143,029 vested RSUs — $1,087,020, and 34,387 unvested RSUs — $261,341)
•  Total Equity Value at Risk: $1,087,020, representing 217% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 1087% of the annual Board re tainer.

2022 Meeting Attendance:

• Board: 13/13
• Audit & Risk Committee: 8/8
• Nominating & Corporate Gover
nance Committee: 6/6

Qualifications:

The Board has determined that Mr. Robertson’s extensive experience of complex financial matters at Deloitte & Touche LLP and Arthur Andersen LLP, in-depth knowledge of financial and accounting matters and leadership capabilities in senior finance positions qualify him to serve as a member of the Board and as Chairman of the Audit and Risk Committee.

Thomas W. Ross, Sr.
Age: 72 North Carolina, USA Director Since: 2016 Independent Committees: • Talent & Compensation Committee
Mr. Ross has served on the Board since March 2016. He served as our Lead Independent Director from June 2016 through June 2022. Mr. Ross joined the board of directors of Bausch + Lomb Corporation, a publicly traded eye health company, in May 2022. He served as president of the Volcker Alliance from July 2016 until December 2021. He continues to serve as a Senior Advisor to the Volcker Alliance as well as a director on the Alliance board. He is President Emeritus of the University of North Carolina (“UNC”), having served as President from 2011 to January 2016. Mr. Ross was named the Sanford Distinguished Fellow in Public Policy at the Duke University Sanford School of Public Policy in 2016. Prior to becoming President of the UNC system, Mr. Ross served as President of Davidson College, Executive Director of the Z. Smith Reynolds Foundation, director of the North Carolina Administrative Office of the Courts, a Superior Court judge, chief of staff to U.S. Congressman Robin Britt, a member of the Greensboro, NC law firm Smith, Patterson, Follin, Curtis, James & Harkavy, and Assistant Professor of Public Law and Government at UNC Chapel Hill’s School of Government. Mr. Ross holds a B.A. in Political Science from Davidson College and a J.D. from University of North Carolina School of Law.

Stock Ownership:

•  11,500 Common Shares — $87,400
•  120,811 Restricted Share Units (“RSUs”) (comprised of 86,424 vested RSUs — $656,822, and 34,387 unvested RSUs — $261,341)
•  Total Equity Value at Risk: $744,222, representing 149% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 744%
of the annual Board retainer.

2022 Meeting Attendance:

• Board: 13/13
• Audit & Risk Committee: 8/8
•  Nominating & Corporate Governance Committee: 6/6
• Special Transactions Committee:
2/2

Qualifications:

The Board has determined that Mr. Ross’s demonstrated leadership in senior management positions, extensive experience with corporate governance responsibilities and complex knowledge of legal, compliance and operational issues qualify him to serve as a member of the Board and the committees on which he serves.

Amy B. Wechsler, M.D.
Age: 53 New York, USA Director Since: 2016 Independent Committees: • Talent & Compensation Committee • Science & Technology Committee
Dr. Wechsler has served on the Board since June 2016. She has been a practicing dermatologist in New York City since 2005. Dr. Wechsler is the author of The Mind-Beauty Connection, published by Simon & Schuster in 2008. She is board certified in both dermatology and psychiatry and is also an Adjunct Clinical Professor in Psychiatry at the Weill Cornell Medical College. As an expert on skin health, Dr. Wechsler serves as an advisor for Chanel Skin Care and is also a certified trainer and well-known KOL Speaker, qualified to teach physicians and other medical professionals in the use of various dermatological products. Dr. Wechsler is an active member of several medical professional organizations, including the American Academy of Dermatology, the American Psychiatric Association, the American Academy of Child and Adolescent Psychiatry, the Independent Doctors of New York, The Physicians Scientific Society, and The Skin Cancer Foundation. Dr. Wechsler completed her residency in psychiatry and a fellowship in child and adolescent psychiatry at New York Presbyterian Hospital’s Payne Whitney Clinic, and completed a residency in dermatology at SUNY Downstate Medical Center. Dr. Wechsler is currently pursuing a Master of Business Administration at Columbia Business School.

Stock Ownership:

• 7,645 Common Shares —$58,102
•  136,654 Restricted Share Units (“RSUs”) (comprised of 94,622 vested RSUs — $719,127 and 34,387 unvested RSUs — $)
•  Total Equity Value at Risk: $777,229, representing 155% of the Company’s current aggregate amount of $500,000 required under the share ownership guidelines for non-employee Directors and 777%
of the annual Board retainer.

2022 Meeting Attendance:

• Board: 13/13
•  Talent & Compensation Committee: 8/8
• Science & Technology Committee:
3/3

Qualifications:

The Board has determined that Dr. Wechsler’s many years of experience as a board-certified dermatologist and psychiatrist, her strong knowledge of medical products to assist patients with their medical needs and her insight into the medical field and pharmaceutical industry and healthcare related issues qualify her to serve as a member of the Board and on the committees on which she serves.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES
The Board is committed to sound and effective corporate governance practices with the goal of ensuring the Company’s financial strength and overall business success. Our governance practices are periodically assessed against those practices suggested by recognized governance authorities and are designed to maintain alignment with shareholder interests and key governance best practices.
Director Independence
The Board believes that, in order to be effective, our Board must be able to operate independently of management. As described in our Corporate Governance Guidelines, available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Corporate Governance Documents”), a sufficient number of directors must satisfy the applicable tests of independence, such that the Board complies with all independence requirements under corporate and securities laws and stock exchange requirements applicable to the Company. The Corporate Governance Guidelines further provide that the Nominating and Corporate Governance Committee, as well as the Board, reviews the relationships that each director has with the Company in order to satisfy itself that these independence criteria have been met. On an annual basis, as part of our disclosure procedures, all directors complete a questionnaire pertaining to, among other things, share ownership, family and business relationships, and director independence standards. The Board must then disclose in the Company’s annual management proxy circular and proxy statement the identity of each of the independent directors and the basis for the Board’s determination for each of the directors who are not independent.
As of the date of the Meeting, the Board will be comprised of ten members. The Board has determined that nine of our ten current directors (or 90%) are “independent directors” within the meaning of applicable regulatory and stock exchange requirements in Canada and the United States, as none of them have a material relationship with the Company that could be reasonably expected to interfere with their exercise of independent judgment. The nine independent directors currently on the board are: Mr. Icahn, Ms. Kavanagh, Mr. Miller, Dr. Mulligan, Mr. Paulson, Mr. Power, Mr. Ross, Mr. Robertson, and Dr. Wechsler.
None of our current directors (all of whom are director nominees) have entered into employment, service or similar contracts with us, with the exception of Mr. Appio, as further discussed in the section titled “Compensation Discussion and Analysis – Arrangements with Our NEOs” on page 53. For this reason, the Board has determined that Mr. Appio is not an independent director and will not be eligible to serve on the Audit and Risk Committee, the Talent and Compensation Committee, or the Nominating and Corporate Governance Committee.
Board Leadership Structure
In connection with the resignation of Mr. Papa as CEO and director, the Board appointed Mr. Paulson as the Non-Executive Chairperson of the Board. With Mr. Paulson serving as the Non-Executive Chairperson of the Board, there was no need for a Lead Independent Director and Mr. Ross resigned that position, but remained a director. With the roles of Chairperson and CEO separated, the Board determined to have the Chairperson in a presiding capacity, coordinating the activities of the Board and perform the duties set forth in the Position Description for the Chairperson of the Board, which is posted on the Company’s website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Corporate Governance Documents”). These responsibilities include: (i) leading, managing and organizing the Board consistent with the approach to corporate governance adopted by the Board from time to time; (ii) guiding the Board’s deliberations so that appropriate strategic and policy decisions are made; (iii) promoting cohesiveness among the Directors; (iv) satisfying himself or herself that the responsibilities of the Board and its committees are well understood by the Directors; and (v) acting as spokesperson for the Board.
Meetings of Independent Directors
The Corporate Governance Guidelines provide that the independent directors of the Board may meet in executive session at any meeting of the Board, and that an opportunity shall be provided during the meeting for any member of the Board to make such a request. The independent directors generally meet in executive sessions without management present during their regularly scheduled board and committee meetings, and on an as-needed basis during ad hoc meetings. Mr. Paulson, our Chairperson of the Board, presides over executive sessions of the Board, and the committee chairs, all of whom are independent, preside over executive sessions of the Committees. During 2023, our independent directors held executive sessions at each of the four regularly scheduled Board meetings.

Meetings of the Board
The Board meets regularly, at least four times per year, including at least once annually to review our strategic plan. Additional meetings can be called when necessary. From January 1, 2022 to December 31, 2022, the Board had four regularly scheduled meetings and nine ad hoc meetings to review specific matters. All agendas for Board and Board committee meetings are set by the Chairperson of the Board in consultation with the Board committee Chairpersons, as necessary.
As required by the Company’s Articles, at least 50% of the directors then in office must be present in order to transact business at any Board meeting. All incumbent directors attended at least 94% of the total Board and Committee meetings on which he or she served in 2022.
During 2022, the Board had six standing committees: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions Committee, the Science and Technology Committee, and Special Transactions Committee, which was dissolved on October 25, 2022.
Directors are expected to attend and participate in substantially all meetings of the Board and of all committees on which they serve. The Board and Board committee attendance records for all directors who served on the Board during 2022 are set forth below.
	Board Meetings		Audit and Risk Committee Meetings		Talent and Compensation Committee Meetings		Nominating and Corporate Governance Committee Meetings		Finance and Transactions Committee Meetings		Science and Technology Committee Meetings		Special Transactions Committee Meetings(4)		Overall
	#	%	#	%	#	%	#	%	#	%	#	%	#	%	#	%
Thomas J. Appio(1)	12	100%
Richard U. De Schutter	12	100%	—	—	8	100%	—	—	12	92%	—	—	2	100%	34	94%
Brett M. Icahn	13	100%	—	—	—	—	—	—	13	100%	—	—	2	100%	28	100%
Dr. Argeris N. Karabelas	13	100%	—	—	8	100%	—	—	—	—	3	100%	2	100%	26	100%
Sarah B. Kavanagh	13	100%	8	100%	—	—	6	100%	13	100%	—	—	2	100%	42	100%
Steven D. Miller	13	100%	—	—	—	—	—	—	13	100%	—	—	2	100%	28	100%
Dr. Richard C. Mulligan(1)	9	100%	—	—	—	—	—	—	—	—	2	100%	—	—	11	100%
Joseph C. Papa(3)	7	100%	—	—	—	—	—	—	—	—	—	—	—	—	7	100%
John A. Paulson(1)(3)	11	100%	—	—	—	—	—	—	2	100%	—	—	2	100%	15	100%
Robert N. Power(2)	13	100%	8	100%	4	100%	6	100%	—	—	1	100%	—	—	32	100%
Russel C. Robertson	13	100%	8	100%	—	—	6	100%	—	—	—	—	—	—	27	100%
Thomas W. Ross, Sr.	13	100%	8	100%	—	—	6	100%	—	—	—	—	2	100%	29	100%
Andrew C. von Eschenbach(1)	4	100%	—	—	—	—	—	—	—	—	1	100%	—	—	5	100%
Amy B. Wechsler, M.D.	13	100%	—	—	8	100%	—	—	—	—	3	100%	—	—	24	100%
(1)	On the IPO Closing Date, Mr. Appio and Dr. Mulligan joined the Board and Dr. von Eschenbach and Mr. Paulson resigned from the Board. Dr. Mulligan joined the Science & Technology Committee.
(2)	On the IPO Closing, Mr. Power resigned from the Science & Technology Committee and joined the Talent & Compensation Committee.
(3)	On June 23, 2022, Mr. Papa resigned from the Board and Mr. Paulson rejoined the Board as the Non-Executive Chairperson.
(4)	On October 25, 2022, the Board dissolved the Special Transactions Committee.
Although we do not have a formal policy requiring our directors to attend our Annual Meetings of Shareholders, we expect all directors to attend the Meeting absent exceptional circumstances. The 2022 Annual Meeting of Shareholders was attended by all directors who were serving on the Board at that time and we anticipate that our directors will attend this year’s virtual Meeting.

Charter of the Board
The Board is responsible for the overall stewardship of the Company and its business, including supervising the management of the Company’s business and affairs. The Board discharges this responsibility directly and through delegation of specific responsibilities to committees of the Board and to our officers. Under the charter of the Board (the “Board Charter”), the Board has established committees to assist with its responsibilities. Our current standing Board committees are: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions Committee, and the Science and Technology Committee.
Under the Board Charter, the Board is responsible for, among other things, the following corporate governance-related matters: (i) overseeing the Company’s performance and the quality, depth and continuity of management needed to meet the Company’s strategic objectives; (ii) developing and approving the Company’s approach to and practices regarding corporate governance; (iii) succession planning; (iv) overseeing orientation and education programs for new directors and ongoing education opportunities for continuing directors; (v) reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure preserve and enhance the business of the Company and the Company’s underlying value; (vi) approving and assessing compliance with all significant policies and procedures by which the Company is operating, including the Bausch Health Code of Conduct (as described below); (vii) reviewing the Company’s principal risks and assessing whether appropriate systems are in place to manage such risks; and (viii) ensuring the integrity and adequacy of the Company’s internal controls.
The Board Charter is attached to this Proxy Statement as Exhibit A and is available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance – Corporate Governance Documents”).
Position Descriptions
The Board has developed written position descriptions for the Chairperson of the Board, the CEO, and the Chairpersons of each of the Audit and Risk Committee, the Nominating and Corporate Governance Committee, the Talent and Compensation Committee, the Finance and Transactions Committee, and the Science and Technology Committee. The position descriptions are reviewed annually and are posted on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Corporate Governance Documents”).
Orientation and Continuing Education
The Nominating and Corporate Governance Committee oversees the Board’s continuing education program, which was developed to assist directors in maintaining or enhancing their skills and abilities as directors and updating their knowledge and understanding of the Company and the pharmaceutical industry. New directors are oriented to the roles of the Board and individual directors and the business and affairs of the Company through discussions with the incumbent directors and the Company’s management by periodic presentations from senior management on major business, industry and competitive issues. Management and outside advisors provide information and education sessions to the Board and its committees as necessary to keep the directors up-to-date with, among other things, (i) disclosure and corporate governance requirements and best practices; (ii) the Company, its business and the environment in which it operates; and (iii) developments in the responsibilities of directors. The Board may invite representatives of various business units to Board meetings to discuss business strategy and market analysis, as well as make on-site visits of the operations of the Company at the various facilities of the Company. Directors may also attend outside conferences and seminars that are relevant to their roles at the Company’s expense, with the approval of the Chairman of the Board. In 2022, our directors participated in an outside seminar on environmental, social and governance (“ESG”) and the Company’s annual compliance training, and certain directors participated in educations sessions related to (i) personal development, taxes, and accounting; (ii) financial reporting; (iii) climate change; (iv) product recalls; (vi) litigation; and (vii) the Inflation Reduction Act and the 340B Program.
Ethical Business Conduct
We have a written code of business conduct and ethics (the “Code of Conduct), that applies to all employees (including our officers) and directors of the Company and its worldwide subsidiaries. Among other things, the Code of Conduct is designed to deter wrongdoing and promote honest and ethical conduct, including (i) the ethical handling of actual or apparent conflicts of interest; (ii) full, fair, accurate, timely and understandable public disclosure; (iii) compliance with applicable laws and regulations; (iv) protection of the Company’s assets; and (v) maintaining a harassment-free work environment.
Our employees and directors are required to maintain an understanding of, and ensure their compliance with, the Code of Conduct, which we review annually. Supervisors are responsible for maintaining awareness of the Code of Conduct, and for reporting any deviations from the Code of Conduct. The Code of Conduct also requires the Company to conduct regular audits to test compliance with the Code of Conduct. Subject to Board approval, responsibility for the establishment and periodic review and update of the Code of Conduct falls within the mandate of the Audit and Risk Committee.
All individuals subject to the Code of Conduct are obligated to promptly report violations and potential violations of law, the Code of Conduct, or applicable policies of the Company. Such violations or suspected violations may be reported to the appropriate Company representative, or anonymously and confidentially through the Company’s business ethics hotline. All potential violations must in turn be reported to the Company’s General Counsel or Chief Compliance & Ethics Officer. The Board has established reporting procedures in order to encourage employees and directors to raise concerns regarding matters addressed by the Code of Conduct on a confidential basis free from discrimination, retaliation or harassment. Employees of the Company who violate the Code of Conduct may face disciplinary actions, including dismissal.
In addition to our Code of Conduct, we maintain additional policies and procedures that provide specific requirements governing the day-to-day behavior of our personnel. Examples include: (1) our Global Anti-Bribery Policy, establishing our commitment to complying with anti-bribery and anti-corruption laws in all countries in which we operate; (2) our Business Ethics Reporting Policy, describing the way in which employees, contractors and third-parties can raise concerns regarding a variety of matters, including violations of law or of the Code of Conduct, (3) our US Healthcare Compliance Policy outlining the legal and ethical standards under which we operate in the United States, (4) our Insider Trading and Black Out Policies, ensuring that individuals only trade in Company securities when permitted by applicable law, and never when in possession of material non-public information, and (5) various region and country-level policies regarding interactions with healthcare providers and other customers, including ethical review and approval of promotional materials.
The foregoing description of the Code of Conduct is intended as a summary only, and does not purport to be complete. It is subject to, and qualified in its entirety by, reference to all of the provisions of the Code of Conduct, a copy of which is available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”). It is also available in print to shareholders upon request. Shareholders may submit their request to Investor Relations, Bausch Health Companies Inc., 2150 Saint Elzéar Blvd. West, Laval, Québec H7L 4A8, Canada.
We intend to satisfy any disclosure requirements regarding amendments to, or waivers of, any provision of the Code of Conduct , by posting such information on the Company’s website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance – Governance Documents”).
Directors’ Share Ownership
To support the alignment of directors’ interests with our interests and those of our shareholders, the Board has adopted share ownership guidelines for our non-employee directors. The directors’ share ownership guidelines, which are set forth in our Corporate Governance Guidelines, provide that each non-employee director is expected to hold or control Common Shares, vested restricted or deferred share units, or a combination thereof, valued at five (5) times the annual Board cash retainer not later than the fifth anniversary of his or her first election or appointment to the Board. Based on the current annual cash retainer of the Board of $100,000, the minimum value of equity each of our non-employee directors are required to hold is $500,000. Messrs. Icahn and Miller, who were appointed to the Board on March 17, 2021, will have until March 17, 2026 to meet the director share ownership requirements described in this paragraph. Dr. Mulligan who was appointed to the Board on May 10, 2022, will have until May 10, 2027 to meet the director share ownership requirements described in this paragraph. All of our other non-employee directors as of March 17, 2023 have satisfied the minimum equity ownership requirement based on the $7.60 per share closing price of our Common Shares on March 17, 2023, as reported on the NYSE.

Mr. Appio is excluded from the share ownership guidelines for non-employee directors. He is subject to share ownership guidelines established by our Talent and Compensation Committee, as further discussed in the section titled “Compensation Discussion and Analysis – Other Compensation Governance Practices – Share Ownership Guidelines” on page 56.
Risk Oversight
Our Board recognizes the importance of effective risk oversight in the achievement of organizational objectives, including strategic objectives, improving long-term organizational performance and enhancing shareholder value.
The BHC management is responsible for identifying, assessing and managing our exposure to various risks. The global Enterprise Risk Management (“ERM”) office, which reports to our Executive Vice President, General Counsel, was established to assist with this process. Our ERM office routinely meets with the Company’s Executive Leadership Team and members of senior leadership to (i) identify emerging risks across the Company’s operations; (ii) review, assess and prioritize identified risks; and (iii) develop risk mitigation plans, and each quarter provides the Audit and Risk Committee with updates on these activities. Risks identified through this process include those related to our R&D pipeline, strategic planning, debt and finance, human capital, IT and cybersecurity, business disruption, and legal and compliance.
While our executive officers and members of our senior leadership team are responsible for our day-to-day risk management, including identifying risks and implementing risk mitigation plans, our Board is responsible for promoting a culture of risk management within the Company and overseeing the Company’s principal risks and assessing whether appropriate systems are in place to manage such risks. The Board exercises its risk oversight responsibilities both directly as well as through its standing committees. The Board committees regularly review and discuss risk topics that fall under the duties and responsibilities described in their committee charters, as summarized below, and report to the Board any significant risks identified during their review. The Board discusses those risks, and also receives regular reports regarding material legal, IT and cybersecurity, commercial, finance and business development matters.
Committees and Oversight
The Audit and Risk Committee, in addition to its oversight of the ERM office as described above, oversees risks relating to (i) financial statements, reporting and internal controls; (ii) information technology, information security and cybersecurity; (iii) compliance and ethics programs, including receipt and handling of business ethics reports received through the reporting program; and (iv) legal and regulatory issues.
The Talent and Compensation Committee oversees risks related to human capital and compensation, including (i) the Company’s compensation policies and practices; (ii) the Company’s incentive and equity compensation plans; (iii) workforce staffing; and (iv) executive and senior leadership succession. For additional information regarding the Talent and Compensation Committee’s oversight of risk relating to compensation policies and practices, see “Talent and Compensation Committee — Compensation Risk Determination” on page 57.
The Nominating and Corporate Governance Committee provides oversight with respect to risks related to the Company’s corporate governance, including: (i) the composition, size, structure, and effectiveness of the Board and its committees; (ii) director succession; (iii) director independence; and (iv) the Company’s corporate governance policies and practices.
The Finance and Transactions Committee oversees risks relating to the Company’s (i) debt; (ii) credit and liquidity; (iii) capital structure; and (iv) business development activities.
The Science and Technology Committee oversees risks relating to (i) the Company’s product pipeline; (ii) R&D initiatives; and (iii) regulatory matters.
Information Security
Our information security and risk management team is responsible for the operationalization of information security and data privacy practices and is overseen by the Executive Leadership Team and the Audit and Risk Committee of the Board, both of which receive quarterly updates. Bausch Health has implemented an information security program based on the NIST Cybersecurity Framework, an industry better practice. The program has clearly defined responsibilities for information security, a governance structure, and risk management framework to enable informed decision making on information security matters. Multiple layers of technical controls have been implemented in addition to a response capability to identify and contain any cyber incidents which may occur. Bausch Health provides information security simulations and training for employees throughout the year.
ESG and Sustainability; Board Oversight
Our vision is to continue to be a trusted health care partner, and our mission is improving people’s lives with our health care products. Bausch Health’s mission is supported by the following five guiding principles that are foundational to our success and future growth, and provide direction for the company:
(i)	customer focus;
(ii)	people;
(iii)	innovation;
(iv)	quality health care outcomes; and
(v)	efficiency.
Our mission and five guiding principles define how we approach ESG matters. Based on them, we have framed our ESG work around five key ESG commitment areas:
(i)	operate with integrity;
(ii)	respect the environment;
(iii)	advance global health and patient care;
(iv)	improve our communities; and
(v)	support employee growth and well-being.
We believe that focusing on these commitment areas is integral to the success of the Company and the health of the communities we operate in and serve. We have also incorporated our ESG commitments into our corporate strategic priorities such that ESG initiatives impact the variable remuneration paid to employees and members of executive management under our short-term incentive plans. Additional information about our ESG practices and programs is available on our website at https://www.bauschhealth.com/ (under the tab “Responsibility/ESG”).
Board Oversight of ESG Matters
Each of the Board, the Audit and Risk Committee, the Nominating and Corporate Governance Committee, and the Talent and Compensation Committee shares responsibility for oversight of various aspects of our ESG practices and programs. Our Talent and Compensation Committee oversees our human capital management programs, and the processes, policies and governance related to our executive compensation practices. Our Audit and Risk Committee oversees our compliance and ethics program. Finally, our Nominating and Corporate Governance Committee oversees our Board governance practices, environmental and sustainability programs, and corporate governance policies. In its oversight role, the Board receives periodic updates from each of these standing committees and from management, and a complete ESG status update is provided to the Nominating and Corporate Governance Committee quarterly, including on the Company’s environmental and sustainability efforts and programs.
Key Areas of Focus and Progress
Below are a few examples of initiatives we have undertaken with respect to each of our five ESG commitment areas:
I. Operate with Integrity
1. Corporate Governance
• We have implemented a broad system of internal controls and polices.
• We provide annual corporate governance training for employees. Our Board provides independent leadership of the Company, and our Non-Executive Chairperson of the Board provides independent leadership of the Board.
• The Audit and Risk Committee oversees our compliance and ethics programs.

2. Patient Access & Pricing
• Our management-level Patient Access and Pricing Team works to enable patients to have access to the Company’s products at cost consistent with their ability to pay. We also offer a variety of copay support programs across our major product lines, including in gastroenterology, neurology and dermatology, which can reduce eligible patients’ monthly out of pocket costs for our products. In addition, we offer a patient assistance program in the United States, and product donation programs in other markets, which provide no-cost access to our products for patients who are otherwise unable to obtain the products through applicable insurance or reimbursement systems

3. Commitment to Diversity and Inclusion
• Through consistent and increased efforts, we attract, develop and retain talented people with a variety of perspectives from all backgrounds and cultures. We believe that working in an environment that enables them to apply their collective talents to our shared principles and commitments will enable us to deliver the greatest value to our customers and the patients we serve.

II. Respect the Environment
1. EHS+S Organization
• Our global Environment, Health, Safety + Sustainability (“EHS+S”) organization provides the leadership and guidance to enable our regional sites around the world to achieve a more sustainable state, while reducing the adverse impact of our manufacturing operations on the environment.

2. Carbon Emissions
• We monitor and continue to make progress to reduce carbon emissions within our global manufacturing operations. We remain committed to satisfying the requirements to monitor and/or disclose relevant information surrounding our carbon emissions as may be required by the Security and Exchange Commission and/or the European Union Corporate Sustainability Reporting Directive.

3. Energy and Water Usage
• Our Energy Efficiency Group helps us continue to make progress to reduce overall energy usage at our global manufacturing sites by assessing and investigating our energy use and energy reduction efforts. Among other things, we have undertaken a series of energy audits in our manufacturing facilities that are designed to identify opportunities to reduce consumption.
• With a series of energy recommendations now identified, our facilities are progressing with the implementation of these initiatives. The projects under development include LED lighting upgrades, the introduction of heat recovery systems and the replacement of HVAC equipment with more energy efficient alternatives.

III. Advance Global Health & Patient Care
1. Philanthropy
• In the past year, we have continued our proud tradition of supporting initiatives aimed at disease prevention, improving patient outcomes and lives, and education. In 2022, Bausch Health, among other initiatives, has:
○  Contributed millions of dollars’ worth of financial and product donations to charitable health organizations:
○ Funded scholarship programs for students with dermatological and gastrointestinal conditions: and
○ Partnered with Global Giving, a non-profit organization, to match employee contributions in support of Ukraine citizens impacted by the Russia conflict.

2. Patient Safety and Health Advocacy
• We invest millions of dollars each year to support provider education, research grants and charitable organizations devoted to improving patient care and quality of life and advancing the safety and effectiveness of health care products.

IV. Improve our Communities
1. Community Enrichment
• We believe the Company’s long-term success is linked directly to our ability to make a positive difference in our communities. As such, we support community enrichment activities, such as volunteering, investing in scholarship programs, and donating to local charities.

V. Employee Growth and Well-Being
1. Health and Safety
• On an ongoing basis, we measure how well we are fostering the health and safety of our employees through our Days Away Rate (“DAR”), which is a standard used in our industry to capture the number of days that our employees are away from work as a result of a work-related injury or illness. For the year 2022, Bausch Health’s, excluding its publicly traded subsidiary Bausch + Lomb, DAR was 17 days per 100 employees. This was higher than the goal we established for DAR of less than 7 days per 100 employees but was favorable to our industry’s average DAR of 24 days per 100 employees. The higher than target DAR was primarily attributable to two extended absences and DAR stabilized and trended downward in the 2nd half of 2022.

2. Diversity, Equity & Inclusion
• We are dedicated to fostering an inclusive work environment where everyone feels welcomed, supported and valued for their talents and contributions. Our Bausch Health Diversity, Equity & Inclusion (“DE&I”) strategy centers on connecting our employees to our Company, each other, and our communities to cultivate a sense of trust, respect and belonging for all.
• We strive to advance candid conversations among employees regarding such key topics as inclusion, racism and gender equality. Through our diversity and inclusion training and education efforts, all employees have been provided with educational tools and resources to understand how to talk about these topics at work and how to become more aware of unconscious biases they may have. During 2022, all employees were invited to participate in interactive workshops on various topics including equitable leadership, understanding and managing conflict styles, building awareness, skills and confidence to support LGBTQ+ colleagues, and creating and fostering inclusive environments.

3. Employee Health and Wellness
• We recognize that physical, emotional and financial wellbeing are significant contributors to our employees’ success at work and home. We aim to support our employees in their everyday life by centering programs and activities around these three pillars of wellbeing. Across each of these pillars, we offer a range of resources to help our employees be healthy and feel successful in both their professional and personal lives, including through employee assistance programs.

4. Talent Development
• We are committed to the development of our employees and believe that our success coincides with our employees’ achievements of personal and professional goals.
• Through our Employee Development Framework, we endeavor to support our employees’ interests to grow to their full potential, achieve career goals, and contribute to the success of our Company.
• We empower employees to explore roles that are of interest and gain insights into their strengths and development needs. We provide a variety of development programs to support our employees at every stage of their career and incorporate individual development plans that aim to help our employees reach their career goals.

Board Committees
During 2022, the Board had six standing committees: the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions Committee, the Science and Technology Committee, and the Special Transactions Committee. On October 25, 2022, the Board dissolved the Special Transactions Committee, the duties of which committee were assumed by the Board. The specific responsibilities of each of the Audit and Risk Committee, the Talent and Compensation Committee, the Nominating and Corporate Governance Committee, the Finance and Transactions Committee, and the Science and Technology Committee are identified in the respective committee’s charter. Copies of the charters for each of the foregoing committees are available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Corporate Governance Documents”) and are also available in print to shareholders upon request submitted to Investor Relations, Bausch Health Companies Inc., 2150 Saint Elzéar Blvd. West, Laval, Québec H7L 4A8, Canada.
The Chairperson of the Board and the Chairperson of each of the Audit and Risk Committee, the Talent and Compensation Committee and the Nominating and Corporate Governance Committee are expected to be available to respond to questions from shareholders at the Meeting.
The table below sets forth each current director’s membership on our Board committees.
	Audit and Risk Committee	Talent and Compensation Committee	Nominating and Corporate Governance Committee	Finance and Transactions Committee	Science and Technology Committee
Thomas J. Appio					✔
Brett M. Icahn			Chairperson	✔
Sarah B. Kavanagh	✔			✔
Steven D. Miller	✔			Chairperson
Dr. Richard C. Mulligan			✔		Chairperson
John A. Paulson(1)
Robert N. Power		Chairperson	✔
Russel C. Robertson	Chairperson
Thomas W. Ross, Sr.		✔
Amy B. Wechsler, M.D.		✔			✔
(1)	Chairperson of the Board
Audit and Risk Committee
The Audit and Risk Committee is comprised of three independent directors: Mr. Robertson (Chairperson), Ms. Kavanagh, and Mr. Miller. The responsibilities, powers and operation of the Audit and Risk Committee are set out in the written charter of the Audit and Risk Committee. Pursuant to the Audit and Risk Committee Charter, each member of the Audit and Risk Committee is an independent director as defined and required by applicable regulatory and stock exchange rules. The Board has concluded that each member of the Audit and Risk Committee is “financially literate” as defined under National Instrument 52-110 — Audit Committees and as required under NYSE rules, and each of Mr. Robertson and Ms. Kavanagh qualify as an “audit committee financial expert” under the regulations promulgated by the U.S. Securities and Exchange Commission (the “SEC”).
The Audit and Risk Committee operates pursuant to the Audit and Risk Committee Charter. Its responsibilities include, among other things, responsibility for reviewing and recommending to the Board our annual financial statements and management’s discussion and analysis of results of operation and financial condition (“MD&A”) and reviewing and approving our interim financial statements and MD&A. As contemplated in the Audit and Risk Committee Charter, the Audit and Risk Committee periodically meets with our internal auditor and with our external auditor without management being present. The Audit and Risk Committee also recommends to the Board the external auditor to be nominated for approval by the Company’s shareholders, as well as the compensation of the external auditor. The Audit and Risk Committee Charter provides that the Audit and Risk Committee must establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing practices.

In accordance with the Audit and Risk Committee Charter, the Audit and Risk Committee also provides assistance to the Board in fulfilling its oversight function, including with respect to: (i) the quality and integrity of our financial statements; (ii) compliance with our Bausch Health Code of Conduct, and legal and regulatory requirements, including with respect to disclosure of financial information; (iii) the qualifications, performance and independence of our external auditor; (iv) the performance of our senior finance employees and internal audit function; (v) internal controls and certifications; (vi) monitoring the appropriateness and effectiveness of the Company’s risk management systems and policies, including evaluating on a regular basis the effectiveness and prudence of senior management in managing the Company’s operations and the risks to which it is exposed; and (vii) overseeing the Company’s compliance programs, policies and procedures, and investigating compliance matters.
The Audit and Risk Committee Charter provides that no member of the Audit and Risk Committee may hold 10% or more of the Company’s outstanding Common Shares or serve simultaneously on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair his or her ability to serve effectively on the Audit and Risk Committee.
Talent and Compensation Committee
The Talent and Compensation Committee is comprised of three independent directors: Mr. Power (Chairperson), Mr. Ross, and Dr. Wechsler. The responsibilities, powers and operation of the Talent and Compensation Committee are set out in the written charter of the Talent and Compensation Committee. In accordance with the Talent and Compensation Committee Charter, each member of the Talent and Compensation Committee is an independent director as defined and required by applicable regulatory and stock exchange rules.
As described in the Talent and Compensation Committee Charter, the key responsibilities of the Talent and Compensation Committee include: (i) reviewing and approving corporate goals and objectives in connection with the compensation of our CEO, evaluating the CEO’s performance in light of those goals and objectives, and (either as a committee or together with the other independent directors who satisfy the independence, “non-employee” and “outside director” requirements under the Talent and Compensation Committee Charter) determining and approving the compensation of the CEO based on such evaluation; (ii) reviewing and approving each element of total compensation for all officers (as such term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (iii) reviewing and approving arrangements with executive officers relating to their employment relationships with us; (iv) reviewing talent management and succession planning materials for key roles; (v) providing strategic supervision of our benefit plans, programs and policies; and (vi) reviewing and recommending to the Board for approval the Compensation Discussion & Analysis to be included in the Company’s annual management proxy circular and proxy statement and/or annual report on Form 10-K, and preparing the Talent and Compensation Committee Report.
Compensation
For details on the philosophy and approach adopted by the Talent and Compensation Committee with respect to compensation of our officers, please see “Compensation Discussion and Analysis” beginning on page 39.
The Talent and Compensation Committee has the authority to retain and compensate any consultants and advisors it considers necessary to fulfill its mandate. It shall, annually or on an as-needed basis, specify the work to be performed by, and agree on the associated fees to be paid to the compensation consultants. It shall also review annually the work performed and fees paid. In addition, the Talent and Compensation Committee Charter provides that the Talent and Compensation Committee shall report to the Board, on an annual basis, the nature of any additional work or non-Board based services conducted by any such compensation consultant and associated fees paid, if approved by the Chairperson of the Talent and Compensation Committee.
Periodically, and at least annually, the Talent and Compensation Committee selects and retains independent consultants to conduct comprehensive reviews and assessments of our policies, procedures and internal controls for setting compensation of the CEO and other members of senior management. The consultant prepares and submits relevant information and analyses to the Talent and Compensation Committee. As discussed below under “Compensation Discussion and Analysis,” in 2022, the Talent and Compensation Committee retained Pay Governance LLC (“Pay Governance”), as its independent consultant to provide advice on compensation matters, including in connection with the B+L IPO. Pay Governance’s services included the following: (i) periodically reviewing our executive compensation programs, including base salary, short-term incentives, equity-based incentives, total cash compensation levels and total direct compensation of certain senior positions, against those of a peer group; (ii) advising the Talent and Compensation Committee with regard to the compensation packages of the CEO and other members of senior management; (iii) reviewing the proxy and specifically the Compensation Discussion and Analysis; and (iv) preparing materials for and attending select Talent and Compensation Committee Meetings. Pay Governance did not provide any additional services to the Company during the fiscal year 2022. The Talent and Compensation Committee has assessed, at the relevant times, the independence of Pay Governance and concluded that its engagement of Pay Governance did not raise any conflict of interest with the Company or any of the Company’s directors or executive officers.
The Talent and Compensation Committee considers the advice and analysis of the independent compensation consultants, together with other factors the Talent and Compensation Committee considers appropriate (including feedback from shareholders and corporate governance groups, market data, knowledge of the comparator group and personal knowledge and experience of the Talent and Compensation Committee members), in reaching its decisions and making compensation determinations for the CEO and executive officers.
Succession Planning
The Board regularly undertakes a thorough review of succession planning for the members of the Company’s Executive Leadership Team, including our CEO, over the course of the year, led by the efforts of the Talent and Compensation Committee. The Talent and Compensation Committee continuously reviews the Executive Leadership Team and key positions within the Company to ensure the continuity and comprehensiveness of succession planning company-wide. Among other factors, the Talent and Compensation Committee considers the level of representation of women in executive officer and managerial positions when making appointments and during succession planning by taking into account the overall number of women currently serving in such roles at the Company and by actively considering women candidates for such positions when they become available; however, the Company does not have a specific target number or date by which to achieve a specific level of representation of women in executive officer and managerial positions, as it considers a multitude of factors in determining the best person for any position. Women currently lead a substantial portion of our businesses and global functions, in the following roles: Executive Vice President, General Counsel (who also serves as an executive officer of the Company); SVP and Chief Human Resources Officer; VPs of functional areas, including Finance, HR, and Legal, as well as, VPs of Marketing and/or Sales for various lines of business. Currently, one (representing 30%) of the Company’s executive officers is a woman.
The Board regularly receives exposure to executives, managers and other personnel in the organization by having the executives and managers participate in Board meetings and present on the Company’s business and strategy. The Board’s participation in these events provides significant exposure to the Company’s leadership team and strategic focus, which greatly enhances the Board’s ability to conduct succession planning, as well as to gain insight as it oversees organization risk and strategy.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is comprised of three independent directors: Mr. Icahn (Chairperson) Dr. Mulligan and Mr. Power. The responsibilities, powers and operation of the Nominating and Corporate Governance Committee are set out in the committee’s written charter. As required by the Nominating and Corporate Governance Committee Charter, each member of the Nominating and Corporate Governance Committee is an independent director as defined and required by applicable regulatory and stock exchange rules.
As described in the Nominating and Corporate Governance Committee Charter, the key responsibilities of the Nominating and Corporate Governance Committee include: (i) identifying individuals qualified to become directors and recommending to the Board new nominees for election by shareholders or for appointment by the Board, and engaging the services of third party search firms to assist in identifying such individuals; (ii) providing recommendations to the Board regarding the competencies and skills the Board should possess, and the qualifications of its directors; (iii) recommending for Board approval, if appropriate, revisions to our corporate governance practices and procedures; (iv) developing new charters for any new committees established by the Board, if not otherwise mandated by the Board; (v) monitoring relationships and communication between management and the Board and monitoring emerging best practices in corporate governance; (vi) reviewing the composition and mandate of the Board and each committee of the Board annually and, if appropriate, recommending to the Board any changes it considers desirable with respect thereto; and (vii) overseeing our orientation process for new directors and our continuing education program for all directors.

The Nominating and Corporate Governance Committee annually develops and recommends processes for assessing the performance and effectiveness of the Board and the committees of the Board and reports the results of such assessments to the Board on an annual basis. Pursuant to these processes established by the Nominating and Corporate Governance Committee and adopted by the Board, the Board and each committee conduct annual self-assessments of their performance and effectiveness. The self-assessments include a review of the compliance of the Board and each committee with their respective charters, the adequacy of information provided, the skills and experience of the members, and other matters. The results of the individual directors’ surveys are compiled by the Chairperson of the Nominating and Corporate Governance Committee and presented to the Lead Independent director and Chairman of the Board for discussion. Following these discussions, the Chairperson of the Nominating and Corporate Governance Committee provides a report to the full Board identifying the opportunities for improvement identified in the self-assessment process. The Board has previously conducted periodic peer reviews of the directors to supplement the annual Board and committee self-assessments and will do so again when the Board determines peer reviews will add value to these annual self-assessments. The Nominating and Corporate Governance Committee also makes recommendations to the Board regarding director compensation and may retain advisors to assist with evaluating and making these recommendations. For additional information regarding the compensation of our non-employee directors, and the role of the Nominating and Corporate Governance Committee in reviewing and recommending changes to non-employee director compensation, please see “Director Compensation” beginning on page 74.
Finance and Transactions Committee
The Finance and Transactions Committee is currently comprised of three directors, two of whom are independent: Mr. Miller (Chairperson), Mr. Icahn and Ms. Kavanagh. It was established to assist the Board in providing fiduciary oversight and strategic advice with respect to the Company’s significant transactional and financing activities, and monitoring the overall financial condition of the Company, including the impact of these activities on the Company’s financial condition.
Science and Technology Committee
The Science and Technology Committee is comprised of three independent directors: Dr. Mulligan (Chairperson), Mr. Appio, and Dr. Wechsler. The Science and Technology Committee was established to provide oversight and strategic advice with respect to the Company’s research and development programs and pipeline, and the Company’s strategic direction and development in research and development and technology.
COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
Each of Dr. Karabelas, Mr. De Schutter, Mr. Power, and Dr. Wechsler, representing all of the directors who served on the Talent and Compensation Committee during 2022, and Mr. Ross, who currently serves on the Talent and Compensation Committee, is (i) a non-employee director for purposes of Rule 16b-3 of the Exchange Act, as amended, (ii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable; and (iii) an independent director. None of the members of the Talent and Compensation Committee is a current or former officer of the Company. There were no compensation committee interlocks with other companies in 2021 within the meaning of Item 407(e)(4)(iii) of Regulation S-K. See “Certain Transactions — Certain Related-Party Transactions” on page 80 for a description of related-party transactions.

EXECUTIVE OFFICERS
The executive officers of the Company are as follows:
Name	Age	Title
Thomas J. Appio	61	Chief Executive Officer
Tom G. Vadaketh	60	Executive Vice President, Chief Financial Officer
Seana Carson	51	Executive Vice President, General Counsel
Below is a description of each executive officer who is not also a director nominee of the Company.
TOM G. VADAKETH joined Bausch Health in January 2022, and has served as Executive Vice President, Chief Financial Officer since the IPO Closing Date. Prior to joining Bausch Health, Mr. Vadaketh served as Executive Vice President and Chief Financial Officer of eResearch Technology, Inc., from September 2018 to December 2021. In that role, he was responsible for leading the Finance function including controllership, treasury, taxation and financial planning. Mr. Vadaketh also served as Executive Vice President and Chief Financial Officer of Cambrex Corporation and Chief Financial Officer of The Crosby Group. Prior to the CFO role, Mr. Vadaketh served in various positions of increasing responsibility at Procter & Gamble and Tyco International. Mr. Vadaketh received his degree from the Institute of Chartered Accountants in England and Wales (ACA) and an M.B.A from Manchester Business School. He is a Certified Public Accountant. Mr. Vadaketh joined the Board of Directors of Kimball Electronics as a member of the Audit Committee starting in September 2022.
SEANA CARSON joined Bausch Health in November of 2006, and has served as Executive Vice President, General Counsel since the IPO Closing Date. Ms. Carson formerly served as Senior Vice President, Head of Legal International. In that role, Ms. Carson was responsible for the international legal function. Ms. Carson also served as Senior Vice President and Chief Compliance Officer for over 12 years. Before joining Bausch Health, Ms. Carson began her career as an Associate with the Norton Rose Fulbright international legal firm. Ms. Carson received her law degree from Queens University in Ontario and a bachelor’s degree from the University of Western Ontario.
None of the executive officers of the Company were selected pursuant to any arrangement or understanding, other than their respective employment agreements with the Company. None of the executive officers are related by blood, marriage or adoption to one another or to any director or nominee for director of the Company.

OWNERSHIP OF THE COMPANY’S SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information regarding the beneficial ownership of our Common Shares and the percentage of Common Shares owned beneficially by holders of more than 5% of our outstanding Common Shares as of March 17, 2023 (unless otherwise noted).
Identity of Owner or Group	Number of Shares and Nature of Beneficial Ownership	Percentage of Class(1)
Mr. Carl C. Icahn c/o Icahn Associates Holding LLC, 16690 Collins Ave., Suite PH-1, Sunny Isles Beach, FL 33160	34,721,118(2)	9.55%
Paulson & Co. Inc. 1251 Avenue of the Americas, New York, NY 10020	26,439,035(3)	7.27%
Mr. Alex Meruelo c/o 2500 E. Second Street, Reno, Nevada 89595, Attn: Management Office	19,604,777(4)	5.39%
GoldenTree Asset Management, L.P. 300 Park Avenue, 21st Floor, New York, NY 10022	19,421,054(5)	5.34%
This table is based upon information supplied by the principal shareholders, filings with the SEC, and filings on SEDAR and on the Canadian System for the Electronic Disclosure by Insiders. Unless otherwise indicated in the footnotes to this table, we believe that the shareholders named in the table have sole voting and investment power with respect to the Common Shares indicated as beneficially owned.
(1)	Based on 363,602,888 Common Shares outstanding on March 17, 2023.
(2)
Based on information contained in a Schedule 13D/A filed by Mr. Carl C. Icahn with the SEC on March 11, 2021 (“the Schedule 13D/A”), Mr. Icahn and the following entities associated with Mr. Icahn may be deemed to beneficially own, in the aggregate, 34,109,152 Common Shares (including 29,076,005 Common Shares underlying forward contracts): Icahn Partners Master Fund LP (“Icahn Master”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), and Beckton Corp. (“Beckton”). According to the Schedule 13D/A, Icahn Master has sole voting and dispositive power with respect to 14,169,189 Common Shares; Icahn Offshore has shared voting and dispositive power with respect to 14,169,189 Common Shares; Icahn Partners has sole voting and dispositive power with respect to 19,939,963 Common Shares; Icahn Onshore has shared voting and dispositive power with respect to 19,939,963 Common Shares; and Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Becton and Mr. Icahn each have shared voting and dispositive power with respect to 34,109,152 Common Shares. Based on information contained in a Schedule 13F filed by Mr. Icahn on February 14, 2023, the total number of Common Shares as to which Mr. Icahn had voting authority as of December 31, 2022 was 34,721,118.

According to the Schedule 13D/A, each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the “Act”) the Common Shares which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Common Shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Common Shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and
Mr. Icahn disclaims beneficial ownership of such Common Shares for all other purposes.
The address for each of Icahn Master, Icahn Offshore, Icahn Partners, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, and Beckton is 16690 Collins Avenue, Sunny Isles Beach, FL 33160.
(3)
According to information provided to the Company by Paulson & Co., Inc. on March 17, 2023, it has sole voting and dispositive power with respect to 26,439,035 Common Shares. According to information provided to the Company by Paulson & Co., Inc. on March 17, 2023, Mr. Paulson may be deemed an indirect beneficial owner of these Common Shares, which are directly owned by investment funds which he manages. Mr. Paulson disclaims beneficial ownership of these Common Shares, except to the extent he has a pecuniary interest therein.

(4)
Based on the information contained in a Schedule 13G filed by Mr. Alex Meruelo with the SEC on April 23, 2021. Mr. Meruelo may be deemed to beneficially own 19,604,777 Common Shares, consisting of (i) 18,096,977 shares held for the account of the Alex Meruelo Living Trust dated August 6, 1996, of which Mr. Meruelo is the sole trustee, including 11,399,000 shares underlying call options currently exercisable, (ii) 1,236,900 shares held for the account of Monterey Insurance Company, Inc., of which Mr. Meruelo is the sole shareholder, including 458,000 shares underlying call options currently exercisable, (iii) 175,000 shares in the account of Liset Meruelo, the spouse of Mr. Meruelo, (iv) 5,000 shares in the joint account of Liset Meruelo and her mother, (v) 37,400 shares in the account of Alexander Meruelo, an adult child of Mr. Meruelo, including 21,500 shares underlying call options currently exercisable, (vi) 31,000 shares in the account of Alexis Meruelo, an adult child of Mr. Meruelo and (vii) 22,500 shares in the account of Lisette Meruelo, an adult child of Mr. Meruelo. Mr. Meruelo disclaims ownership of the Common Shares held in the accounts of Liset Meruelo and her mother, and his adult children.

(5)
Based on information contained in a Schedule 13G filed by GoldenTree Asset Management LP (“GT LP”), GoldenTree Asset Management LLC (“GT LLC”) and Steven A. Tananbaum on February 13, 2023, as of that date each of GT LP and GT LLC may be deemed to beneficially own an aggregate of 19,421,054 Common Shares and Mr. Tananbaum may be deemed to beneficially own an aggregate of 19,753,054 Common Shares (including 332,000 Ordinary Shares as to which Mr. Tananbaum is the holder of record). According to the Schedule 13G, the Common Shares reported include 19,421,054 Common Shares held of record by certain managed accounts (collectively, the “Accounts”) for which GT LP serves as investment manager. In addition, Mr. Tananbaum is the managing member of GT LLC, which is the general partner of GT LP. As a result of these relationships, each of GT LP, GT LLC and Mr. Tananbaum may be deemed to share beneficial ownership of the securities held of record by the Accounts.

OWNERSHIP OF MANAGEMENT
The following table sets forth, as of March 17, 2023 (unless otherwise noted below), certain information regarding the beneficial ownership of our Common Shares and the percentage of Common Shares beneficially owned by (i) each director and each director nominee; (ii) each executive officer named in the Summary Compensation Table on page 59 (together, the “named executive officers,” or “NEOs”); and (iii) all directors and current executive officers as a group. None of the shares held by directors and executive officers included in the table are pledged as security. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Bausch Health Companies Inc., 2150 St. Elzéar Blvd. West, Laval, Québec, Canada H7L 4A8.
Name of Director / Officer	Shares of Common Stock Beneficially Owned(1)(2)(3)	Percentage of Class(4)
Christina M. Ackermann(5)	358,285	*
Thomas J. Appio	1,463,322	*
Seana Carson	540,114	*
Richard U. De Schutter(6)	383,565	*
Sam A. Eldessouky	380,514	*
Brett M. Icahn	60,190	*
Argeris N. Karabelas	123,715	*
Sarah B. Kavanagh	117,447	*
Steven D. Miller(6)	120,312	*
Richard C. Mulligan	36,704	*
Joseph C. Papa(5)	3,072,039	*
John A. Paulson(7)	26,581,325	7.3%
Robert N. Power	135,811	*
Russel C. Robertson	177,416	*
Thomas W. Ross, Sr.	132,311	*
Robert A. Spurr(8)	112,741	*
Tom G. Vadaketh	738,790	*
Amy B. Wechsler, M.D	136,654	*
Directors, director nominees and current executive officers of the Company as a group (14 persons)	30,747,676	7.3%
*	Less than 1% of the outstanding Common Shares.
(1)
This table is based on information supplied by the individuals identified above. We believe that Common Shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property, which either spouse may manage and control, and we have no information as to whether any Common Shares shown in this table are subject to community property laws.

(2)
The amounts reported include the following vested RSUs which are payable in Common Shares in connection with the applicable director’s separation of service from the Company: Mr. De Schutter, 46,876; Mr. Icahn, 17,414; Dr. Karabelas, 85,328; Ms. Kavanagh, 83,060; Mr. Miller, 17,436; Mr. Paulson, 107,903; Mr. Power, 94,823; Mr. Robertson, 143,029; Mr. Ross, 86,424; Dr. Wechsler, 94,387. These vested RSUs represent either or both of the following: (i) director fees paid in RSUs, pursuant to the election of the applicable director to defer such fees; and (ii) annual grants of RSUs, for which delivery of Common Shares underlying the RSUs was deferred pursuant to the election of the applicable director. For further information regarding director compensation, see the section titled “Director Compensation” beginning on page 74.

(3)
The amounts reported include the following unvested RSUs that will vest within 60 days of March 17, 2023: Mr. De Schutter, 34,387; Mr. Icahn, 34,387; Dr. Karabelas, 34,387; Ms. Kavanagh, 34,387; Mr. Miller, 34,387; Dr. Mulligan, 34,387; Mr. Paulson, 34,387; Mr. Power, 34,387; Mr. Robertson, 34,387; Mr. Ross, 34,387; Dr. Wechsler, 34,387; and all directors and current executive officers as a group, 378,257.

(4)
Applicable percentage ownership is based on 363,602,888 Common Shares outstanding on March 17, 2023. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, we deemed outstanding all Common Shares subject to options, warrants, rights or conversion privileges held by that person that are currently exercisable or exercisable within 60 days of March 17, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Under Rule 13d-3 of the SEC, certain Common Shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the Common Shares).

(5)
In connection with the B+L IPO, Mr. Papa ceased serving as our Chairperson of the Board and Chief Executive Officer and became the Chairperson and Chief Executive Officer of Bausch + Lomb and Ms. Ackermann ceased serving as our Executive Vice President, General Counsel and Head of Commercial Operations and became Executive Vice President & General Counsel and President, Ophthalmic

Pharmaceuticals of Bausch + Lomb. Mr. Papa ceased to be employed with B+L on March 6, 2023. The amount in the table above reported for Mr. Papa is based on information available to the Company as of March 6, 2023. The amount in the table above reported for Ms. Ackermann is based on information available to the Company as of March 17, 2023.
(6)
The amounts reported includes 10,000 Common Shares owned indirectly by Mr. Miller through an individual retirement arrangement and 13,500 Common Shares owned indirectly by Mr. De Schutter through his spouse.

(7)
According to information provided to the Company by Paulson & Co., Inc. on March 17, 2023, it has the sole power to vote and sole power to dispose of 26,439,035 of our Common Shares. Mr. Paulson may be deemed an indirect beneficial owner of these Common Shares, which are directly owned by investment funds which he manages. Mr. Paulson disclaims beneficial ownership of these Common Shares, except to the extent he has a pecuniary interest therein. This number also includes 220 Common Shares owned indirectly as a Uniform Gift to Minors Act custodian for minor children.

(8)
On June 1, 2022, we announced that BHC eliminated the position of President, U.S. Businesses, held by Robert A. Spurr, effective June 10, 2022. The amount in the table above reported for Mr. Spurr is the balance on information available to the Company as of June 10, 2022.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Such executive officers, directors and shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
Based solely upon its review of the copies of such forms it received, or written representations from certain reporting persons for whom no such forms were required, the Company believes that during fiscal year 2022, all executive officers, directors and 10% beneficial owners of the Company timely filed all forms required by Section 16(a).

EXECUTIVE COMPENSATION AND RELATED MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
Upon the completion of the B+L IPO, we announced our new leadership team, including the following individuals, each of whom is one of our NEOs for 2022:
•	Thomas J. Appio, Chief Executive Officer
•	Tom G. Vadaketh, Executive Vice President and Chief Financial Officer
•	Seana Carson, Executive Vice President and General Counsel
•	Robert A. Spurr, former President, U.S. Pharmaceutical Business(1)
In addition, in connection with the B+L IPO, (i) Joseph C. Papa, our former Chairman of the Board and Chief Executive Officer, ceased serving in that role and became the Chairman and Chief Executive Officer of Bausch + Lomb(2), (ii) Sam A. Eldessouky, our former Executive Vice President and Chief Financial Officer, ceased serving in that role and became Executive Vice President and Chief Financial Officer of Bausch + Lomb, and (iii) Christina M. Ackermann, our former Executive Vice President, General Counsel and Head of Commercial Operations, ceased serving in that role and became Executive Vice President & General Counsel and President, Ophthalmic Pharmaceuticals of Bausch + Lomb.
Upon the occurrence of the B+L IPO in May 2022, Mr. Appio succeeded Mr. Papa as Chief Executive Officer of BHC, Mr. Vadaketh succeeded Mr. Eldessouky as Executive Vice President and Chief Financial Officer of BHC and Ms. Carson succeeded Ms. Ackermann as Executive Vice President and General Counsel of BHC.
Pursuant to SEC rules, each of Messrs. Papa and Eldessouky (in their capacity as our former Chief Executive Officer and Chief Financial Officer, respectively) and Ms. Ackermann (in her capacity as one of our former executive officers), are also one of our NEOs for 2022 (whom we refer to as the “Former B+L NEOs”).
This Compensation Discussion and Analysis (“CD&A”) section describes BHC’s compensation program and the compensation decisions made by the BHC Talent and Compensation Committee for our current NEOs for 2022 and, for the Former B+L NEOs, for the period from January 1, 2022 through the time of the B+L IPO in May 2022. From and after the date of the B+L IPO, the Bausch + Lomb Talent and Compensation Committee (the “B+L TCC”) made all compensation decisions with respect to the Former B+L NEOs for the period from the B+L IPO date through December 31, 2022. In addition, because B+L is our majority-owned subsidiary, all of the compensation that the Former B+L NEOs earned from B+L in 2022 is included in the executive compensation disclosure that follows. However, the CD&A that follows is focused on the BHC TCC’s compensation decisions for 2022. For more information about the compensation decisions specific to B+L, see the proxy statement filed by B+L with the SEC on March 13, 2023, which may be accessed at https://www.sec.gov/edgar/searchedgar/companysearch.html (which we refer to as the “B+L 2023 Proxy Statement”).
2022 was a transformative year for BHC and our business, particularly due to the B+L IPO and our associated significant leadership transition. As a result of this period of transition and transformation, our 2022 compensation program does not reflect our normalized, go-forward approach to our executive compensation program. In 2023, we expect to return our normalized compensation program and will continue to place an emphasis of pay-for-performance by granting a significant portion of our NEOs’ compensation in the form of “at-risk” variable compensation, including by reintroducing PSUs into our annual equity award mix.
(1)	On June 1, 2022, we announced that BHC eliminated the position of President, U.S. Businesses, held by Robert Spurr, effective June 10, 2022.
(2)
On July 20, 2022, B+L announced that its Board of Directors had begun the search for a new chief executive officer and that Mr. Papa agreed to continue serving in that role until his successor was appointed. Effective March 6, 2023, Brent Saunders was appointed as Chairman and Chief Executive Officer of B+L, and concurrent with such appointment, Mr. Papa ceased serving in those roles with B+L as of such date.

2022 Business Results
2022 was a transformative year for BHC. Under new leadership effective as of the B+L IPO, we executed on our strategic priorities, and achieved the following financial results for 2022 (reflected on a consolidated basis):
•	GAAP Revenues of $8,124M
•	GAAP Net Loss of ($225M)
•	Adjusted EBITDA attributable to Bausch Health (non-GAAP) of $3,022M(1)
•	GAAP Cash Used by Operations of $728M(2)
We also continued to make progress on our strategic alternatives by de-levering BHC (excluding B+L) significantly through a debt exchange and multiple open market repurchase initiatives. We reduced debt principal net of unrestricted cash by $3.2B post-B+L IPO and unrestricted B+L from BHC in accordance with the Company’s indentures.
Our Compensation Philosophy
Bausch Health’s compensation philosophy is designed to attract, retain, and motivate talented executives, including our NEOs, who are committed to the ongoing transformation of BHC and to improving people’s lives through our products. Our compensation program is designed to retain our critical leaders through the transition of BHC, to link executive compensation to long-term business performance, and provide compensation opportunities that are competitive as compared to our peers and align the interests of our executives with those of our shareholders. Our programs also balance appropriate risk-taking and incorporate shareholder feedback.
A significant portion of total compensation is linked to satisfying our financial targets. Our strategic initiatives focus on areas that are critical to our success, including an emphasis on fostering an inclusive work environment where everyone feels welcomed, supported and valued for their talents and contributions through our Diversity, Equity & Inclusion (“DE&I”) strategy, and identifying and addressing current and emerging environmental, social, and governance (“ESG”) trends that help us understand the needs of our patients and customers and provide us with the ability to enrich the communities and natural environments where we live and work.
In determining the appropriate mix of base salary and incentive pay (including annual cash incentives and long-term equity) for our NEOs, the BHC Talent and Compensation Committee seeks to balance:
•	attracting and retaining our executives with the stability of a competitive base salary;
•	promoting pay-for-performance, as we believe our compensation program should emphasize incentive pay that appropriately rewards executives for their contribution to our overall performance; and
•	aligning compensation with company performance and shareholder value creation with equity compensation awards.
In allocating between short-term and long-term compensation, the BHC Talent and Compensation Committee seeks to establish a balance between rewarding past performance and recognizing potential future contributions. In that respect, the BHC Talent and Compensation Committee designs our annual incentive program to reward executives for the achievement of pre-determined financial metrics and strategic priorities, and it grants equity awards under our long-term incentive program to provide an opportunity for additional compensation based on delivering on our long-term performance and shareholder value creation.
The compensation opportunity provided to our NEOs is primarily performance-based. In 2022, 90% of our CEO’s and 79%, on average, of our other NEOs’ compensation opportunity was at-risk variable incentive compensation.
Shareholder-Friendly Compensation Practices
We maintain the following shareholder-friendly compensation practices, which further align the interests of our executives with those of our shareholders and balance appropriate risk taking.
(1)
Adjusted EBITDA is a non-GAAP financial measure that may not be comparable to similar measures used by other companies. Please see Appendix 1 for a reconciliation of our GAAP to non-GAAP financial measures and related disclosures.

(2)
GAAP Cash Used by Operations of $728 million includes payments of $1,572 million of accrued legal settlements related to the Securities Class Action Settlement, the Glumetza Antitrust Litigation and a RICO class action matter paid during 2022.

What We Do
•
Share ownership guidelines — All NEOs are subject to significant share ownership guidelines. Pursuant to our Share Ownership Guidelines, our CEO is required to hold Common Shares equivalent to 6 times his base salary, and our other NEOs are required to hold Common Shares the equivalent to 3 times their base salary.

•	Holding requirements — Our CEO and NEOs are required to hold 50% of their net shares that vest under our long-term incentive plans until they satisfy our Share Ownership Guidelines.
•	Capped award payouts — We set maximum award levels under our annual and long-term incentive program, with award payouts capped at 200%.
•
Clawback — The Board may exercise its discretion to require any employee who receives equity-based compensation to reimburse bonus, incentive or equity-based compensation awarded in the event of (1) a material restatement or adjustment to our financial statements or (2) detrimental conduct by the employee that has caused material financial, operational, or reputational harm to us.

•
Double trigger acceleration following a change in control — No unvested equity awards accelerate on a “single-trigger” basis in connection with a change in control. Instead, unvested equity awards accelerate on a “double-trigger” basis upon a qualifying termination of employment in connection with a change in control.

•
Limited severance — Our severance arrangements provide a cash severance payment as follows: for our NEOs, a cash severance payment equal to one and a half times annual base salary and annual target incentive and two times in the event of termination following a change in control; and for our CEO, a cash severance payment of two times annual base salary and annual target incentive.

•	Independent compensation consultant — The BHC Talent and Compensation Committee has engaged an independent compensation consultant that has no other ties to us or to our management.
•
Shareholder engagement — We are committed to ongoing engagement with our shareholders through structured, engaged investor outreach that enables us to obtain ongoing feedback on our compensation program.

•	Performance-based equity — We grant performance share units with rigorous absolute and relative performance goals, which align the interests of our executives with our shareholders.
What We Don’t Do
•
No hedging — Our anti-hedging policy prohibits officers, directors and certain “designated employees” (as designated by the General Counsel in consultation with the CEO) from engaging in hedging, short selling, or monetization transactions with our Common Shares.

•
No pledging — Our anti-pledging policy prohibits officers, directors and designated employees from holding our securities in a margin account where the securities are subject to margin sales or pledging our securities as loan collateral. The anti-pledging policy exempts any margin accounts in existence at the time the policy was adopted by BHC. None of our NEOs or directors hold our securities in margin accounts subject to margin sales or pledging as loan collateral.

•	No repricing of underwater options — Repricing of stock options is expressly prohibited by BHC’s Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Plan”).
•
No excise tax gross-ups — We will not gross-up any excise tax that may be triggered as a result of a change in control severance payment under Section 280G and 4999 of the Internal Revenue Code of 1986 (the “Code”).

•	No single trigger vesting or payments — We do not provide for “single trigger” equity award vesting or other “single trigger” payments or benefits upon a change in control.
•	No dividend or dividend equivalents on unearned incentive awards.

•
No supplemental executive retirement plan — Executives are only eligible to participate in our tax-qualified Retirement Savings Plan (or, in the case of our Canadian-based executives, the Canadian equivalent) that is provided on the same terms to all employees.

•	No automatic or guaranteed annual salary increases.
2022 Shareholder Engagement
At our 2022 Annual Meeting of Shareholders, we held a non-binding advisory vote with respect to the compensation of our NEOs (commonly referred to as a “say-on-pay” vote). Approximately 65% of the total shareholders’ votes cast voted in favor of our executive compensation program. We were disappointed to receive the low-level of support of our 2022 say-on-pay proposal. In June 2022, we proactively reached out to shareholders representing 59% of our outstanding shares. The BHC Talent and Compensation Committee members engaged with shareholders representing approximately 24% of our outstanding shares.
The table below highlights the key topics discussed with our shareholders in 2022 and describes the specific actions the BHC Talent and Compensation Committee took to be responsive to our shareholders’ views.
What We Heard	How We Responded
Our long-term incentive program should include a PSU component
• In 2022, given the difficulty of setting PSU metrics in anticipation of the B+L IPO and related leadership transition, we did not incorporate PSUs into our 2022 long-term incentive program.

• We are committed to a pay-for-performance philosophy and have reintroduced PSUs as a significant part of our 2023 long-term incentive program on terms consistent with those in years prior to 2022.

• For 2023, PSUs comprise 60% of our CEO’s and 40% of our other NEOs’ long-term equity incentive mix, respectively.

PSUs should incorporate a performance metric that is focused on BHC’s debt management
• Our 2023 long-term incentive program utilizes Adjusted Operating Cash Flow as a performance metric.

• We believe the Adjusted Operating Cash Flow performance metric will align with the priority of creating flexibility to service debt, manage working capital and improve profitability without creating a bias to use cash to paydown debt instead of investing in our business.

PSUs should also be subject to a Total Shareholder Return (TSR) performance metric
• We have incorporated a relative TSR performance modifier into our 2023 PSU grants.

• We believe that the combination of the Adjusted Operating Cash Flow performance metric (which serves as a meaningful input to value creation) and the relative TSR modifier (which provides an output measure of value creation) under our long-term incentive program, provide a direct link between our executive’s pay and performance and promote long-term shareholder value  creation.

2022 was a transformative year for BHC and our business, particularly due to the B+L IPO and our associated significant leadership changes. As a result of this period of transition and transformation, our 2022 compensation program does not reflect our normalized, go-forward approach to our executive compensation program. In 2023, we expect to return our normalized compensation program (taking into consideration feedback we have received from our shareholders), and we will continue to place an emphasis of pay-for-performance. The BHC Talent and Compensation Committee continues to evaluate our compensation program design to ensure its ongoing alignment with our long-term goals and the interests of our shareholders without incenting inappropriate risk taking.
The BHC Talent and Compensation Committee and our management team are committed to continued engagement with shareholders to understand their viewpoints and to discuss and demonstrate the important connection between our compensation program and shareholder interests. Going forward, we will continue to maintain an active dialogue with shareholders and evaluate feedback on issues of importance to them. Additionally, the Board has recommended that we continue to hold an annual advisory say-on-pay vote for our shareholders to approve our executive compensation program. See Proposal No. 3 of this proxy statement for additional information regarding the advisory frequency of say-on-pay vote that our shareholders are being asked to vote on at this year’s annual meeting.
Compensation Process
Role of the Talent and Compensation Committee
The BHC Talent and Compensation Committee, which is comprised entirely of independent directors, is responsible for implementing, monitoring, and evaluating our executive compensation philosophy and objectives and oversees the compensation program for senior executives. The BHC Talent and Compensation Committee reviews and approves, or recommends to the Board for approval, all components of executive pay and reports its decisions to the Board. The Board, with the assistance of the BHC Talent and Compensation Committee, reviews or approves matters related to executive compensation on an as-needed basis. The Committee’s responsibilities and authority are described fully in the Committee’s charter, which is available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Corporate Governance Documents”).
Role of Management
Our CEO makes recommendations to the BHC Talent and Compensation Committee for base salary, annual incentive awards and equity grants for each NEO (other than the CEO, whose compensation is determined solely by the BHC Talent and Compensation Committee or recommended to the Board for approval). Our CEO and Chief Human Resources Officer also provide recommendations to the Committee on other elements of our compensation program for senior executives, including, for example, the design and metrics under our annual and long-term incentive programs.
Our CEO also leads a process each year to establish the collective strategic priorities of the senior executive team, and then, with each executive, establishes individual performance goals that tie to the achievement of these strategic priorities. These strategic priorities are shared with the BHC Talent and Compensation Committee and their input is considered before they are finalized.
Role of the Independent Compensation Consultant
In 2022, the BHC Talent and Compensation Committee again engaged the services of Pay Governance as its independent consultant to provide advice on executive and director compensation matters, including in connection with the B+L IPO. Pay Governance reported directly to the BHC Talent and Compensation Committee, which instructed Pay Governance to give it objective advice and without influence by management, and to provide such advice for the benefit of the Board and our shareholders. Pay Governance did not provide any other services to BHC in 2022. The BHC Talent and Compensation Committee has evaluated Pay Governance’s independence by considering the requirements adopted by the NYSE and the SEC and has determined that no conflict of interest exists.
Peer Group
Each year, the BHC Talent and Compensation Committee reviews its peer group to determine if any changes should be made in order to ensure our peers reflect the businesses in which we compete for talent, and include relevant comparators, such as industry, business focus, and revenue.

In April 2022, the BHC Talent and Compensation Committee reviewed the recommendation of its independent compensation consultant, Pay Governance, to make significant changes to BHC’s peer group to be better aligned to BHC after the B+L IPO and in anticipation of the full distribution of B+L. When evaluating potential peers, the BHC Talent and Compensation Committee focused on companies in the pharmaceutical, biotechnology, healthcare equipment and healthcare supplies sectors, with particular focus on pharmaceutical and biotechnology companies, and also considered the amount of revenue achieved by the companies in order to include companies of similar size. After the review, the BHC Talent and Compensation Committee approved the following peer companies for 2022:
Biogen Inc.	Jazz Pharmaceuticals
BioMarin	Organon
Elanco	Perrigo
Endo	Teva
Horizon Therapeutics	United Therapeutics
Incyte	Viatris
In 2023, the BHC Talent and Compensation Committee will review this peer group to determine if any changes should be made.
Because we hire executives largely from within the pharmaceutical, medical device, and healthcare technology industries, we use data from this peer group to benchmark pay levels, as well as pay practices. In addition to proxy data for the above companies, the BHC Talent and Compensation Committee also utilizes the Willis Towers Watsons Pharmaceuticals and Health Sciences Survey to supplement this data both in terms of pay levels as well as pay practices.
The BHC Talent and Compensation Committee references the median of the market data as a guide when making decisions. Market data is one element that the BHC Talent and Compensation Committee uses to make pay decisions. Multiple factors are considered in determining total compensation opportunity, including our compensation philosophy, the executive’s role and responsibility, retaining executives during the transition of BHC, the executive’s past performance, internal equity, and expected contributions and experience in the role.
Key Components of BHC’s Executive Compensation Program
Component	Form	Objective
Base Salary	Fixed - Cash
To attract and retain top performing executives, we provide base salaries that are competitive to the external market and recognize the contributions, experience, skills and responsibilities of our executives.

Annual Incentives	Variable - Cash
To align executive pay to annual achievement of certain financial targets and strategic priorities, we provide annual incentive bonuses that are paid based on BHC’s achievement of objective annual financial performance metrics and strategic priorities.

Long-Term Incentives	Variable - Equity
To align executive pay with long-term company performance and shareholder value and to retain our executives, we grant equity-based awards that provide an opportunity for additional compensation based on delivering on our long-term performance and shareholder value creation.

Base Salary
Base salaries are periodically reviewed as part of our performance review process, as well as upon a promotion or other change in job responsibilities. To the extent base salaries are adjusted, the amount of any such adjustment would reflect a review of competitive market data, consideration of relative levels of pay internally, individual performance of the executive, and any other circumstances that the BHC Talent and Compensation Committee determines are relevant.

The NEOs’ Base Salaries, as approved by the BHC Talent and Compensation Committee in 2022, are as follows:
NEO	2021 Salary	2022 Salary	% Increase
Thomas J. Appio	1,000,000	1,000,000	No Change
Tom G. Vadaketh	N/A(1)	600,000	N/A
Seana Carson	506,590	506,590	No Change
Robert A. Spurr	700,000	700,000	No Change
Joseph C. Papa	1,600,000	1,600,000	No Change
Sam A. Eldessouky	700,000	700,000	No Change
Christina M. Ackermann	750,000	750,000	No Change
(1)	Mr. Vadaketh joined BHC on January 3, 2022.
For 2023, based on the immediate and significant positive impact of each of their individual performance since assuming leadership of BHC effective as of the B+L IPO in 2022, and after a review of the competitive market data for the median of their peers, the Talent and Compensation Committee increased Mr. Appio’s base salary 20% to $1,200,000; Mr. Vadaketh’s base salary 12.5% to $675,000 and Ms. Carson’s base salary 9.6% to $555,000.
Annual Incentive Program
In the beginning of 2022, the BHC Talent and Compensation Committee established separate 2022 annual incentive programs for the senior executives who would lead BHC (the “2022 BHC AIP”) and B+L (the “2022 B+L AIP”), respectively. The BHC Talent and Compensation Committee determined that Messrs. Appio, Vadaketh and Spurr and Ms. Carson were eligible to participate in the 2022 BHC AIP and Messrs. Papa and Eldessouky and Ms. Ackermann were eligible to participate in the 2022 B+L AIP. Each of the 2022 BHC AIP and 2022 B+L AIP provided an opportunity for the NEOs, to earn an annual incentive bonus, paid in cash, based on the achievement of certain financial targets and strategic priorities. In the beginning of 2023, the BHC Talent and Compensation Committee determined whether the financial metrics and strategic priorities for the 2022 BHC AIP had been achieved and the B+L TCC determined whether the financial metrics and strategic priorities for the 2022 B+L AIP had been achieved.
2022 Annual Incentive Program Opportunity
The NEOs annual incentive target for 2022, as a percentage of base salary, are as follows:
NEO	Plan	Incentive Target
Thomas J. Appio	2022 BHC AIP	120%
Tom G. Vadaketh	2022 BHC AIP	60%
Seana Carson	2022 BHC AIP	60%
Robert A. Spurr	2022 BHC AIP	80%
Joseph C. Papa	2022 B+L AIP	150%
Sam A. Eldessouky	2022 B+L AIP	80%
Christina M. Ackermann	2022 B+L AIP	80%
2022 BHC AIP Design
For our senior executives, including our current NEOs, the 2022 BHC AIP is based on BHC’s performance against pre-established financial targets and strategic priorities approved by the BHC Talent and Compensation Committee. Performance against financial targets makes up 75% of the total payout, while performance against strategic priorities makes up 25% of the total payout.
We utilize Adjusted EBITDA (non-GAAP) and Revenue as the two financial metrics under our AIP because these are key metrics that our investors use to assess our performance. We believe these metrics focus our NEOs on delivering both organic growth, as well as BHC’s bottom line for our shareholders. BHC’s strategic priorities are intended to focus the organization on the key initiatives that will drive shareholder value over time.
For purposes of the 2022 BHC AIP, the performance of all our current NEOs, was measured against BHC’s Adjusted EBITDA (non-GAAP) and Revenue performance for 75% of their total payout. Adjusted EBITDA (non-GAAP) makes up 60% of this financial portion of their payout and Revenue makes up 40% of this financial portion of their payout. Consistent with prior years, strategic priorities comprise the remaining 25% of their payout.

For 2022, the threshold, target, and stretch performance and corresponding payouts were as follows, with award payouts capped at 200% of incentive target.
	Adjusted EBITDA (non-GAAP)	Revenue	Payout
	Performance versus Plan
Below Threshold	<90%	<93%	0%
Threshold	90%	93%	10%
Target	100%	100%	100%
Stretch	110%	107%	200%
Above Stretch	>110%	>107%	200%
The BHC Talent and Compensation Committee determines whether the financial metrics and strategic priorities have been achieved. In addition, it retains the ability to reduce or eliminate payouts for individual executives, including NEOs, even if financial metrics and strategic priorities are met, as well as to increase payouts based on individual performance. In making these decisions, the BHC Talent and Compensation Committee may consider factors such as the performance of the individual executive against their individual objectives in support of strategic priorities or additional financial metrics applicable to the business or functional area for which the NEO is responsible.
2022 BHC AIP Financial Objectives
The financial targets for 2022 were established at the beginning of 2022 by the BHC Board based on BHC’s budget for fiscal year 2022, including Adjusted EBITDA (non-GAAP) and Revenue targets (the “2022 BHC Financial Targets”). These same 2022 BHC Financial Targets were reviewed and approved by the BHC Talent and Compensation Committee to determine achievement under the 2022 BHC AIP.
For our NEOs, the BHC 2022 Financial Targets are based on attaining budget (to receive a payout at target) or stretch targets (to receive a payout above target) for Adjusted EBITDA and Revenue, as follows:
Financial Metric	Weighting	Threshold(2)(3)	Target(2)(3)	Stretch(2)(3)	Actual(2)(3)	Achieved(2)(3)	Payout(2)(3)
Adjusted EBITDA (non-GAAP)(1)	60%	$2.156B	$2.396B	$2.636B	$2.236B	93.3%	20.0%
Revenue(4)	40%	$3.989B	$4.289B	$4.589B	$4.134B	96.4%	19.4%
							39.4%
(1)
Adjusted EBITDA is a non-GAAP financial measure and may not be comparable to similar measures used by other companies. Please see Appendix 1 for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

(2)
The Financial targets and the actual results under the 2022 BHC AIP were determined without reference to, and do not reflect in the table above, the financial performance of B+L or our Solta Medical business in 2022. At the beginning of 2022, the BHC Talent and Compensation Committee established three separate 2022 annual incentive programs for the senior executives of BHC, B+L, and our Solta Medical business in 2022, each of which provided for annual incentive payouts based on the performance of the applicable executive’s business against the pre-established Adjusted EBITDA(non-GAAP) and Revenue targets in 2022 for such business. As a result, the targets and results under the 2022 BHC AIP reflected in the table above reflect only the financial targets and actual results for BHC (and do not reflect targets or results attributable to performance of B+L or our Solta Medical business for 2022).

(3)
In determining the 2022 Financial Targets and final payouts for purposes of the 2022 BHC AIP, the BHC Talent and Compensation Committee reviewed and approved certain modifications to the previously reported results for Adjusted EBITDA (non-GAAP) and Revenues metrics for purposes of the 2022 BHC AIP relating to certain external factors outside of management’s control (e.g. foreign exchange, an earlier or later than anticipated loss of exclusivity).

(4)	Revenue for these purposes is the same as GAAP revenue, except that the exchange rates are those used for the 2022 BHC AIP.
Based on the foregoing results, the Talent and Compensation Committee certified that the total payout based on BHC’s Adjusted EBITDA (non-GAAP) and Revenue was 39.4% for all NEOs participating in the 2022 BHC AIP.

2022 BHC Strategic Priorities
In the beginning of 2022, the BHC Talent and Compensation Committee reviewed and approved the following strategic priorities, which make up the remaining 25% of our NEOs’ payout:
Strategic Priority	Weighting	Payout
Create a vision for the organization, providing clarity and direction for leaders and employees on how we will create value, what we will achieve and how we will get there	20%	130%
Cultivate a high-performance, results oriented culture that values diversity, equality and inclusion (DEI). Focus on recruiting, engaging, developing, rewarding and retaining our employees	20%	160%
Accelerate growth and drive operational excellence across the enterprise to optimize sales and EBITA	20%	140%
Increase size, breadth, and depth of product pipeline through R&D and strategic Business Development investment activities	20%	130%
Accomplish key milestones required to separate B+L into an independent company	20%	180%
	Total	148%
Achievement for each initiative was reviewed and determined by the BHC Talent and Compensation Committee based on results against each initiative, including the following:
Create a vision for the organization, providing clarity and direction for leaders and employees on how we will create value, what we will achieve and how we will get there
•	Set our new mission values and behaviors framework as well as branding which will be rolled out aligned to timing of the full distribution of B+L.
•	Increased Government Relations outreach and executed regular updated meetings with all national health plans and PBMs.
Cultivate a high-performance, results oriented culture that values diversity, equality and inclusion (DEI). Focus on recruiting, engaging, developing, rewarding and retaining our employees
•	In 2022, we hired and onboarded seventeen percent of our workforce. Introduced a global approach to pay and performance with all employees using one central system.
•	Launched learning platform for US sales force and increased learning and development opportunities for all leaders.
•	Enhanced our website to publish ESG data and developed and deployed new ESG policies.
Accelerate growth and drive operational excellence across the enterprise to optimize sales and EBITA
•	Identified and initiated implementation on 3 key initiatives for Xifaxan growth.
•
Manufacturing operations successfully met demand and delivered favorable financial results despite very difficult global supply chain and inflationary conditions. Exceeded 2022 Quality savings target across manufacturing networks and continuous improvement verification.

Increase size, breadth, and depth of product pipeline through R&D and strategic Business Development investment activities
•	Reviewed and refined R&D pipeline to focus on core programs and reduce costs related to non-core programs.
•	Filed new drug application for IDP-126 with the FDA.
Accomplish key milestones required to separate B+L into an independent company
•	B+L IPO executed.
•
Completed open market repurchases as well as a debt exchange to reduce net debt by $3.2B since the B+L IPO. The lock ups have expired, and we have now achieved the target leverage ratios pending further conditions that need to be satisfied.

2022 B+L AIP
For B+L senior executives, including the Former B+L NEOs, the 2022 B+L AIP is based on B+L’s performance against pre-established financial targets and strategic priorities approved by the BHC Board. Performance against financial targets makes up 80% of the total payout, while performance against strategic priorities makes up 20% of the total payout.
The financial targets under the 2022 B+L AIP were established at the beginning of 2022 by the BHC Board based on B+L’s budget for fiscal year 2022, including Adjusted EBITDA (non-GAAP) and Revenue targets (the “2022 B+L Financial Targets”). These same 2022 B+L Financial Targets were reviewed and approved by the B+L TCC to determine achievement under the 2022 B+L AIP. The 2022 B+L Financial Targets for Mr. Papa were as follows:
Financial Metric	Weighting	Threshold	Target	Stretch	Actual(2)	Achieved	Payout(2)
Adjusted EBITDA (non-GAAP)(1)(2)	60%	$787M	$875M	$963M	$786M	89.8%	0%
Revenue(2)	40%	$3.749B	$4.031B	$4.313B	$3.995B	99.1%	35%
							35%
For all other Former B+L NEOs, the 2022 B+L Financial Targets are based on attaining budget (to receive a payout at target) or stretch targets (to receive a payout above target) for Adjusted EBITDA and Revenues, are as follows:
Financial Metric	Weighting	Threshold	Target	Stretch	Actual(2)	Achieved	Payout(2)
Adjusted EBITDA (non-GAAP)(1)(2)	60%	$752M	$835M	$919M	$786M	94.1%	25%
Revenue(2)	40%	$3.749B	$4.031B	$4.313B	$3.995B	99.1%	35%
							60%
(1)	Adjusted EBITDA is a non-GAAP measure. Please see Appendix 1 for additional information and a reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures.
(2)
In determining the 2022 B+L Financial Targets and final payouts for purposes of the 2022 B+L AIP, the B+L TCC reviewed and approved certain modifications to the previously reported results for FY 2022 Adjusted EBITDA (non-GAAP) and FY 2022 Revenues metrics for purposes of the 2022 B+L AIP relating to certain external factors outside of management’s control (e.g. foreign exchange and exclusion of other material non-recurring items).

Following the end of 2022, the B+L TCC determined achievement of the 2022 B+L Financial Targets and the applicable strategic priorities under the 2022 B+L AIP.
For more information about the 2022 B+L AIP and the payout determinations approved by the B+L TCC for the Former B+L NEOs, please refer the B+L 2023 Proxy Statement.
2022 Annual Incentive Program Payouts
Based on the achievement of the applicable financial performance metrics and the strategic priorities for 2022, the total payouts approved by the BHC Talent and Compensation Committee for Messrs. Appio and Vadaketh and Ms. Carson under the 2022 BHC AIP and by the B+L TCC for Messrs. Papa and Eldessouky and Ms. Ackermann under the 2022 B+L AIP were as follows:
NEO	Plan	Incentive Target	Bonus Payout	Bonus Payout as Percentage of Target
Thomas J. Appio	2022 BHC AIP	1,200,000	798,000	66.5%
Tom G. Vadaketh	2022 BHC AIP	360,000	239,472	66.5%
Seana Carson	2022 BHC AIP	303,954	202,190	66.5%
Joseph C. Papa	2022 B+L AIP	2,400,000	1,128,000	47%
Sam A. Eldessouky	2022 B+L AIP	560,000	375,200	67%
Christina M. Ackermann	2022 B+L AIP	600,000	402,000	67%
BHC’s Long-Term Incentive Program
The BHC Talent and Compensation Committee believes that our executive compensation program should emphasize pay-for-performance and deliver a significant portion of our NEOs’ compensation in the form of long-term equity incentive awards that align our NEOs’ interests with company performance and shareholder value creation.

Given the transformation and transition of BHC and our business in 2022 (including in connection with the B+L IPO), the BHC Talent and Compensation Committee determined to award each of Messrs. Appio and Vadaketh and Ms. Carson annual equity incentive awards for 2022 that were granted 50% in the form of time-based restricted stock units (“RSUs”) and 50% in the form of time-based stock options (“Stock Options”). The BHC Talent and Compensation Committee determined not to grant any performance-based restricted stock units (“PSUs”) to our NEOs in 2022 in light of the pending B+L IPO and the challenge of setting PSU metrics in the midst of this transformational time for BHC.
In 2023, we reintroduced PSUs to our long-term incentive compensation program by granting our CEO’s annual equity compensation awards 60% in the form of PSUs and 40% in the form of RSUs, and for all other NEOs, 40% in the form of PSUs, 40% in the form of RSUs and 20% in the form of Stock Options. The PSUs granted by the BHC Talent and Compensation Committee in early 2023 will be earned and vest based on achievement of an Adjusted Operating Cash Flow metric and Relative Total Shareholder Return modifier performance metric. For additional details regarding our 2023 long-term incentive program, see page 50 below.
The Former B+L NEOs did not receive any BHC equity awards in 2022. Instead, the Former B+L NEOs received B+L founder equity awards, as described in more detail on page 49 below.
2022 BHC Equity Awards
In early 2022, the BHC Talent and Compensation Committee approved the 2022 annual BHC equity awards to each of Messrs. Appio, Vadaketh, Spurr and Ms. Carson, which, as described above, were granted 50% in the form of RSUs and 50% in the form of Stock Options, with the following approximate values.
NEO	Approved Value
Thomas J. Appio	$7,500,000
Tom G. Vadaketh	$2,150,000
Seana Carson	$1,650,000
Robert A. Spurr	$1,750,000
2022 RSUs
RSUs provide senior executives with the right to receive Common Shares at a future date. The value ultimately received is based on the growth of our Common Share price over time. RSUs vest on each of the first three anniversaries of the grant date, subject to continued employment through such date.
2022 Stock Options
Stock Options provide senior executives the opportunity to purchase our Common Shares at a price equal to the market price at the time of the grant. The value ultimately received is based on the growth of our Common Share price over time. Stock Options vest on each of the first three anniversaries of the grant date, subject to continued employment through such date. The Stock Options will remain exercisable until the 10-year anniversary of the grant date.
B+L Long-Term Incentive Program
The B+L Board of Directors approved a long-term incentive program for 2022 that provided for the grant of founder equity awards granted to the Former B+L NEOs in May 2022 in connection with the B+L IPO (the “B+L Founder Awards”), which were granted in the form of RSUs and Stock Options.
Founder Awards Granted to the Former B+L NEOs
For 2022, the Former B+L NEOs received Founder Awards in connection with the B+L IPO, which were granted 50% in the form of RSUs (the “B+L Founder RSUs”) and 50% in the form of Stock Options (the “B+L Founder Stock Options”), with the following approximate values.
NEO	Approved Value
Joseph C. Papa	$17,000,000
Sam A. Eldessouky	$4,500,000
Christina Ackermann	$3,000,000

The B+L Founder RSUs will vest 50% on each of the second and third anniversaries of the grant date or, if later, upon of B+L’s full separation from BHC or a change in control of B+L, assuming continued employment through the applicable vesting date. The B+L Founder Stock Options will vest ratably on the first three anniversaries of the grant date, or, if later, upon B+L’s full separation from BHC or a change in control of the Company, subject to continued employment from the grant date. The B+L Founder Stock Options will remain exercisable until the ten-year anniversary of the grant date.
BHC CEO Mr. Appio B+L Founder RSU Award
In appreciation of his leadership as the former President, Co-Head of B+L international and in recognition of the integral role he plays in the successful separation of B+L into an independent company, the B+L TCC granted Mr. Appio a B+L Founder RSU Award in the amount of $1,000,000. The B+L Founder RSU Award granted by B+L to Mr. Appio will vest on the same schedule described above for the Former B+L NEOs and unless otherwise determined by the B+L Talent and Compensation Committee will also be subject to forfeiture if the full distribution of B+L does not occur on or prior to December 31, 2023.
2020 and 2021 BHC Performance Share Unit Vesting
In early 2022, the BHC Talent and Compensation Committee approved the following changes in light of the separation of the BHC and B+L businesses in connection with the B+L IPO, due to the difficulty of assessing the achievement of the PSU performance metrics following the B+L IPO, in order to provide consistent treatment of these grants for both leadership teams, and based on input from Pay Governance regarding common market practice for similar situations: (i) BHC Return on Tangible Capital (“ROTC”) performance in respect of the 2022 performance period and the 2023 performance period applicable to the PSUs granted in each of 2020 and 2021, as applicable, would be deemed to be achieved at target as of the closing of the B+L IPO in May 2022, (ii) the last day of the TSR performance period applicable to such PSUs was the date of the closing of the B+L IPO in May 2022, with actual achievement of the TSR performance metrics measured by the BHC Talent and Compensation Committee through such date, and (iii) the 2021 ROTC PSUs would service vest early on March 3, 2023 (versus March 3, 2024) as required under Section 409A of the Internal Revenue Code.
Based on the foregoing, the following summarizes the level of achievement and resulting payout of the BHC PSUs granted to our NEOs in 2020 and 2021:
2020 BHC PSUs
•	The 2020 ROTC award was calculated using the average of actual performance for 2020 (65%) and 2021 (123%), and target performance (100%) for 2022, resulting in a payout of 96%.
•
The 2020 TSR award was measured relative to BHC’s peers in the ARCA index at the time of the closing of the B+L IPO, using a 20-day stock price trail. BHC’s TSR ranked 20 of 23 peers (13th percentile), resulting in a payout of 0%.

•	On February 27, 2023, the BHC PSUs granted in 2020 to Messrs. Appio, Papa and Eldessouky and Mses. Carson and Ackermann vested based on their continued employment through the vesting date.
2021 BHC PSUs
•	The 2021 ROTC award was calculated using the average of actual performance for 2021 (123%), and target performance (100%) for 2022 and 2023, resulting in a payout of 107%.
•
The 2021 TSR award was measured relative to BHC’s peers in the ARCA index at the time of the closing of the B+L IPO, using a 20-day stock price trail. BHC’s TSR ranked 17 of 25 peers (33rd percentile), resulting in a payout of 58% of the target award.

•	On March 3, 2023, the PSUs granted in 2021 to Messrs. Appio, Papa and Eldessouky and Mses. Carson and Ackermann vested based on their continued employment through the vesting date.
These 2020 and 2021 PSUs were delivered in February and March 2023, respectively, as shown in the Outstanding Equity Awards at Fiscal Year End Table beginning on page 63.
2023 BHC Long-Term Incentive Program
As noted above, in early 2023, the BHC Talent and Compensation Committee approved our 2023 long-term incentive program, including granting our CEO’s annual equity compensation awards 60% in the form of PSUs and 40% in the form of RSUs and for all other NEOs, 40% in the form of PSUs, 40% in the form of RSUs and 20% in the form of Stock Options. After taking into account shareholder feedback during 2022, the BHC Talent and Compensation Committee has decided to measure 2023 PSUs using a balanced approach, measuring performance based on achievement of an Adjusted Operating Cash Flow metric and Relative Total Shareholder Return modifier performance metric. The BHC Talent and Compensation Committee determined that Adjusted Operating Cash Flow aligns with BHC’s priorities of creating flexibility to service debt, manage working capital and improve profitability and Relative Shareholder Return aligns the program with the interest of shareholders.
B+L Separation Bonus Opportunity
In October 2020, the BHC Talent and Compensation Committee approved Messrs. Appio’s, Spur’s and Eldessouky’s, and Mses. Carson’s and Ackermann’s eligibility for a performance-based separation bonus, which requires the achievement of pre-determined milestones related to the separation transaction. Payment is made in cash, with 50% conditioned upon meeting internal readiness criteria for the separation of the two companies and the remaining 50% conditioned upon the successful close of the B+L separation transaction. The first 50% was paid in October 2021. Payment is subject to continued employment, except in limited circumstances. The total amount of the remaining unvested separation bonuses is $250,000 for each of Mr. Appio, Mr. Eldessouky, Ms. Ackermann and $50,000 for Ms. Carson. In connection with his termination of employment, Mr. Spurr received the remaining unvested separation bonus of $250,000.
BHC Retention Program
In order to retain and incentivize certain members of our senior leadership team who are critical to positioning BHC for long-term future growth during the transformation of the company, on September 5, 2022, the BHC Talent and Compensation Committee approved a retention program for certain of BHC’s executive officers (including Mr. Vadaketh and Ms. Carson). Under the retention program, each of Mr. Vadaketh and Ms. Carson were granted a one-time award of BHC RSUs (the “BHC Retention RSU Grant”) under the 2014 Plan. Mr. Vadaketh received a BHC Retention RSU Grant with an aggregate grant date value of $2,150,000 and Ms. Carson received a BHC Retention RSU Grant with an aggregate grant date value of $1,650,000. The BHC Retention RSU Grants will generally vest ratably on each of the first three anniversaries of the grant date subject to continuous employment with BHC (except the BHC Retention RSU Grant will fully vest earlier upon the executive’s termination of employment due to death, disability, involuntary termination without “cause” or resignation for “good reason”). The value ultimately received is based on the growth of our Common Share price over time.
B+L Retention Program
In light of the announced departure of B+L’s CEO, Mr. Papa, and in order to retain the members of the executive leadership team who are essential to B+L’s future success, on July 25, 2022, the B+L TCC (and not the BHC Talent and Compensation Committee) approved a retention program that includes the Former B+L NEOs (other than Mr. Papa) (the “B+L Retention Program”).
Under the B+L Retention Program, the severance benefits payable to the Former B+L NEOs (other than Mr. Papa) were updated to provide that, in the event of an involuntary termination of the Former B+L NEO’s employment by B+L without “cause” or the NEO’s resignation for “good reason” (as described below), in each case within one-year following B+L’s appointment of Mr. Papa’s successor (a “qualifying termination”), then (i) the Former B+L NEO will be eligible to receive a cash severance payment equal to two times the sum of his or her annual base salary and annual target incentive award, plus payment of his or her annual cash bonus award for the year of termination (based on actual achievement of applicable performance goals and prorated based on the number of days employed during the year prior to termination) and (ii) with respect to the B+L Founder Awards, (a) the B+L Founder RSUs will vest and be settled on a pro-rata basis (based on his or her period of service prior to the termination date relative to the original three year vesting period associated with such awards), but the shares received upon settlement will be nontransferable until the earliest to occur of (A) the date BHC completes the spin-off distribution of B+L, (B) a “change in control” of B+L, (C) the date the Board determines that BHC will no longer pursue the spin-off distribution of the B+L (a “Strategy Change”) and (D) the two-year anniversary of the Former B+L NEO’s termination of employment (such applicable date, the “Unrestricted Date”) and (b) the B+L Founder Stock Options will vest and become exercisable on the Unrestricted Date on a pro-rata basis (based on his or her period of service prior to the date of his or her termination of employment relative to the original three year vesting period associated with such awards), and the B+L Founder Stock Options will be exercisable for two years following the later of the

Unrestricted Date and the date of his or her termination of employment. Solely for purposes of the above-described severance benefits, “good reason” is defined pursuant to the terms of the executive’s existing employment agreement with B+L, except that a Strategy Change was added as an additional event giving rise to “good reason”. All other terms and conditions under each Former B+L NEO’s employment agreement with B+L remain unchanged.
In addition, each of Former B+L NEOs (other than Mr. Papa) was granted a one-time award of 35,000 RSUs under the Retention Program (the “B+L Retention RSU Grant”) pursuant to B+L’s 2022 Omnibus Incentive Plan. The B+L Retention RSU Grant will generally vest in one-third installments on each of the first three anniversaries of the grant date subject to the NEO’s continuous employment with B+L (except the B+L Retention RSU Grant will fully vest earlier upon the Former B+L NEO’s termination of employment due to death, disability, involuntary termination without “cause” or resignation for “good reason”).
BHC’s Matching Share Program
Senior Leaders, including our NEOs, are eligible to participate in BHC’s Matching Share Program. Under this program, Common Shares purchased on the open market by recipients are matched with one Matching RSU (“MRSU”) issued under the 2014 Plan. Generally, MRSUs granted for a period of three years may not exceed the value of 50% of the sum of the NEO’s annual base salary and target annual cash bonus, less any shares sold within the past six months (excluding any shares sold to cover a tax obligation resulting from a vesting event).
Subject to the provisions of the 2014 Plan and applicable award agreements, MRSUs vest pro-rata over a three-year period, provided that the recipient is employed through the applicable vesting dates. Vesting ceases upon a termination of employment (except in limited circumstances), and any MRSUs that do not become vested prior to the recipient’s termination of employment or that do not become vested according to the provisions of the terms of the award are forfeited.
The Former B+L NEOs were no longer eligible to participate in the plan effective at the time of the B+L IPO. None of our NEOs or the Former B+L NEOs purchased shares under this program during 2022.
Retirement and Welfare Benefits
The retirement and welfare benefit programs are a necessary element of the total compensation package to ensure a competitive position in attracting and maintaining a committed workforce. Participation in these programs is not tied to performance.
Our specific contribution levels to these programs are adjusted annually to maintain a competitive position while considering costs.
•
U.S. Retirement Savings Plan — All employees of BHC and B+L in the United States, including our NEOs in the U.S., are eligible to participate in a tax-qualified retirement savings plan (the “Retirement Savings Plan”) under Section 401(k) of the Code. Eligible employees are able to contribute to the Retirement Savings Plan, on a before-tax basis, up to 75% of their eligible compensation, subject to the limit prescribed by the Code. In 2022, we matched 100% of the first 3% of pay and 50% on the next 3% of pay that is contributed to the Retirement Savings Plan. All employee contributions to the Retirement Savings Plan are fully vested upon contribution; matching contributions vest ratably over three years.

•
Canadian Retirement Savings Plan — All employees in Canada, including Ms. Carson, are eligible to participate in a tax-qualified retirement savings plan under The Canada Revenue Agency (the “Canadian Retirement Savings Plan”). Eligible employees are able to contribute to the Canadian Retirement Savings Plan, on a before-tax basis, up to 85% of their eligible compensation subject to the limits prescribed by the Canada Revenue Agency. In 2022 BHC made a base contribution of 3% of base salary and bonus and we could match 100% of the employee’s contribution up to a maximum of 2% of base salary and bonus that is contributed to the Canadian Retirement Savings Plan. All employee contributions to the Canadian Retirement Savings Plan are fully vested upon contribution.

•
Welfare Plans — Our executives are also eligible to participate in our broad-based welfare benefits plans (including medical, dental, vision, life insurance and disability plans) upon the same terms and conditions as other employees.

Executive Benefits and Perquisites
We provide our NEOs with limited perquisites and other personal benefits that the BHC Talent and Compensation Committee believes are reasonable and consistent with our overall compensation program to better attract and retain superior employees for key positions. The Talent and Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. The Talent and Compensation Committee intends to maintain only those perquisites and other benefits that it determines to be necessary components of total compensation and that are not inconsistent with shareholder interests.
The BHC Talent and Compensation Committee permitted Mr. Papa to use BHC’s aircraft for his business travel and, on a limited basis, for personal travel up through the time of the B+L IPO. Certain travel for immediate family members was also permitted, as reported on page 60 in footnote 5(B) to the Summary Compensation Table. We did not gross up the income tax incurred by Mr. Papa resulting from his personal use of the aircraft. The BHC Talent and Compensation Committee believes that making the company aircraft available to Mr. Papa allowed him to serve shareholder interests by efficiently and securely conducting business during and when traveling.
Following the B+L IPO, the B+L TCC also permitted Mr. Papa to use the company aircraft for his business travel and, on a limited basis, for personal travel. Certain travel for immediate family members is also permitted, as reported on page 60 in footnote 5(B) to the Summary Compensation Table. B+L does not gross up the income tax incurred by Mr. Papa resulting from his personal use of the aircraft.
Attributed costs of the personal benefits described above for our NEOs for the fiscal year ended December 31, 2022 are included in the column entitled “All Other Compensation” of the Summary Compensation Table on page 59.
Arrangements with Our NEOS
Mr. Appio’s Employment Agreement
In March 2017, we entered into an employment agreement with Mr. Appio, which was amended in connection with his appointment to CEO effective as of the B+L IPO (the “Appio Agreement”). The initial three-year term of the Appio Agreement commenced on September 1, 2021. The term will continue to automatically renew for successive one-year periods unless either party gives notice of non-renewal.
Pursuant to the Appio Agreement, Mr. Appio receives an initial annual base salary of $1,000,000 and a target annual incentive opportunity equal to 120% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive. In connection with his promotion to CEO, Mr. Appio received an initial equity grant with an aggregate approved value of $5,000,000, 50% in the form of PSUs and 50% in the form of RSUs. Ongoing equity grants are at the sole discretion of the BHC Talent and Compensation Committee.
Mr. Appio’s expatriate assignment from New Jersey to China ended as of December 31, 2021, in connection with his appointment as CEO effective upon the B+L IPO; however, due to the continued COVID related lockdowns in China, BHC continued to maintain Mr. Appio’s residence in China and accordingly, Mr. Appio was liable for taxes in China. For 2022, BHC continued to provide for (i) Mr. Appio’s Company-paid housing in China; (ii) tax equalization, with Mr. Appio responsible for actual taxes due in the United States and BHC responsible for any taxes due in non-U.S. jurisdictions in which Mr. Appio earns taxable income; and (iii) tax preparation services. These benefits are reported in the “All Other Compensation” column of the Summary Compensation Table on page 59, including reimbursement related to the taxes on imputed income for these expatriate assignment benefits, as described on page 60 in footnote 5(D) to such table.
The consequences of Mr. Appio’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 66.
Mr. Appio is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for two years following a termination of employment for any reason.
Mr. Vadaketh’s Employment Agreement
In October 2021, we entered into an employment agreement with Mr. Vadaketh (the “Vadaketh Agreement”). The initial term of Mr. Vadaketh’s agreement commenced on January 3, 2022 and continues until the third anniversary of the date of the commencement of his employment. Beginning at the expiration of the initial term, the Vadaketh Agreement will continue to automatically renew for successive one-year periods unless either party gives notice of non-renewal.

Pursuant to the Vadaketh Agreement, Mr. Vadaketh receives an annual base salary of $600,000 and a target annual incentive opportunity equal to 60% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive. In connection with entering into the Vadaketh Agreement, Mr. Vadaketh received a one-time cash sign-on bonus of $500,000 and a one-time initial equity grant with an aggregate value of $3,000,000, 50% in the form of RSUs and 50% in the form of stock options. Ongoing equity grants are at the sole discretion of the BHC Talent and Compensation Committee.
The consequences of Mr. Vadaketh’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 66.
Mr. Vadaketh is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following a termination of employment for any reason.
Ms. Carson’s Employment Agreement
In December 2021, we entered into an employment agreement with Ms. Carson in connection with her appointment as the General Counsel of BHC effective as of the B+L IPO (the “Carson Agreement”).
Pursuant to the Carson Agreement, Ms. Carson receives an annual base salary of $665,000 CAD and a target annual incentive opportunity equal to 60% of her base salary, with a maximum annual incentive opportunity equal to 200% of her annual target incentive. In connection with entering into the Carson Agreement, Ms. Carson received a one-time equity grant with an aggregate value of $250,000 in the form of RSUs. Ongoing equity grants are at the sole discretion of the BHC Talent and Compensation Committee.
The consequences of Ms. Carson’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 66.
Ms. Carson is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during her employment and for one year following termination of employment for any reason.
Mr. Spurr’s Employment Agreement and Separation Agreement
In May 2020, we entered into an employment agreement with Mr. Spurr, which was amended in connection with his appointment as President, U.S. Businesses in 2021 (as amended, the “Spurr Agreement”). The initial three-year term of the Spurr Agreement commenced September 1, 2021. The term would automatically renew for successive one-year periods unless either party gives notice of non-renewal. Pursuant to the Spurr Agreement, Mr. Spurr receives an annual base salary of $700,000 and a target annual incentive opportunity equal to 80% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive. In connection with his promotion to President, U.S. Businesses, Mr. Spurr received an equity grant with an aggregate approved value of $500,000, 50% in the form of RSUs and 50% in the form of stock options. Ongoing equity grants are at the sole discretion of the Talent and Compensation Committee.
On June 1, 2022, we entered into a separation agreement with Mr. Spurr in connection with his termination of employment by BHC without cause due to BHC’s elimination of the position of President, U.S. Businesses on June 1, 2022 (the “Spurr Separation Agreement”). In connection with his termination of employment, subject to his execution and nonrevocation of a release of claims in favor of BHC and his continued compliance with any restrictive covenants to which he is subject, Mr. Spurr was entitled to (i) a lump sum payment equal to the product of (x) 1.5 multiplied by (y) the sum of Mr. Spurr’s annual base salary plus his target annual bonus, (ii) a prorated portion of his annual bonus for the year in which his termination of employment occurred and (iii) continued coverage under BHC’s health, medical, dental and vision policies at the active employee rates for a period of one year following his termination of employment. In addition, Mr. Spurr was also entitled to receive the second installment of his B+L Separation Bonus in accordance with its existing terms.
Mr. Papa’s Employment Agreement and Separation Agreement
In April 2016, BHC entered into an employment agreement with Mr. Papa, which was assigned to B+L upon the closing of the B+L IPO (the “Papa Agreement”). The initial term of the Papa Agreement commenced on May 2, 2016, and continued until the fifth anniversary of the commencement date. Beginning at the expiration of the initial term, the term automatically renewed for successive one-year periods.
Pursuant to the Papa Agreement, Mr. Papa received an annual base salary of $1,500,000 and a target annual incentive opportunity equal to 150% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive. Ongoing equity grants for Mr. Papa were at the sole discretion of the Board or the Talent and Compensation Committee (in each case, since the B+L IPO date, the Board of Directors of B+L and the B+L TCC).
On July 20, 2022, B+L announced that the Board of Directors of B+L begun a search for a new Chief Executive Officer. On February 15, 2023, B+L announced the appointment of Mr. Saunders as Chief Executive Officer of B+L, effective March 6, 2023. He replaced Mr. Papa, who stepped down from his role as Chief Executive Officer on March 6, 2023. Mr. Papa continued to serve as Chief Executive Officer until such date (March 6, 2023) (such period, the “Interim Period”). During the Interim Period, Mr. Papa continued to receive the same compensation and benefits and remained eligible to continue to vest in his equity awards. In connection with the foregoing, B+L and Mr. Papa entered into a separation agreement which was approved by the B+L TCC (and not the BHC Talent and Compensation Committee) effective as of July 19, 2022 (the “Papa Separation Agreement”), which provided for the terms of Mr. Papa’s separation from B+L following the Interim Period. Consistent with the Papa Agreement, the Papa Separation Agreement provided for a lump sum cash payment equal to two times the sum of Mr. Papa’s current base salary and target annual bonus, earned but unpaid annual bonus for the year prior to his termination date, a pro-rata annual bonus based on actual performance, and continued health benefits for two years at active employee rates. The treatment of Mr. Papa’s equity awards would be consistent with their terms for a termination due to retirement and, for Mr. Papa’s B+L program separation PSUs, by B+L without cause, except that Mr. Papa’s B+L Founder RSUs would vest upon his termination of service date (prorated based on his period of service relative to the original three year vesting period associated with such grants), but the Common Shares received upon settlement would remain fully restricted and nontransferable until the Unrestricted Date, and the B+L Founder Stock Options would remain eligible to vest (prorated based on his period of service relative to the original three year vesting period associated with such grants) upon the Unrestricted Date and exercisable for two years following the Unrestricted Date. B+L would reimburse Mr. Papa for an amount up to twenty thousand dollars in legal fees incurred by Mr. Papa in connection with the negotiation of the Papa Separation Agreement.
On December 22, 2022, B+L announced that B+L and Mr. Papa entered into the Amended and Restated Separation Agreement (the “A&R Papa Separation Agreement”) which was approved by the B+L TCC (and not the BHC Talent and Compensation Committee), pursuant to which Mr. Papa agreed to continue serving as Chief Executive Officer until at least March 4, 2023, and lasting until such date as the Board determines in its discretion or his successor is appointed, but no later than June 30, 2023. As noted above, on February 15, 2023, B+L announced the appointment of Mr. Saunders as CEO of B+L, effective March 6, 2023. In addition, pursuant to the A&R Papa Separation Agreement: (i) Mr. Papa’s severance benefits in respect of his 2023 prorated annual bonus would be, in lieu of an annual bonus based on actual performance that is prorated based on the date of his termination, an amount equal to $1,200,000, representing his target annual bonus that is prorated by fifty percent, and payable upon his termination date; and (ii) on Mr. Papa’s termination date, in lieu of prorated vesting, partial vesting of a set number of his Founder Awards, in the amount of (a) 315,592 of his Founder RSUs that would accelerate and vest, but the shares received upon settlement would still remain fully restricted and nontransferable until Unrestricted Date, and (b) 1,248,496 of his B+L Founder Stock Options that would remain eligible to vest upon the Unrestricted Date and remain exercisable for two years following the Unrestricted Date.
All of the foregoing is conditioned on Mr. Papa’s execution and nonrevocation of a release of claims upon his termination of employment and continued compliance with his restrictive covenants, which include non-competition, non-solicitation, confidentiality and non-disparagement covenants.
The consequences of Mr. Papa’s termination of employment had he separated with B+L on December 31, 2022, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 66. As of the date of this Proxy Statement, Mr. Papa is no longer an employee of B+L or BHC.
Mr. Eldessouky’s Employment Agreement
On June 1, 2021, we entered into an employment agreement with Mr. Eldessouky upon his appointment as CFO, which was assigned to B+L upon the closing of the B+L IPO (the “Eldessouky Agreement”). The initial three-year term of the Eldessouky Agreement commenced on June 1, 2021. The term will automatically renew for successive one-year periods unless either party gives notice of non-renewal.
Pursuant to his agreement, Mr. Eldessouky receives an annual base salary of $700,000 and a target annual incentive opportunity equal to 80% of his base salary, with a maximum annual incentive opportunity equal to 200% of his annual target incentive. In connection with his promotion to Chief Financial Officer, Mr. Eldessouky received an equity grant with an aggregate value of $2,000,000, 50% in the form of RSUs and 50% in the form of stock options. Ongoing equity grants are at the sole discretion of the B+L Talent and Compensation Committee.
The consequences of Mr. Eldessouky’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 66.
Mr. Eldessouky is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason.
Ms. Ackermann’s Employment Agreement
On July 8, 2016, we entered into an employment agreement with Ms. Ackermann, which was assigned to B+L upon, the closing of the B+L IPO (the “Ackermann Agreement”). The Ackermann Agreement commenced on August 8, 2016.
Pursuant to her agreement, Ms. Ackermann receives an annual base salary of $600,000 and a target annual incentive opportunity equal to 80% of her base salary, with a maximum annual incentive opportunity equal to 200% of her annual target incentive. Ongoing equity grants are at the sole discretion of the Talent and Compensation Committee.
The consequences of Ms. Ackermann’s termination of employment, whether or not in connection with a “change in control,” are described in “Potential Payments Upon Termination or Change in Control,” beginning on page 66.
Ms. Ackermann is subject to customary restrictive covenants, including non-competition and non-solicitation covenants during her employment and for one year following termination of employment for any reason.
Other Compensation Governance Practices
Share Ownership Guidelines
The Talent and Compensation Committee has established minimum share ownership requirements for our NEOs. Our CEO is required to hold Common Shares with a value equivalent to 6 times his base salary, and our other NEOs are required to hold Common Shares with a value equivalent to 3 times their base salary. Common Shares and unvested RSUs are included in the calculation of share ownership. NEOs have five years to achieve these guidelines and must retain 50% of their net shares vesting until this requirement is met. Messrs. Appio and Vadaketh and Ms. Carson have satisfied this requirement.
Anti-Pledging, Anti-Hedging and Clawback Policies
We have adopted Anti-Hedging, Anti-Pledging, and recoupment (“Clawback”) Policies. The Anti-Hedging Policy generally prohibits officers, directors and designated employees from engaging in new hedging or monetization transactions with Common Shares. This prohibition prevents officers, directors and designated employees from owning securities without the full risks and rewards of ownership and preserves the common interests and objectives of BHC and its officers, directors and Designated Employees. The Anti-Pledging Policy generally prohibits officers, directors and Designated Employees from holding our securities in a margin account where the securities are subject to margin sales or pledging our securities as loan collateral.
The Clawback Policy provides that the Board may exercise its discretion to require any employee who receives equity-based compensation to reimburse bonus, incentive or equity-based compensation awarded to such employees beginning in 2017 in the event of:
•	A material restatement or adjustment to our financial statements as a result of such employee’s knowing or intentional fraudulent or illegal misconduct; or
•
Such employee’s detrimental conduct that has caused material financial, operational or reputational harm to us, including (i) acts of fraud or dishonesty during the course of employment; (ii) improper conduct that causes material harm to us or our affiliates; (iii) improper disclosure of confidential material that causes material harm to us or our affiliates; (iv) the commission of a felony or crime of comparable magnitude that subjects us to material reputational harm; (v) commission of an act or omission that causes a violation of federal or other applicable securities law; or (vi) gross negligence in exercising supervisory authority.

Following a material restatement or adjustment of our financial statements, the compensation subject to clawback is the amount in excess of what would have been awarded based on the corrected performance measures, calculated on a pre-tax basis. If the financial reporting measure applicable to the incentive or equity-based compensation is a stock price or TSR measure, the Board has broad authority to estimate the effect of the financial restatement on our share price in calculating recoverable compensation. In the case of detrimental conduct, the Board has the ability to recover all incentive compensation.
We may not indemnify any covered employee, directly or indirectly, for any losses incurred in connection with the recovery of any compensation under the policy, including through the payment of insurance premiums, gross-up payments or supplemental payments. The policy will continue to apply to covered employees even after they cease to be employed by us.
Compensation Risk Determination
The Talent and Compensation Committee assesses the potential risks relating to our compensation policies and practices for our employees, including those related to our executive compensation programs. Periodically, the BHC Talent and Compensation Committee reviews and discusses with management the relationship between BHC’s compensation policies and practices and its risk management, including the extent to which those policies and practices create risks for BHC, to ensure that such policies and practices support not only economic performance, but also compliance with our risk management objectives, and to ensure that they do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on BHC. For our 2022 compensation programs, the BHC Talent and Compensation Committee determined that its compensation policies and practices appropriately comply with BHC’s risk management objectives and do not encourage excessive or unnecessary risk-taking.
Tax and Accounting Implications
Tax Considerations of Our Executive Compensation
Section 162(m) of the Code generally limits the tax deductibility of annual compensation paid by public companies for certain executive officers to $1 million.
The Talent and Compensation Committee may continue to approve compensation that will not be fully-deductible in order to ensure competitive levels of total compensation for its executive officers.
Accounting for Our Stock-Based Compensation
We account for stock-based payments, including grants under each of our equity compensation plans in accordance with the requirements of FASB ASC Topic 718.

COMPENSATION COMMITTEE REPORT
The Report of the Talent and Compensation Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
The Talent and Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Talent and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Talent and Compensation Committee
Robert N. Power, Chairperson
Thomas W. Ross, Sr.
Amy B. Wechsler, M.D.

2022 SUMMARY COMPENSATION TABLE
The following table sets forth the annual and long-term compensation awarded to or paid to the NEOs for services rendered to Bausch Health in all capacities during the years ended December 31, 2022, 2021 and 2020.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Thomas J. Appio Chief Executive Officer	2022	1,000,000	—	4,690,507	3,748,138	798,000	2,934,816	13,171,461
	2021	854,135	—	6,752,818	540,009	1,202,000	839,084	10,188,046
	2020	775,000	—	1,131,025	540,362	558,000	824,000	3,828,387
Tom G. Vadaketh Executive Vice President and Chief Financial Officer	2022	600,000	500,000	5,083,699	2,574,803	239,472	13,725	9,011,699

Seana Carson(6) Executive Vice President and General Counsel	2022	506,590	—	2,667,605	824,586	202,190	11,724	4,212,695

Robert A. Spurr(7) Former President US Pharmaceutical Business	2022	336,538	—	861,105	874,563	—	2,230,891	4,303,097
	2021	636,154		1,768,210	625,010	821,200	18,050	3,868,624
Joseph C. Papa(8) Former Chief Executive Officer	2022	1,600,000		8,499,996	8,499,996	1,128,000	53,769	19,781,761
	2021	1,600,000	—	16,561,105	2,250,054	2,448,000	29,978	22,889,137
	2020	1,526,539	—	8,127,907	2,251,352	2,160,000	53,563	14,119,361
Sam A. Eldessouky(8) Former Executive Vice President and Chief Financial Officer	2022	700,000		2,813,150	2,249,998	375,200	13,725	6,152,073
	2021	620,385	—	1,778,793	1,187,756	731,950	13,340	4,332,224
	2020	500,000	—	392,709	187,631	225,000	12,825	1,318,165
Christina M. Ackermann(8) Former Executive Vice President and General Counsel and Head of Commercial Operations	2022	750,000		2,063,144	1,499,999	402,000	20,383	4,735,526
	2021	750,000	—	2,348,225	600,033	862,000	14,330	4,574,588
	2020	743,654	—	1,692,387	540,362	540,000	24,625	3,541,028
(1)	Represents a one-time sign-on cash bonus paid in 2022 in connection with Mr. Vadaketh’s commencement of employment with BHC, as provided under the Vadaketh Agreement.
(2)
This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock awards granted in 2022. The grant date fair value shown here may differ from the approved value shown in the CD&A because of the accounting methodology required in this table. The grant date fair value for the B+L Founder RSUs reflected in this column does not give effect to the separation-related conditions applicable to such awards. For addition details regarding the vesting conditions applicable to the B+L Founder RSUs, see page 50. Information regarding the assumptions used to value these awards is set forth in “Note 2 – Significant Accounting Policies” and “Note 13 – Share Based Compensation” to the audited consolidated financial statements included in BHC’s 2022 Annual Report on Form 10-K. The B+L TCC modified the vesting and settlement provisions of the B+L Founder RSUs held by the Former B+L NEOs during 2022 pursuant to the Papa Separation Agreement and A&R Papa Separation Agreement (in the case of Mr. Papa) and the B+L Retention Program (in the case of our other Former B+L NEOs), as described in more detail on pages 54 and 51, respectively. The B+L TCC also modified the provisions of the B+L Founder RSU held by Mr. Appio during 2022 to extend the requirement that the full distribution of B+L take place no later than December 31, 2023 (originally May 5, 2023). Unless otherwise determined by the B+L TCC, Mr. Appio’s RSUs forfeit if the full distribution of B+L does not take place on or before December 31, 2023. These foregoing modifications did not result in any incremental fair value associated with the awards.

(3)
The amounts reflected in this column for 2022 represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, using Black-Scholes, excluding the effect of estimated forfeitures for all Stock Option awards granted in 2022. Information regarding the assumptions used to value these awards is set forth in “Note 2 – Significant Accounting Policies” and Note 13 – Share Based Compensation to the audited consolidated financial statements included in BHC’s 2022 Annual Report on Form 10-K. The vesting and exercise provisions of the B+L Founder Stock Options held by the Former B+L NEOs were modified during 2022 pursuant to the Papa Separation Agreement and A&R Papa Separation Agreement (in the case of Mr. Papa) and the B+L Retention Program (in the case of the other Former B+L NEOs), as described in more detail on pages 54 and 51, respectively. These modifications did not result in any incremental fair value associated with the awards.

(4)
This column represents the NEO’s 2022 BHC AIP payouts (for Messrs. Appio and Vadaketh and Ms. Carson) and the 2022 B+L AIP payouts (for the Former B+L NEOs), as further described beginning on page 45 under “Components of Executive Compensation — Annual Incentive Program”. For additional details regarding the 2022 BHC AIP, see page 46 under “Components of Executive Compensation-Annual Incentive Program.”

(5)	For 2022 amounts in this column include:
NEO	Retirement Plan Contributions ($)(A)	Use of Company Aircraft ($)(B)	Use of Company Car ($)(C)	Expat Program Benefits ($)(D)	Tax Reimbursement ($)(E)	Legal Fees ($)(F)	Severance ($)(G)
Appio	13,725			1,909,046	1,012,045
Vadaketh	13,725
Carson	11,724
Spurr	13,725						2,230,891
Papa	13,725	32,564				7,480
Eldessouky	13,725
Ackermann	13,725		6,658
(A)	Amounts shown for Ms. Carson represent company contributions under the Canadian Retirement Savings Plan and amounts for all other NEOs represent company contributions to the Retirement Savings Plan.
(B)
Amounts include the value of Mr. Papa’s personal use of the BHC aircraft prior to the B+L IPO and the B+L aircraft from the time of the B+L IPO through the end of the fiscal year (the aggregated incremental costs to BHC and B+L for providing this benefit calculated based on all variable costs for the year, including the mileage charge for the flight, the fuel and allocable maintenance charge for the flight, as well as the ground transportation charge, in accordance with company policy on aircraft use). There was no income tax gross-up related to the personal use of BHC or B+L aircraft and Mr. Papa is solely responsible for the income tax incurred. We did not include the incremental cost of any portion of our monthly aircraft management fee, which we would have paid regardless of the personal use or depreciation on the plane, which does not vary based on use.

(C)	Amounts represent the value of Ms. Ackermann’s personal use of BHC company vehicles prior to the B+L IPO and B+L company vehicles from the time of the B+L IPO through the end of the year.
(D)
Mr. Appio was previously on an expatriate assignment from New Jersey to China which ended on December 31, 2021; however, due to the continued COVID related lockdowns in China, BHC continued to maintain Mr. Appio’s residence in China and accordingly, Mr. Appio was liable for taxes in China. This amount represents the costs associated with maintaining Mr. Appio’s residence in China and the local taxes paid in China.

(E)	This amount represents the reimbursement related to the taxes on the imputed income from Mr. Appio’s Expat Program Benefits as provided for pursuant to BHC’s standard policy.
(F)	Amounts reflect legal fees provided to Mr. Papa in connection with the negotiation and execution of the Papa Separation Agreement.
(G)
Amounts represent severance received by Mr. Spurr in connection with his termination of employment by BHC without cause due to BHC’s elimination of the position of President, U.S. Businesses on June 1, 2022. For additional information, see the description of the Spurr Separation Agreement, set forth on page 54, and the “Potential Payments Upon Termination or Change in Control,” beginning on page 66.

(6)
Ms. Carson is paid in Canadian Dollars. For purposes of this table, amounts have been converted from CAD to U.S. Dollars (USD) by using the exchange rate of .7618, which was the rate being used by the Company on December 31, 2022.

(7)	Mr. Spurr’s employment was terminated on June 10, 2022.
(8)
In connection with the B+L IPO, (i) Joseph C. Papa, our former Chairman of the Board and Chief Executive Officer, ceased serving in that role and became the Chairman and Chief Executive Officer of B+L, (ii) Sam A. Eldessouky, our former Executive Vice President and Chief Financial Officer, ceased serving in that role and became Executive Vice President and Chief Financial Officer of B+L, and (iii) Christina M. Ackermann, our former Executive Vice President, General Counsel and Head of Commercial Operations, ceased serving in that role and became Executive Vice President & General Counsel and President, Ophthalmic Pharmaceuticals of B+L.

Grants of Plan-Based Awards
The following table provides information on the grants of plan-based awards to the NEOs during the year ended December 31, 2022.
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards(4) ($/Sh)	Grant Date Fair Value(5) ($)
Name	Grant Date	Committee Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target (#)	Maximum (#)
Thomas J. Appio
2022 BHC AIP	2/14/2022	2/14/2022	0	1,200,000	2,400,000
2022 BHC RSU	3/2/2022	2/14/2022							152,690			3,690,517
2022 BHC Stock Options	3/2/2022	2/14/2022								565,330	24.17	3,748,138
2022 B+L Founder RSU									55,555			999,990
Tom G. Vadaketh
2022 BHC AIP	2/14/2022	2/14/2022	0	360,000	720,000
2022 New Hire RSUs	1/3/2022	10/20/2021							57,852			1,607,707
2022 New Hire Stock Options	1/3/2022	10/20/2021								227,669	23.16	1,500,339
2022 BHC RSU	3/2/2022	2/14/2022							43,771			1,057,945
2022 BHC Stock Options	3/2/2022	2/14/2022								162,061	24.17	1,074,464
2022 BHC Retention RSU Grant	9/5/2022	9/5/2022							374,891			2,418,047
Seana Carson
2022 BHC AIP	2/14/2022	2/14/2022	0	303,954	607,908
2022 BHC RSU	3/2/2022	2/14/2022							33,591			811,895
2022 BHC Stock Options	3/2/2022	2/14/2022								124,372	24.17	824,586
2022 BHC Retention RSU Grant	9/5/2022	9/5/2022							287,707			1,855,710
Robert A. Spurr
2022 BHC AIP	2/14/2022	2/4/2022	0	560,000	1,120,000
2022 BHC RSU	3/2/2022	2/14/2022							35,627			861,105
2022 BHC Stock Options	3/2/2022	2/14/2022								131,910	24.17	874,563
Joseph C. Papa
2022 B+L AIP	2/14/2022	2/14/2022	0	2,400,000	4,800,000
2022 B+L Founder RSU	5/5/2022	5/5/2022							472,222			8,499,996
2022 B+L Founder Stock Options	5/5/2022	5/5/2022								1,868,131	18.00	8,499,996
Sam A. Eldessouky
2022 B+L AIP	2/14/2022	2/14/2022	0	560,000	1,120,000
2022 B+L Founder RSU	5/5/2022	5/5/2022							125,000			2,250,000
2022 B+L Founder Stock Options	5/5/2022	5/5/2022								494,505	18.00	2,249,998
2022 B+L Retention RSU Grant	7/25/2022	7/25/2022							35,000			563,150
Christina M. Ackermann
2022 B+L AIP	2/14/2022	2/14/2022	0	600,000	1,200,000
2022 Founder RSU	5/5/2022	5/5/2022							83,333			1,499,994
2022 B+L Founder Stock Options	5/5/2022	5/5/2022								329,670	18.00	1,499,999
2022 B+L Retention RSU Grant	7/25/2022	7/25/2022							35,000			563,150

(1)
The 2022 BHC AIP and the 2022 B+L AIP represent the threshold, target, and maximum awards provided for under the applicable annual incentive programs. The actual amount paid for 2022 is included in the Summary Compensation Table on page 59 under the column titled “Non-Equity Incentive Plan Compensation.”

(2)
This column shows the number of RSUs granted in 2022. The 2022 BHC RSUs, the 2022 BHC Retention RSU Grant, Mr. Vadaketh’s New Hire RSU grant and the B+L Retention RSU Grant all vest in three equal installments on the first, second and third anniversaries of the grant date assuming continued employment through the applicable vesting dates. The B+L Founder RSUs vest 50% each on the second and third anniversary of the grant date or, if later, the earlier of the full separation from BHC or a change in control of B+L subject to the applicable NEO’s continued employment through the applicable vesting dates.

(3)
This column shows the number of Stock Options granted in 2022. The 2022 BHC Stock Options, Mr. Vadaketh’s New Hire Options and the B+L Founder Stock Options vest in three equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date. Each Stock Option will remain exercisable until the ten-year anniversary of the grant date. The aggregate number of Stock Options granted by BHC in 2022 expressed as a percentage of the total issued and outstanding shares of BHC as of December 31, 2022 (otherwise known as the “burn rate”) was .71%.

(4)
The exercise price of the 2022 BHC Stock Options and Mr. Vadaketh’s New Hire Stock Options is the closing price of the Common Shares on the grant date. The exercise price of the B+L Founder Stock Options is the IPO price of B+L’s common shares.

(5)	This column shows the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. The grant date fair value of the Stock Options was determined using Black-Scholes.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information on outstanding BHC and B+L Equity Awards held by the NEOs as of December 30, 2022. The market value of the equity awards is based on the closing market prices on December 30, 2022, which was $6.28 for of our Common Shares and $15.51 for B+L.
			Option Awards				Stock Awards
Name	Security	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas J. Appio	BHC	8/9/2013	22,350(1)		101.68	8/9/2023
	BHC	3/1/2017	30,174(1)		14.38	3/1/2027
	BHC	3/7/2018	65,923(1)		15.32	3/7/2028
	BHC	2/27/2019	62,004(1)		23.16	2/27/2029
	BHC	2/26/2020	54,582(1)	27,291(1)	24.77	2/26/2030
	BHC	2/26/2020					6,483(2)	40,713
	BHC	2/26/2020					12,447(3)	78,167
	BHC	3/3/2021	15,717(1)	31,434(1)	32.56	3/3/2031
	BHC	3/3/2021					12,694(3)	79,718
	BHC	3/3/2021					6,881(3)	43,213
	BHC	3/3/2021					11,864(2)	74,506
	BHC	3/3/2021					9,887(2)	62,090
	BHC	9/1/2021							45,130(4)	283,416
	BHC	9/1/2021					60,174(2)	377,893
	BHC	3/2/2022	0(1)	565,330(1)	24.17	3/2/2032
	BHC	3/2/2022					152,690(2)	958,893
	B+L	5/5/2022					55,555	861,658(5)
Tom G. Vadaketh	BHC	1/3/2022					57,852(2)	363,311
	BHC	2/24/2022	0(1)	227,669(1)	23.16	2/24/2032
	BHC	3/2/2022	0(1)	162,061(1)	24.17	3/2/2032
	BHC	3/2/2022					43,771(2)	274,882
	BHC	9/5/2022					374,891(2)	2,354,315
Seana Carson	BHC	11/11/2013	21,492(1)		105.44	11/11/2023
	BHC	6/9/2016	3,996(1)		23.92	6/9/2026
	BHC	2/27/2019	4,246(1)		23.16	2/27/2029
	BHC	2/26/2020	12,076(1)	6,039(1)	24.77	2/26/2030
	BHC	2/26/2020					1,434(2)	9,006
	BHC	2/26/2020					2,752(3)	17,283
	BHC	3/3/2021	3,786(1)	7,574(1)	32.56	3/3/2031
	BHC	3/3/2021					3,058(3)	19,204
	BHC	3/3/2021					1,657(3)	10,406
	BHC	3/3/2021					2,858(2)	17,948
	BHC	3/3/2021					1,906(2)	11,970
	BHC	11/3/2021					623(2)	3,912
	BHC	12/1/2021					6,317(2)	39,671
	BHC	3/2/2022	0(1)	124,372(1)	24.17	3/2/2032
	BHC	3/2/2022					33,591(2)	210,951
	BHC	9/5/2022					287,707(2)	1,806,800

			Option Awards				Stock Awards
Name	Security	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph C. Papa	BHC	6/9/2016	682,652(1)	—	23.92	5/2/2026
	BHC	3/7/2018	338,058(1)	—	15.32	3/7/2028
	BHC	2/27/2019	236,183(1)	—	23.16	2/27/2029
	BHC	2/26/2020	227,409(1)	113,705(1)	24.77	2/26/2030
	BHC	2/26/2020					27,014(2)	169,648
	BHC	2/26/2020					116,697(3)	732,857
	BHC	3/3/2021	65,488(1)	130,796(1)	32.56	3/3/2031
	BHC	3/3/2021					49,434(2)	310,446
	BHC	3/3/2021					119,011(3)	747,389
	BHC	3/3/2021					64,511(3)	405,129
	BHC	3/3/2021							65,912(6)	413,927
	B+L	5/5/2022					472,222(5)	7,324,163
	B+L	5/5/2022	(7)	1,868,131(7)	18.00	5/5/2032
Sam A. Eldessouky	BHC	3/1/2017	31,430(1)	—	14.38	3/1/2027
	BHC	3/7/2018	31,697(1)	—	15.32	3/7/2028
	BHC	2/27/2019	22,149(1)	—	23.16	2/27/2029
	BHC	2/26/2020	18,952(1)	9,477(1)	24.77	2/26/2030
	BHC	2/26/2020					2,251(2)	14,136
	BHC	2/26/2020					4,321(3)	27,136
	BHC	3/3/2021	5,458(1)	10,916(1)	32.56	3/3/2031
	BHC	3/3/2021					4,120(2)	25,874
	BHC	3/3/2021					2,746(2)	17,245
	BHC	3/3/2021					4,407(3)	27,676
	BHC	3/3/2021					2,389(3)	15,003
	BHC	6/1/2021	40,809(1)	81,618(1)	32.03	6/1/2031
	BHC	6/1/2021					22,449(2)	140,980
	B+L	5/5/2022	(7)	494,505(7)	18.00	5/5/2032
	B+L	5/5/2022					125,000(5)	1,938,750
	B+L	7/25/2022					35,000(8)	542,850
Christina M. Ackermann	BHC	8/10/2016	39,469(1)	—	27.32	8/10/2026
	BHC	2/27/2019	62,004(1)	—	23.16	2/27/2029
	BHC	2/26/2020	54,582(1)	27,291	24.77	2/26/2030
	BHC	2/26/2020					6,483(2)	40,713
	BHC	2/26/2020					12,447(3)	78,167
	BHC	3/10/2020					1,464(2)	9,194
	BHC	8/28/2020					9,391(2)	58,975
	BHC	3/3/2021	17,464(1)	34,928(1)	32.56	3/3/2031
	BHC	3/3/2021					13,182(2)	82,783
	BHC	3/3/2021					10,985(2)	68,986
	BHC	3/3/2021					14,104(3)	88,573
	BHC	3/3/2021					7,645(3)	48,011
	B+L	5/5/2022	(7)	329,670(7)	18.00	5/5/2032
	B+L	5/5/2022					83,333(5)	1,292,495
	B+L	7/25/2022					35,000(8)	542,850
(1)
BHC Stock Options vest in three equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date. Each Stock Option will remain exercisable until the ten-year anniversary of the grant date.

(2)	BHC RSUs vest in three equal installments on the first, second and third anniversaries of the grant date assuming continued employment through the applicable vesting date.
(3)
The amount reported reflects outstanding BHC PSUs granted in 2020 and 2021. In connection with the B+L IPO, the Talent and Compensation Committee determined to adjust the terms of the PSUs granted in 2020 to provide that ROTC performance in respect of the 2022 performance period will be deemed to be achieved at target as of the completion of the B+L IPO. In connection with this offering, the BHC Talent Compensation Committee determined to adjust the terms of the PSUs granted in 2021 to provide that ROTC performance in respect of the 2022 performance period and the 2023 performance period will be deemed to be achieved at target as of the completion of the B+L IPO. Further, in connection with the B+L IPO, the BHC Talent and Compensation Committee determined to adjust the terms of the PSUs granted in each of 2020 and 2021 to provide that the last day of the TSR performance period applicable to such PSUs will be the date of the completion of the B+L IPO, with actual achievement of the TSR performance metrics measured by the Talent and Compensation Committee through such date. The 2020 and 2021 PSUs have since been distributed on February 27, 2023, and March 3, 2023, respectively.
(4)
The amount reported is the threshold number of shares; the actual amount earned will be determined upon the earlier of (i) the second anniversary of the grant date or (ii) full separation of B+L from BHC. The amount of shares that can be earned under the award is based on the value equal to the sum of (x) the average closing price of the Common Shares for the 20 trading days preceding (and not including) the performance measurement date plus (y) the aggregate value of any dividends paid or declared on such Common Shares (excluding the distribution of common shares of B+L) over the performance period (the “Adjusted Share Price”). If the Adjusted Share Price equals or exceeds $27.70, 50% of target shares delivered; if the Adjusted Share Price equals or exceeds $30.47, 100% of target shares delivered; if the Adjusted Share Price equals or exceeds $31.86, 150% of target shares delivered; and if the Adjusted Share Price equals or exceeds $33.24, 200% of target shares delivered.

(5)
The B+L Founder RSUs will vest 50% on each of the second and third anniversaries of the grant date or, if later, the earlier of the full separation of B+L, or a change in control of B+L, subject to the NEO’s continued employment through the applicable closing date of the change in control.

(6)
The BHC Separation PSUs are shown at the target number of shares. These BHC Separation PSUs will be earned upon the consummation of the spin-off distribution of B+L from BHC. The number of PSUs that may be achieved is capped at 100%. The Separation PSUs will generally vest on the date the performance metric is achieved (or otherwise certified by BHC’s Talent and Compensation Committee, if applicable). Under the Papa Separation Agreement, these Separation PSUs will fully vest in accordance with the treatment of the grant terms for a termination by B+L without cause and have since been distributed on March 6, 2023.

(7)
The B+L Founder Stock Options will vest ratably on the first three anniversaries of the grant date, or, if later, upon the full separation of B+L from BHC or a change in control of B+L, subject to continued employment through the applicable vesting date. The B+L Founder Stock Options will remain exercisable until the ten-year anniversary of the grant date.

(8)	The B+L Retention RSU Grants vest in three equal installments on the first, second and third anniversaries of the grant date, assuming continued employment with B+L through each applicable date.
Option Exercises and Stock Vested
The following table provides information regarding option exercises by the NEOs during 2022, and Common Shares of BHC acquired on the vesting of RSUs held by the NEOs during 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas J. Appio	—	—	78,840	1,377,379
Tom G. Vadaketh	—	—	—	—
Seana Carson	—	—	14,042	276,428
Robert A. Spurr	—	—	52,356	947,325
Joseph C. Papa	—	—	370,015	7,882,966
Sam A. Eldessouky	—	—	28,118	516,243
Christina M. Ackermann			60,815	1,289,279
(1)	The amounts reflected in this column represent the market value of the underlying Common Shares as of the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table sets forth the expected benefits to be received by each of our NEOs in each of the following termination scenarios (except for Mr. Spurr, who experienced a termination of employment on June 10, 2022). This table assumes a termination date of December 31, 2022. The value attributed to equity awards is based on the closing market prices on December 30, 2022, which was $6.28 for of our Common Shares and $15.51 for B+L. With respect to a termination of employment without “cause” or a resignation for “good reason,” the receipt of benefits is generally subject to executing and not revoking a release of claims. Other relevant assumptions and explanations are set forth in the footnotes following the table.
	Termination without Cause or for Good Reason	Termination within 12 months of a Change in Control	Termination due to Death or Disability	Termination due to Retirement
Thomas J. Appio
Cash(1)	5,448,000	5,600,000	—	—
BHC RSUs(2)	555,202	1,514,095	1,514,095	555,202
BHC PSUs(3)(4)	254,426	254,426	254,426	254,426
BHC Stock Options(5)	—	—	—	—
B+L RSUs(6)	—	861,658	861,658	—
Other Benefits(1)	22,801	22,801	—	—
Total Estimated Incremental Value	6,280,429	8,252,980	2,630,179	809,628

Tom G. Vadaketh
Cash(7)	1,679,472	2,280,000	360,000	—
BHC RSUs(2)	—	2,992,508	2,992,508	—
BHC Stock Options(5)	—	—	—	—
Other Benefits(7)	22,920	22,920	—	—
Total Estimated Incremental Value	1,702,392	5,295,428	3,352,508	—

Seana Carson
Cash(8)	1,468,006	1,925,042	—	—
BHC RSUs(2)	36,317	2,100,258	2,100,258	—
BHC PSUs(3)	37,014	37,014	37,014
BHC Stock Options(5)	—	—	—	—
Other Benefits(8)	3,782	3,782	—	—
Total Estimated Incremental Value	1,545,119	4,066,096	2,137,272	—

Joseph C. Papa
Cash(9)	10,328,000	10,328,000	1,128,000	—
B+L RSUs(10)	4,894,832	7,324,163	7,324,163	—
B+L Stock Options(10)	—	—	—	—
BHC RSUs(11)	1,914,779	1,914,779	1,500,851	1,500,851
BHC PSUs(11)	480,093	480,093	480,093	480,093
BHC Stock Options(11)	—	—	—	—
Other Benefits(12)	37,763	37,763	—	—
Total Estimated Incremental Value	17,655,467	20,084,798	10,433,107	1,980,944

Sam A. Eldessouky
Cash(13)	3,145,200	3,330,000	—	—
B+L RSUs(14)	967,394	2,481,600	2,481,600	—
B+L Stock Options(14)	—	—	—	—
BHC RSUs(15)	129,993	198,234	198,234	—
BHC PSUs(15)	55,575	55,575	55,575
BHC Stock Options(15)	—	—	—	—
Other Benefits(16)	42,775	42,775	—	—
Total Estimated Incremental Value	4,340,937	6,108,184	2,735,409	—

Christina M. Ackermann
Cash(13)	3,352,000	3,550,000	—	—
B+L RSUs(14)	825,878	1,835,345	1,835,345	—

	Termination without Cause or for Good Reason	Termination within 12 months of a Change in Control	Termination due to Death or Disability	Termination due to Retirement
B+L Stock Options(14)	—	—	—	—
BHC RSUs(15)	187,997	260,651	260,651	—
BHC PSUs(15)	169,181	169,181	169,181
BHC Stock Options(15)	—	—	—	—
Other Benefits(16)	48,110	48,110	—	—
Total Estimated Incremental Value	4,583,166	5,863,287	2,265,177	—
(1)
If Mr. Appio’s employment is terminated by us without “cause”, or by Mr. Appio for “good reason” (in each case as defined in the Appio Agreement), including within 12 months of a change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), or upon the expiration of his employment term, Mr. Appio will be entitled to receive a cash severance payment equal to the sum of two times the sum of his annual base salary and annual target incentive payable in a lump sum, and a prorated annual incentive for the year of termination equal to the lesser of the annual incentive based on our actual performance and annual target incentive, provided that if such termination occurs in contemplation of a change in control or within twelve months following a change in control then the amount will be based on Mr. Appio’s annual target incentive, and a cash payment equal to the remaining 50% of the B+L separation bonus, as shown above in “Cash” under “Termination without Cause or for Good Reason” and “Termination within 12 months of a Change in Control.” Mr. Appio will also be entitled to receive continued health benefits for two years at active employee rates, as shown above in “Other Benefits” under “Termination without Cause or for Good Reason” and “Termination within 12 months of a Change in Control.”

(2)
Pursuant to the terms of the equity award agreements governing Mr. Appio and Ms. Carson’s 2020, 2021 and 2022 BHC RSUs, and Mr. Vadaketh’s 2022 BHC RSUs, if Mr. Appio’s, Ms. Carson’s or Mr. Vadaketh’s employment is terminated by us without “cause” or by them for “good reason” (in each case as defined under the Appio Agreement, Carson Agreement and Vadaketh Agreement, respectively), unvested RSUs will vest pro-rata and, if their employment is terminated due to death or disability, all unvested RSUs will vest. Under these agreements, if they are terminated without cause or resign for good reason within 12 months of a change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), all unvested RSUs will vest. This vesting treatment applies beginning after the first anniversary of the grant date if they experience a termination of employment by BHC without cause or by the NEO for good reason. Therefore, amounts set forth herein reflect RSUs granted in 2020 and 2021; no value is attributable for the 2022 RSUs under “Termination without Cause or for Good Reason.” For Mr. Appio’s and Ms. Carson’s 2020, 2021 and 2022 BHC RSUs and Mr. Vadaketh’s 2022 BHC RSUs, other than the BHC Retention RSU Grants granted to Mr. Vadaketh and Ms. Carson on September 5, 2022, if Mr. Appio, Ms. Carson or Mr. Vadaketh terminates his or her service with us on or after age 55, and age plus years of service total at least 65, all unvested RSUs will vest. No values are shown for RSUs for Mr. Vadaketh and Ms. Carson under “Termination due to Retirement” because they were not retirement eligible as of December 31, 2022. Further, because vesting upon a retirement requires the employee to be employed through the first anniversary of the grant date, no value is shown for the 2022 RSUs above for “Termination due to Retirement” for Mr. Appio.

(3)
Pursuant to the terms of the equity award agreements governing Mr. Appio’s and Ms. Carson’s 2020 and 2021 BHC PSUs, other than Mr. Appio’s September 21, 2021 Promotional PSU (the “Promotional PSU”), if Mr. Appio’s or Ms. Carson’s employment is terminated by us without cause, by Mr. Appio or Ms. Carson for good reason, or upon death or disability, they will be entitled to prorated vesting of unvested PSUs at actual performance as shown above under “Termination without Cause or for Good Reason” and “Termination due to Death or Disability.” If their employment is terminated by us without cause, or by Mr. Appio or Ms. Carson for good reason, in each case within 12 months of a change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), unvested PSUs will vest pro-rata based on target performance through the termination date (or, if later, the date of the change in control). In the event the PSUs are not assumed or substituted in connection with the change in control, unvested PSUs will vest pro-rata based on target performance on the date of such change in control. For Mr. Appio’s or Ms. Carson’s 2020 and 2021 PSUs, other than Mr. Appio’s Promotion PSU, if Mr. Appio or Ms. Carson terminates his or her service with us on or after age 55, and age plus years of service total at least 65, any unvested portion of the PSU will vest pro-rata based on actual results. With respect to the BHC PSUs, other than the Promotional PSU, the amount reported reflects outstanding PSUs granted in 2020 and 2021. In connection with the B+L IPO, the Talent and Compensation Committee determined to adjust the terms of the BHC PSUs granted in 2020 to provide that ROTC performance in respect of the 2022 performance period will be deemed to be achieved at target as of the completion of the B+L IPO and determined to adjust the terms of the PSUs granted in 2021 other than the Promotional PSUs to provide that ROTC performance in respect of the 2022 performance period and the 2023 performance period will be deemed to be achieved at target as of the completion of the B+L IPO. Further, in connection with the B+L IPO, the Talent and Compensation Committee determined to adjust the terms of the BHC PSUs granted in each of 2020 and 2021, other than the Promotional PSU, to provide that the last day of the TSR performance period applicable to such PSUs will be the date of the completion of the B+L IPO, with actual achievement of the TSR performance metrics through such date. The 2020 and 2021 BHC PSUs, other than the Promotional PSU, have since been distributed on February 27, 2023, and March 3, 2023.

(4)
For Mr. Appio’s Promotional PSU, if Mr. Appio’s employment is terminated by us without cause, by Mr. Appio for good reason, including within 12 months of our change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), upon death or disability, or if Mr. Appio terminates his service with us on or after age 55, and age plus years of service total at least 65, Mr. Appio will be entitled to prorated vesting of unvested Promotional PSUs at actual performance as shown above under “Termination without Cause or for Good Reason,” “Termination due to Death or Disability,” “Termination due to Retirement” and “Termination within 12 months of a Change in Control.”

(5)
Pursuant to the terms of the equity award agreements governing Mr. Appio and Ms. Carson’s 2020, 2021 and 2022 BHC Stock Options and Mr. Vadaketh’ s 2022 BHC Stock Options, if their employment is terminated by us without cause, or terminated by them for good reason, in either case within 12 months of a change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), or in the case of death or disability, unvested options will vest in full.

For Mr. Appio and Ms. Carson’s 2020, 2021 and 2022 BHC Stock Options and Mr. Vadaketh’s 2022 BHC Stock Options, if Mr. Appio, Ms. Carson or Mr. Vadaketh terminate his or her service with us on or after age 55, and their age plus years of service total at least 65, all unvested options will vest. Mr. Vadaketh and Ms. Carson were not retirement eligible as of December 31, 2022. Outstanding Stock Options are not currently in-the-money, so no value is shown above.
(6)
Pursuant to the terms of the equity award agreements governing Mr. Appio’s B+L Founder RSU, if Mr. Appio’s employment is terminated by us without cause or by him for good reason, any unvested RSUs will vest pro-rata, and if Mr. Appio’s employment is terminated due to death or disability, all unvested B+L Founder RSUs will vest. Under this agreement, if Mr. Appio is terminated without cause or Mr. Appio resigns for good reason within 12 months of a change in control (or during the six-month period prior to a change in control if such termination was in contemplation of, and directly related to, the change in control), all unvested B+L Founder RSUs will vest. This vesting treatment applies beginning after the first anniversary of the grant date if Mr. Appio is terminated without cause or for good reason. Therefore, no value is shown above for Mr. Appio’s B+L Founder RSU under “Termination without Cause or for Good Reason.”

(7)
If Mr. Vadaketh’s employment is terminated by us without cause, or by Mr. Vadaketh for good reason, or upon the expiration of his employment term, Mr. Vadaketh will be entitled to receive a cash severance payment equal to the sum of one and a half times annual base salary and annual target incentive payable in a lump sum, a prorated annual incentive for the year of termination equal to the lesser of the annual incentive based on our actual performance and annual target incentive, continued health benefits at active employee rates for one year, as shown above under “Termination without Cause or for Good Reason.” If such termination occurs in contemplation of our change in control or within 12 months following our change in control, Mr. Vadaketh will be entitled to receive a cash severance payment equal to two times the sum of annual base salary and annual target incentive payable in a lump sum, a prorated annual target incentive for the year of termination and continued health benefits for one year at active employee rates, as shown above under “Termination within 12 months of a Change in Control.” Upon his death or disability, Mr. Vadaketh (or his beneficiaries) will be entitled to receive (i) the earned but unpaid bonus from the fiscal year prior to the fiscal year of his termination of employment and (ii) a prorated bonus, measured at target, for the year of termination.

(8)
If Ms. Carson’s employment is terminated by us without cause, or by Ms. Carson for good reason, Ms. Carson will be entitled to receive a cash severance payment equal to the sum of one and a half times annual base salary and annual target incentive payable in a lump sum, a prorated annual incentive for the year of termination equal to the lesser of the annual incentive based on our actual performance and annual target incentive, a cash payment equal to the remaining B+L Separation Bonus, continued health benefits at active employee rates for one year, as shown above under “Termination without Cause or for Good Reason.” If such termination occurs in contemplation of our change in control or within 12 months following our change in control, Ms. Carson will be entitled to receive a cash severance payment equal to two times the sum of annual base salary and annual target incentive payable in a lump sum, a prorated annual target incentive for the year of termination and continued health benefits for one year at active employee rates, as shown above under “Termination within 12 months of a Change in Control.” With respect to any termination of employment, (i) Ms. Carson remains eligible to receive payments and/or benefits under the Canadian Employment Standards Act 2000 (the “ESA”) or other applicable law and (ii) any payments and/or benefits Ms. Carson receives under the ESA or other applicable law will offset any payments she would receive under the Carson Agreement and, if the payments and/or benefits provided by the ESA or other applicable law are greater than those set forth in the Carson Agreement, then Ms. Carson will not receive any payments under the Carson Agreement or other severance plan or policy of BHC.

(9)
As shown above under “Termination without Cause or for Good Reason” and “Termination within 12 months of a Change in Control,” the Papa Separation Agreement provides for a lump sum cash payment equal to two times the sum of Mr. Papa’s current base salary and target annual bonus, earned but unpaid annual bonus for the year prior to his termination date, and a pro-rata annual bonus based on actual performance. Under the A&R Papa Separation Agreement, the prorated annual bonus will be equal to his target annual bonus, prorated by fifty percent. As shown above under “Termination due to Death or Disability,” if Mr. Papa’s employment is terminated for death or disability, he would his receive earned but unpaid annual bonus for the year prior to his termination date.

(10)
As shown above under “Termination without Cause or for Good Reason,” Mr. Papa’s B+L Founder Awards will partially vest upon his termination of service (315,592 RSUs and 1,248,496 Stock Options), but the shares received upon settlement of such B+L Founder RSUs will remain fully restricted and nontransferable until the Unrestricted Date, and the B+L Founder Stock Options will vest and become exercisable on the Unrestricted Date and will be exercisable for two years following the Unrestricted Date. As shown above under “Termination within 12 months of a Change in Control” and “Termination due to Death or Disability,” the B+L Founder RSUs and B+L Founder Stock Options fully vest. Outstanding Stock Options are not currently in-the-money, so no value is shown.

(11)
As shown above under “Termination without Cause or for Good Reason,” the treatment of Mr. Papa’s BHC equity awards will be consistent with their terms for a termination due to retirement and, for Mr. Papa’s program Separation PSUs, by B+L without cause. As shown above under “Termination within 12 months of a Change in Control” and “Termination due to Death or Disability,” Mr. Papa’s outstanding BHC RSUs and Stock Options would fully vest and his PSUs would pro-rata vest, except for the Separation PSUs, which would fully vest upon a “Termination within 12 months of a Change in Control.” Outstanding Stock Options are not currently in-the-money, so no value is shown above. With respect to the PSUs, the amount reported reflects outstanding BHC PSUs granted in 2020 and 2021. In connection with the IPO, the Talent and Compensation Committee determined to adjust the terms of the PSUs granted in 2020 to provide that ROTC performance in respect of the 2022 performance period will be deemed to be achieved at target as of the completion of the IPO. In connection with this offering, the Talent and Compensation Committee determined to adjust the terms of the PSUs granted in 2021 to provide that ROTC performance in respect of the 2022 performance period and the 2023 performance period will be deemed to be achieved at target as of the completion of the IPO. Further, in connection with the IPO, the Talent and Compensation Committee determined to adjust the terms of the PSUs granted in each of 2020 and 2021 to provide that the last day of the TSR performance period applicable to such PSUs will be the date of the completion of the IPO, with actual achievement of the TSR performance metrics measured by the Talent and Compensation Committee through such date. The 2020 and 2021 PSUs have since been distributed on February 26, 2023, and March 3, 2023.

(12)	The Papa Separation Agreement provides for continued health benefits for two-years at active employee rates and reimbursement of legal fees incurred.
(13)
As shown above under “Termination without Cause or for Good Reason,” the severance benefits payable to the Former B+L NEOs (other than Mr. Papa) provide that in the event of an involuntary termination of employment by B+L without cause or resignation for good reason, in each case within one-year following the B+L’s appointment of Mr. Papa’s successor, then the executive will be eligible to receive a cash severance payment equal to two times the sum of his or her annual base salary and annual target incentive award, plus payment of his or her annual cash bonus award for the year of termination (based on actual achievement of applicable performance goals and prorated based on the number of days employed during the year). As shown above under “Termination within 12 months of a Change in Control,” if the former B+L NEOs (other than Mr. Papa) are terminated without cause, or for good reason, in contemplation of a change in control or within 12 months following a change in control, they will receive a cash severance payment equal to two times the sum of his or her annual base salary and annual target incentive award, plus payment of his or her annual cash bonus award for the year of termination (based on target achievement and prorated based on the number of days employed during the year). As shown above under “Termination without Cause or for Good Reason” and “Termination within 12 months of a Change in Control.” Mr. Eldessouky and Ms. Ackermann would also receive a cash payment equal to the remaining 50% of the separation bonus upon a qualifying termination.
(14)
As shown above under “Termination without Cause or for Good Reason,” the B+L Founder RSUs issued to the Former B+L NEOs (other than Mr. Papa) in May 2022 will partially vest upon their termination of service date on a pro-rata basis, but the shares received upon settlement will remain fully restricted and nontransferable until the Unrestricted Date, and the B+L Founder Stock Options issued will vest and become exercisable on the Unrestricted Date on a pro-rata basis and will be exercisable for two years following the Unrestricted Date. As shown above under “Termination within 12 months of a Change in Control” and “Termination due to Death or Disability,” the B+L Founder RSUs and the B+L Founder Stock Options fully vest. In addition, each of our NEOs (other than Mr. Papa) was granted a one-time award of RSUs under the Retention Program, which will fully vest as shown above under “Termination without Cause or for Good Reason,” “Termination within 12 months of a Change in Control” and “Termination due to Death or Disability.” Outstanding Stock Options are not currently in-the-money, so no value is shown above.

(15)
As shown above under “Termination without Cause or for Good Reason,” the treatment of the Former B+L NEO’s (other than Mr. Papa) BHC equity awards will be treated in accordance with the terms of their governing grant agreements. As shown above under “Termination within 12 months of a Change in Control” and “Termination due to Death or Disability,” their outstanding BHC RSUs and Stock Options would fully vest and the PSUs would pro-rata vest. Outstanding Stock Options are not currently in-the-money, so no value is shown above. With respect to the PSUs, the amount reported reflects outstanding BHC PSUs granted in 2020 and 2021. In connection with the IPO, the Talent and Compensation Committee determined to adjust the terms of the PSUs granted in 2020 to provide that ROTC performance in respect of the 2022 performance period will be deemed to be achieved at target as of the completion of the IPO. Further, in connection with the IPO, the Talent and Compensation Committee determined to adjust the terms of the PSUs granted in each of 2020 and 2021 to provide that the last day of the TSR performance period applicable to such PSUs will be the date of the completion of the IPO, with actual achievement of the TSR performance metrics measured by the Talent and Compensation Committee through such date. In connection with this offering, the Talent and Compensation Committee determined to adjust the terms of the PSUs granted in 2021 to provide that ROTC performance in respect of the 2022 performance period and the 2023 performance period will be deemed to be achieved at target as of the completion of the IPO. The 2020 and 2021 PSUs have since been distributed on February 27, 2023, and March 3, 2023.

(16)	The severance benefits payable to the former B+L NEOs (other than Mr. Papa) provide for continued health benefits for two years at active employee rates, and for Ms. Ackermann, outplacement support.
2022 Pay Ratio Disclosure
Pay Ratio
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2022:
•	the median of the annual total compensation of all our employees (excluding our CEO) was $54,304;
•	the annual total compensation of our CEO was $13,171,461; and
•	the ratio of these two amounts was 243 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
Methodology for Identifying Our Median Employee
Employee Population
To identify the median of the annual total compensation of all of our employees (other than our CEO), we first identified our total employee population from which we determined our median employee. We determined that, as of December 31, 2022, our employee population consisted of approximately 19,900 individuals (of which 12,900 were B+L employees and of which approximately 33% were located in the United States and 67% were located in jurisdictions outside the United States).
As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our median employee by excluding approximately 50 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in those jurisdictions (less than 10), as follows: Austria, Bosnia & Herzegovina, Lithuania, Montenegro, New Zealand, Panama, Peru, and Philippines.
After taking into account the above described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our median employee consisted of approximately 19,850 individuals.
Determining our Median Employee
To identify our median employee from our adjusted employee population, we compared the amount of base salary of our employees as reflected in our payroll records and converted to U.S. Dollars. In making this determination, we annualized the compensation of our full-time employees, including those who were hired in 2022 (but did not work for us for the entire fiscal year) and permanent part-time employees (reflecting what they would have earned if they had worked the entire year at their part-time schedule). We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.
Determination of Annual Total Compensation of our Median Employee and our CEO
Once we identified our median employee, we then calculated such employee’s annual total compensation for 2022 by using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2022 as set forth in the 2022 Summary Compensation Table on page 59.
Our CEO’s annual total compensation for 2022 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2022 Summary Compensation Table.
Please note that SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

PAY VERSUS PERFORMANCE
The following table sets forth the compensation for our Principal Executive Officers (the “PEOs”) and the average compensation for our other named executive officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as defined under SEC rules, for each of 2022, 2021 and 2020. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, Net Income and Adjusted EBITDA (non-GAAP) as used for our 2022, 2021 and 2020 annual incentive plans (“AIP”).
							Value of Initial Fixed $100 Investment Based On:
	Thomas J. Appio		Joseph C. Papa		Average Summary Compensation Table Total for Non-PEO Named Executive Officers(1) ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2) ($)	Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(3) ($)	Net Income (in Millions)(4) ($)	Adjusted EBITDA for BHC AIP (in Millions)(5) ($)
Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to PEO(2) ($)
2022	$13,171,461	$821,019	$19,781,761	($3,950,168)	$5,683,018	$2,050,535	$21	$114	($225)	2,236
2021	—	—	$22,889,137	$37,122,606	$5,972,466	$7,337,740	$92	$126	($948)	3,501
2020	—	—	$14,119,361	($10,609,802)	$4,287,738	$61,287	$70	$126	($560)	3,269

(1)
Compensation for our PEOs reflects the amounts reported in the “Summary Compensation Table” for the respective years. Our PEOs were (i) in 2022, Thomas J. Appio and Joseph C. Papa and (ii) in 2021 and 2020, Joseph C. Papa. Average compensation for non-PEOs includes the following named executive officers: (i) in 2022, Tom G. Vadaketh, Seana Carson, Robert A. Spurr, Sam A. Eldessouky and Christina Ackermann, (ii) in 2021, Thomas J. Appio, Robert A. Spurr, Sam A. Eldessouky, Christina M. Ackermann, and Paul S. Herendeen and (iii) in 2020, Thomas J. Appio, Paul S. Herendeen, Christina M. Ackermann, and William D. Humphries.

(2)
Compensation “actually paid” for the PEO and average compensation “actually paid” for our other NEOs in 2022, 2021 and 2020 reflects the respective amounts set forth in columns (b) and (d), adjusted as follows in the table below, as determined in accordance with SEC rules. These dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO and our other NEOs during the applicable year. A significant portion of the compensation “actually paid” to our NEOs is comprised of equity awards whose value is directly tied to the value of our Common Shares. For certain of the years covered by the Pay Versus Performance Table, the compensation “actually paid” to our PEO and our other NEOs was below zero as a result of the decrease in the price of our Common Shares and associated decreases in the fair value of unvested equity awards during the year. For information regarding the decisions made by BHC’s Talent and Compensation Committee and the B+L TCC for the PEO’s and our other NEOs’ compensation for fiscal year 2022, see the Compensation Discussion and Analysis beginning on page 39.

	Thomas J. Appio 2022	Joseph C. Papa 2022	Joseph C. Papa 2021	Joseph C. Papa 2020	Non-PEOs 2022	Non-PEOs 2021	Non-PEOs 2020
Summary Compensation Table Total	$13,171,461	$19,781,761	$22,889,137	$14,119,361	$5,683,018	$5,972,466	$4,287,738
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	$8,438,645	$16,999,992	$18,810,618	$10,379,259	$4,302,530	$4,151,943	$2,232,727
Plus Fair Value for Awards Granted in the Covered Year	$2,487,641	$13,817,758	$14,602,064	$6,976,001	$2,561,554	$3,343,770	$1,455,403
Change in Fair Value of Outstanding Unvested Awards from Prior Years	$(5,205,502)	$(16,562,333)	$5,144,072	$(14,550,392)	$(1,015,781)	$794,978	$(1,956,817)
Change in Fair Value of Awards from Prior Years that Vested in the Covered Year	$(1,193,936)	$(3,987,362)	$13,297,951	$(6,775,513)	$(517,221)	$1,378,469	$(1,232,206)
Less Fair Value of Awards Forfeited during the Covered Year	$—	$—	$—	$—	$(358,505)	$—	$(260,104)
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	$—	$—	$—	$—	$—	$—	$—
Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	$—	$—	$—	$—	$—	$—	$—
Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	$—	$—	$—	$—	$—	$—	$—
Compensation Actually Paid	$821,019	$(3,950,168)	$37,122,606	$(10,609,802)	$2,050,535	$7,337,740	$61,287
(3)
Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date. Fair values set forth in the table above are computed in accordance with ASC 718 as of the end of the respective fiscal year, other than fair values of awards that vest or forfeit in the covered year, which are valued as of the applicable vesting dates and fair values as of the end of the preceding fiscal year, respectively. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant other than the expected term and the related expected volatilities and risk-free rates have been adjusted to reflect the passage of time. TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table is the Nasdaq Biotechnology Index, which is the same peer group we use for purposes of the Shareholder Return Performance Presentation of the Company’s Annual Reports on Form 10-K for the years ended December 31, 2022.
(4)
Reflects “Net Income” attributable to BHC in BHC’s Consolidated Financial Statements included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2022, 2021 and 2020 (including net income attributable to noncontrolling interests).

(5)
Reflects Adjusted EBITDA as used for our Annual Incentive Plan in 2022, 2021 and 2020. Adjusted EBITDA as used for BHC’s AIP for 2020 and 2021 was calculated on a consolidated basis. As described on page 46 above, for the 2022 BHC AIP, Adjusted EBITDA does not include Adjusted EBITDA attributable to B+L or our Solta Medical business. Adjusted EBITDA is a non-GAAP financial measure that may not be comparable to similar measures used by other companies. Please see Appendix 1 for a reconciliation of our GAAP to non-GAAP financial measures and related disclosures.

The following table sets forth an unranked list of the performance measures that, for 2022, we view as the “most important” measures for linking our NEOs’ compensation “actually paid” to performance. Revenue and Adjusted EBITDA (non-GAAP) were metrics used for our AIP in 2022, 2021 and 2020. Return on Tangible Capital (ROTC) and relative TSR were metrics used for PSUs granted in 2019 that were distributed in 2022, and PSUs granted in 2020 and 2021 which were deemed earned in 2022. For 2022, given the challenge of setting new PSU metrics in the midst of this transformational time for BHC in light of the B+L IPO, the BHC Talent and Compensation Committee determined not to grant any PSUs. In 2023, we re-introduced PSUs to our Long-Term Incentive Program, which such PSUs will be earned and vest based on achievement of an Adjusted Operating Cash Flow performance goal and relative TSR performance modifier metrics. For more information on the financial performance metrics listed below, please see the description set forth in the section 2022 BHC AIP on page 46 and in the section 2020 and 2021 Performance Share Unit Vesting on page 50.
Performance Measure
Revenue
Adjusted EBITDA (non-GAAP)
ROTC (Return on Tangible Capital)
rTSR (Relative Total Shareholder Return)
Compensation Actually Paid and Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The graph below shows how the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs compared with the BHC’s TSR over the covered fiscal years.
The following performance graph also compares the cumulative total return on a $100 investment on December 31, 2019, assuming reinvestment of all dividends, in (i) our Common Shares and (ii) the NASDAQ Biotechnology Index.

CAP vs. Total Shareholder Return
Compensation Actually Paid ($)
Total Shareholder Return ($)
$40
$30
$20
$10
$0
-$10
-$20
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
2020
2021
2022
Nasdaq Biotech TSR, 26%
BHC TSR, -30%
Avg. NEO, $0
PEO Papa, $(11)
PEO Papa, $37
Nasdaq Biotech TSR, 26%
BHC TSR, -8%
Avg. NEO, $7
Nasdaq Biotech TSR, 14%
PEO Appio,$1
Avg. NEO, $2
PEO Papa, $(4)
BHC TSR, -79%

Compensation Actually Paid and Net Income
The graph below reflects a comparison of compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs compare with BHC’s with our net income from continuing operations

CAP vs. Net Income (in USD MM's)
Compensation Actually Paid ($)
Net Income ($)
$40
$30
$20
$10
$0
-$10
-$20
$0
-$100
-$200
-$300
-$400
-$500
-$600
-$700
-$800
-$900
-$1,000
PEO Papa, $37
Net Income, $(225)
Avg. NEO, $7
Net Income, $(560)
Avg. NEO, $0
PEO Appio, $1
Avg. NEO, $2
PEO Papa, $(4)
PEO Papa, $(11)
Net Income, $(948)
2020
2021
2022

Compensation Actually Paid and Adjusted EBITDA
The graph below shows how the amount of compensation actually paid to our PEOs and the average amount of compensation actually paid to our other NEOs compare with BHC’s Adjusted EBITDA as used for our BHC’s AIP in 2022, 2021, and 2020. Adjusted EBITDA as used for BHC’s AIP for 2020 and 2021 was on a consolidated basis, and as previously noted for the 2022 BHC AIP, Adjusted EBITDA does not include B+L or our Solta Medical business.

CAP vs. Adj. EBITDA (in USD MM's)
Compensation Actually Paid ($)
Adj. EBITDA $
$40
$30
$20
$10
$0
-$10
-$20
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
2020
2021
2022
Adj. EBITDA, $3,269
PEO Papa, $(11)
Avg. NEO, $0
PEO Papa, $37
Adj. EBITDA, $3,501
Avg. NEO, $7
Adj. EBITDA, $2,236
PEO Appio, $1
PEO Papa, $(4)
Avg. NEO, $2

DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Richard U. De Schutter	67,697	605,069	—	672,766
Brett M. Icahn	45,690	569,799	—	615,489
Dr. Argeris N. Karabelas	145,694	250,000	—	395,694
Sarah B. Kavanagh	229,513	469,375	—	698,888
Steven D. Miller	—	370,694	—	370,694
Dr. Richard C. Mulligan(3)	77,333	275,116	—	352,449
John A. Paulson(3)(4)	57,909	643,826	—	701,735
Robert N. Power	149,145	250,000	—	399,145
Russel C. Robertson	67,256	612,319	—	679,575
Thomas W. Ross, Sr.	282,922	469,375	—	752,297
Andrew C. von Eschenbach, M.D.(3)	104,575	219,375	—	323,950
Amy B. Wechsler, M.D.	100,000	277,500	—	377,500
(1)
The amounts shown in this column relate to the annual RSU grant made to each non-employee director in 2022, as further described below under the heading “Director Compensation,” and with respect to Mr. De Schutter, Mr. Icahn, Mr. Miller, Mr. Paulson, Mr. Robertson and Dr. Wechsler, also relate to RSUs granted in lieu of cash for annual Board and/or committee retainers, pursuant to their respective elections. These amounts are based upon the grant date fair value of awards calculated in accordance with FASB ASC Topic 718. Fair value is calculated using the closing price of our Common Shares on the date of grant for purposes of determining the individual grant amounts.

(2)
Directors had aggregate outstanding BHC RSUs at 2022 fiscal year-end as follows: Mr. De Schutter, 81,263; Mr. Icahn, 51,801; Dr. Karabelas,119,715; Ms. Kavanagh, 117,447; Mr. Miller, 51,83; Dr. Mulligan, 34,387; Mr. Paulson, 142,290; Mr. Power, 129,210; Mr. Robertson, 177,416; Mr. Ross, 129,811; Dr. von Eschenbach, 35,147; and Dr. Wechsler, 129,009.

(3)	On the IPO Closing Date, Dr. von Eschenbach and Mr. Paulson resigned from the Board, and Dr. Mulligan was appointed to the Board.
(4)	Mr. Paulson was appointed and rejoined the Board on June 23, 2022.
(5)
Each of Messrs. De Schutter, Icahn, Paulson, Robertson, and Ross, and Ms. Kavanagh also served as non-employee directors of Bausch + Lomb during 2022. Accordingly, the amounts reflected in the table above also reflect the following amounts of compensation these directors received from Bausch + Lomb during 2022 for their service as non-employee directors of the Bausch + Lomb Board:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Richard U. De Schutter	67,697	219,375	—	287,072
Brett M. Icahn	45,690	199,105	—	244,795
Sarah B. Kavanagh	73,819	219,375	—	293,194
John A. Paulson	57,909	219,375	—	277,284
Russel C. Robertson	67,256	219,375	—	286,631
Thomas W. Ross, Sr.	143,130	219,375	—	362,505
Directors had aggregate outstanding B+L RSUs at 2022 fiscal year-end as follows: Mr. De Schutter, 12,500; Mr. Icahn, 13,256; Ms. Kavanagh, 12,500; Mr. Paulson, 12,500; Mr. Robertson,12,500; and Mr. Ross, 12,500.

Director Compensation
In 2023, our directors’ fees consisted of the following:
Annual Cash Compensation
Board Retainer	$100,000
Additional Fee — Lead Independent Director	$40,000
Additional Fee — Non-Executive Chairperson	$150,000
Additional Retainers — Committee Chairpersons
Audit and Risk Committee Chairperson	$25,000
Talent and Compensation Committee Chairperson	$25,000
Nominating and Corporate Governance Committee Chairperson	$20,000
Science and Technology Committee Chairperson	$20,000
Finance and Transactions Committee Chairperson	$20,000
Special Transactions Committee Chairperson	$15,000
Additional Retainers — Committee Members not serving as Chairpersons
Audit and Risk Committee Member	$15,000
Talent and Compensation Committee Member	$15,000
Nominating and Corporate Governance Committee Member	$12,500
Science and Technology Committee Member	$12,500
Finance and Transactions Committee Member	$12,500
Special Transactions Committee Member	$10,000
Annual Equity Compensation
Annual RSU Grant	$250,000
Our Nominating and Corporate Governance Committee is required by its charter to periodically review, and make recommendations to the full Board regarding, the compensation of our non-employee directors. The Nominating and Corporate Governance Committee has sole authority under its charter to retain and/or terminate compensation consultants or compensation consulting firms as the Nominating and Corporate Governance Committee may deem appropriate in recommending non-employee director compensation.
In 2021, the Nominating & Corporate Governance Committee reviewed our non-employee director compensation and determined that it was appropriate to reduce the annual retainer for the Lead Independent Director from $75,000 to $40,000, and to reduce the annual retainer for the Chairperson of the Audit and Risk Committee Chair from $40,000 to $25,000. The Board reviewed and approved these changes to be effective on the IPO Closing Date.
Our directors may elect to receive their fees in cash, in RSUs, or in a combination of cash and RSUs. RSUs received pursuant to this election are paid in a lump sum of Common Shares at the end of such director’s service with the Company. All fees, whether payable in cash or RSUs, are delivered in quarterly installments, with the exception of the additional fee for the Lead Independent Director, which is paid once annually on the third day following each Annual Meeting of Shareholders. In addition to the above fees, directors are also reimbursed for their out-of-pocket expenses in attending in-person meetings.
The Company also grants each non-employee director, on the third business day following each Annual Meeting of Shareholders, a number of RSUs with a fair market value equal to $250,000. These annual grants of RSUs vest and are deliverable prior to the next Annual Meeting of Shareholders, unless the director elects to defer issuance until the director’s separation from the Company.
Our non-employee directors are also subject to minimum share ownership requirement. For further detail regarding the share ownership requirement for non-employee directors, see the discussion in the section titled “Statement of Corporate Governance Practices — Directors’ Share Ownership” on page 26.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved By Shareholders	20,700,000(1)	$26.83	18,200,000
Equity Compensation Plans Not Approved By Shareholders	—	—	—
Total	20,700,000	$26.83	18,200,000
(1)
Included in this amount is the maximum number of Common Shares that may be issued under each of the PSUs and annual RSUs outstanding as of December 31, 2022. As of December 31, 2022, the weighted average remaining contractual term of outstanding options was 6.0 years.

Amended and Restated 2014 Omnibus Incentive Plan Summary
The Company’s 2014 Omnibus Incentive Plan was initially adopted by the Board on April 7, 2014 and approved by our shareholders effective as of May 20, 2014, and was amended and restated effective as of each of April 30, 2018, April 28, 2020, and June 21, 2022 as approved by the Board and shareholders of the Company (the “2014 Plan”). For Information about the 2014 Plan, please see Proposal No. 4 starting on page 84.
2011 Omnibus Incentive Plan Summary
The Company’s 2011 Omnibus Incentive Plan (the “2011 Plan”) was adopted and approved by the Board and the shareholders of the Company effective as of May 16, 2011. The Company ceased granting new awards under the 2011 Plan upon the approval of the 2014 Plan in 2014.
Awards Under The 2011 Plan
Awards under the 2011 Plan may be granted as options (including both incentive stock options and nonqualified stock options), SARs, share awards (including restricted shares, deferred shares and share units that may be settled either in Common Shares or cash) or cash awards. A SAR entitles the participant to receive an amount equal to the difference between the market price of the Company’s Common Shares on the exercise date and the exercise price of the SAR (which may not be less than 100% of the market price of a Common Share on the grant date), multiplied by the number of Common Shares subject to the SAR. However, no SARs or deferred shares have been granted under the 2011 Plan. Awards may be granted singly, in combination or in tandem as determined by the Talent and Compensation Committee, in its sole discretion. A maximum of 303,248 Common Shares (less than 1% of the issued and outstanding Common Shares as of December 31, 2022) may be issued pursuant to the exercise of options or in connection with the vesting of share awards under the terms of the 2011 Plan.
Eligibility
Persons eligible to receive awards are any employees, directors or individuals performing services for the Company or its subsidiaries in the capacity of a consultant, agent or otherwise, as determined by the Talent and Compensation Committee. Unless otherwise determined by the Talent and Compensation Committee, members of the Board shall generally not be eligible to receive SARs or options.
Participation Limits
Subject to adjustments made to reflect a change in the Company’s capital structure, including as a result of a stock dividend, stock split, reverse consolidation, recapitalization, reorganization or divestiture or other similar event (“capital structure adjustments”), the aggregate number of Common Shares that may be granted to any “covered employee” during a calendar year in the form of options, SARs, and/or share awards intended to qualify as “performance-based compensation” (such terms having the meanings given in Section 162(m) of the Code, including any rules and regulations thereunder) shall not exceed 1,000,000 Common Shares (computed based on maximum performance).
Furthermore, (i) the number of Common Shares issuable to persons who are reporting insiders (as defined in National Instrument 55-104 — Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators),

at any time, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding Common Shares of the Company; and (ii) the number of Common Shares issued to such insiders, within any one-year period, under all security-based compensation arrangements of the Company, cannot exceed 10% of its issued and outstanding securities.
Expiration of Options and SARs
Generally, options and SARs are granted for a term determined by the Talent and Compensation Committee but not to exceed 10 years (the “Original Term”). For options granted as incentive stock options to certain participants, the Original Term shall not exceed five years. If the Original Term of an option and SAR held by a participant expires during a Company blackout period applicable to the participant which prohibits the participant from trading in Company securities, the term of such option shall be extended until the tenth business day following the end of the Company blackout period.
Exercise Price of Options and SARs
The exercise price per share for each option and SAR is not less than 100% of the closing price of the Common Shares on the trading day immediately preceding the date of grant.
Vesting
Awards under the 2011 Plan are subject to such vesting provisions as the Talent and Compensation Committee may determine. Options currently outstanding vest in equal installments over a period of three or four years after the date of grant or 100% on the third or fourth anniversary of the grant date. Share units generally vest 100% on the third anniversary of the date of grant.
Dividend Equivalents
The Talent and Compensation Committee may provide that share awards earn dividends or dividend equivalents in the form of additional share awards, subject to such terms, conditions, restrictions and limitations as it may establish from time to time. Notwithstanding the foregoing, dividends or dividend equivalents may not be paid with respect to any share award subject to the achievement of performance criteria, unless and until the relevant performance criteria have been satisfied. Generally, holders of share units receive dividend equivalents which are subject to vesting in line with the underlying award to which they relate.
Termination of Employment
Except as otherwise provided in a participant’s employment agreement or letter, in the event that the optionholder’s employment is terminated by reason of death, disability, termination by the Company without cause or the participant voluntarily resigns, the right to exercise such option terminates on the date that is 90 days from the participant’s termination (but in no event beyond the Original Term). Any options or share units that are unvested and do not vest on the termination date are cancelled and forfeited.
In the event that the optionholder’s employment is terminated by the Company without cause within one year following a change of control, all unvested options will vest on such termination and the optionholder will have one year following such a termination to exercise the option (but in no event beyond the Original Term). In the case of a holder of share units whose employment is terminated by the Company within one year following a change of control, a number of the holder’s share units will vest on such termination equal to the number of share units granted multiplied by a fraction, the numerator of which is the number of completed months between the date of grant and the date of termination and the denominator of which is thirty-six (36). Any remaining unvested share units which do not vest on the termination date will be cancelled and forfeited on the date of termination.
In the event that the optionholder’s employment is terminated by the Company for cause prior to the exercise of the option, the option shall terminate and expire as of the date of termination of the employment. In the case of a holder of share units whose employment is terminated by the Company for cause, all of the holder’s share units shall terminate as of the date of termination of the employment.
Nontransferability
Awards granted under the 2011 Plan, and during any period of restriction on transferability, Common Shares issued in connection with the exercise of an option, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Common

Shares underlying such award have been issued, and all restrictions applicable to such Common Shares have lapsed or have been waived by the Talent and Compensation Committee. Notwithstanding the foregoing, the Talent and Compensation Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) nonqualified stock options and/or Common Shares issued in connection with an option exercise to be transferred to a member of a participant’s immediate family or to a trust or similar vehicle for the benefit of a participant’s immediate family members.
Amendment and Termination
The 2011 Plan and any award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NYSE, the rules of the TSX, or any other securities exchange on which the Common Shares are traded or quoted. Under the 2011 Plan, the Company shall obtain shareholder approval for: (i) a reduction in the exercise price or purchase price of an award (or the cancellation and re-grant of an award resulting in a lower exercise price or purchase price), except where the reduction is made to reflect a change in the Company’s capital structure, including as a result of a capital structure adjustment; (ii) the extension of the Original Term of an option; (iii) any amendment to remove or to exceed the participation limits described above; (iv) an increase to the maximum number of Common Shares issuable under the 2011 Plan (other than adjustments made to reflect a change in the Company’s capital structure, including as a result of a capital structure adjustment); (v) amendments to the amendment provision of the 2011 Plan other than amendments of a clerical nature; and (vi) any amendment that permits awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.
Without shareholder approval, the Board has the discretion to make certain amendments to the 2011 Plan, including: (i) amend the vesting provisions of an award; (ii) amend the payment provisions of an award; (iii) cancel or modify outstanding awards; (iv) waive any restrictions imposed with respect to awards or the Common Shares issued pursuant to awards; (v) make amendments to the 2011 Plan to ensure compliance with applicable securities and tax law as well as the TSX and NYSE rules; (vi) make any amendment of a clerical nature as well as any amendment clarifying any provision of the 2011 Plan; (vii) make any adjustment to reflect a change in the Company’s capital structure, including as a result of capital structure adjustments; and (viii) suspend or terminate the 2011 Plan.
Except for adjustments to awards made in connection with a change of control of the Company, no termination, suspension or amendment of the 2011 Plan or any award shall adversely affect the right of any participant with respect to any award theretofore granted, as determined by the Talent and Compensation Committee, without such participant’s written consent.
No amendments were made to the 2011 Plan in 2022.
Option and RSU Plans
As of March 17, 2023, 425,124 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2011 Plan and 2,607,034 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2011 Plan. As of March 17, 2023, a total of 303,248 Common Shares (less than 1% of the issued and outstanding Common Shares) remained reserved for issuance under the 2011 Plan, representing (i) 298,226 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 5,022 Common Shares (less than 1% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan. The Company ceased granting new awards under the 2011 Plan upon the approval of the 2014 Plan in 2014.
As of March 17, 2023, 2,215,589 Common Shares (less than 1% of the issued and outstanding Common Shares) had been issued upon the exercise of options granted under the 2014 Plan and 19,868,783 Common Shares (5.5% of the issued and outstanding Common Shares) had been issued in connection with the vesting of RSUs granted under the 2014 Plan. As of March 17, 2023, a total of 17,780,543 Common Shares (4.9% of the issued and outstanding Common Shares) remained reserved for issuance under the 2014 Plan, representing (i) 10,389,845 Common Shares (2.9% of the issued and outstanding Common Shares) issuable in respect of options and (ii) 7,390,698 Common Shares (2.0% of the issued and outstanding Common Shares) issuable in respect of RSUs granted and which remain outstanding under such plan.

AUDIT COMMITTEE REPORT
The Report of the Audit and Risk Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
The Audit and Risk Committee, comprised of independent directors, is delegated by the Board to monitor the integrity of our financial statements, the auditor’s qualifications and independence, the performance of the auditor and our internal auditor, and the Company’s compliance with legal and regulatory requirements.
Management has primary responsibility for our financial statements and the overall reporting process as well as establishing and maintaining our internal controls. PricewaterhouseCoopers LLP, our auditor for fiscal year ended December 31, 2022, had the responsibility for expressing an opinion as to whether the audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States in all material respects and on the effectiveness of our internal controls over financial reporting.
The Audit and Risk Committee met with management and the auditor to review and discuss the audited financial statements for the year ended December 31, 2022, as well as management’s assessment of the effectiveness of our internal controls over financial reporting and the auditor’s assessment of our internal controls over financial reporting. The auditor, as well as the internal auditor, had full access to the Audit and Risk Committee, including regular meetings without management present.
The Audit and Risk Committee received from and discussed with the auditor the written report and the letter from the auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the auditor’s communications with the Audit and Risk Committee concerning independence and has discussed with the auditor the auditor’s independence. Additionally, the committee discussed with the auditor the matters required by the Public Company Accounting Oversight Board and the SEC.
The Audit and Risk Committee acts only in an oversight capacity and must rely on the information provided to it and on the representations made by management and the auditor. Based on the aforementioned reviews and discussions, and the report of the auditor, the Audit and Risk Committee recommended to the Board that the audited financial statements for the year ended December 31, 2022, be included in the Company’s Annual Report filed with the SEC.
Audit and Risk Committee
Russel C. Robertson, Chairperson
Sarah B. Kavanagh
Steven D. Miller

CERTAIN TRANSACTIONS
Certain Related-Party Transactions
As described in the section titled “Statement of Corporate Governance Practices — Ethical Business Conduct” beginning on page 25, the Board has adopted the Code of Conduct, which sets out the Company’s expectations for the conduct of our employees and directors in their dealings on behalf of the Company. The Conflict of Interest Policy set forth in our Code of Conduct requires that our employees and directors avoid situations in which they have a potential or actual conflict of interest with the Company. In accordance with our Conflict of Interest Policy, any employee, including our officers, involved in any type of relationship described in the Conflict of Interest Policy is required to immediately and fully disclose the relevant circumstances to his or her immediate supervisor, the General Counsel or the Chief Compliance & Ethics Officer, and in accordance with the process set out in the Company’s Conflicts of Interest Standard Operating Procedures. Non-employee directors are required to report their involvement in any type of relationship described in the Conflict of Interest Policy to the Audit and Risk Committee. In addition to reviewing cases where the conflict, or potential conflict, involves a member of the Board, the Audit and Risk Committee reviews transactions or proposed transactions in which an executive officer has an interest that conflicts with the Company’s interests and makes recommendations to the Board regarding any such transaction. Our Conflict of Interest Policy states that the following are types of outside activities that can create conflicts:
•
Ownership by a director or employee, or any member of the director’s or employee’s family, of a substantial interest in any concern that does business with the Company, whether as a supplier, dealer or customer, or are a competitor (except in the case of a publicly owned corporation whose securities are traded on the open market).

•
Serving as a director, officer, employee, consultant, advisor, or in any other capacity for any business or other organization with which the Company currently (or potentially) has a business relationship or which is, or can expect to become, a competitor of the Company.

•
Engaging in an outside activity with an individual, business or organization which currently (or potentially) has a competitive or business relationship with the Company where such activity is likely to decrease the impartiality, judgment, effectiveness or productivity expected from an employee.

•	Performance by a director or employee or a member of the director’s or employee’s family of services for any outside concern or individual that does business with the Company.
•	Outside employment which conflicts or might be reasonably expected to conflict with the normal duties of the director or employee.
Since January 1, 2022, the Company was involved in the following related-party transactions, which have been approved or ratified by either the Audit and Risk Committee or the Board:
Employment Relationship
Joseph C. Papa’s son, Dr. Matthew Papa, was employed by the Company from September 12, 2016 through December 10, 2022. In 2022, Dr. Papa received an aggregate of $274,891 in compensation.
Director Appointment and Nomination Agreement
On February 24, 2021, the Company entered into a Director Appointment and Nomination Agreement (“Nomination Agreement”) with Carl C. Icahn, Brett M. Icahn, Steven D. Miller, Icahn Partners, Icahn Master, Icahn Enterprises GP, Icahn Enterprises Holdings, IPH, Icahn Capital, Icahn Onshore, Icahn Offshore, and Beckton (collectively, the “Icahn Group”). Pursuant to the Nomination Agreement, effective as of March 17, 2021, the Board (i) increased its size to thirteen directors; (ii) appointed Brett Icahn and Steven Miller (collectively, the “Icahn Designees”) to the Board to fill the resulting vacancies; (iii) appointed the Icahn Designees to serve on the Finance and Transactions Committee and the Special Transactions Committee; and (iv) nominated the Icahn Designees for election at the Annual Meeting.
From and after the date of the Nomination Agreement, so long as an Icahn Designee is a member of the Board, without the approval of the Icahn Designees who are then members of the Board, the Board will not increase its size above thirteen directors. In addition, the Icahn Group will be entitled, in the event any Icahn Designee resigns or for any reason fails to serve or is not serving as a director (subject to exceptions set forth in the Nomination Agreement, including as a result of such director not being nominated by the Company to stand for election at an annual meeting of shareholders subsequent to the 2021 Annual Meeting or the termination of the Icahn Group’s designation rights with respect to such director in accordance with the Agreement), to designate a replacement for appointment to the Board on the terms set forth in the Agreement. So long as an Icahn Designee is a member of the Board, the Icahn Group will also have certain rights with respect to newly created committees as set forth in the Nomination Agreement. In addition, any Board consideration of appointment and employment of named executive officers, mergers, acquisitions of material assets, dispositions of material assets, or similar extraordinary transactions, such consideration, and voting with respect thereto, will take place only at the full Board level or in committees of which one of the Icahn Designees is a member.
If at any time the Icahn Group ceases to hold a “net long position,” as defined in the Agreement, in at least (i) 17,757,550 Common Shares, one of the Icahn Designees will, and the Icahn Group will cause one Icahn Designee to, promptly resign from the Board; and (ii) 10,654,530 Common Shares, each of the Icahn Designees will, and the Icahn Group will cause each such Icahn Designee to, promptly resign from the Board.
So long as the Icahn Group holds “a net long position,” as defined in the Nomination Agreement, in at least 17,757,550 of the Company’s common shares, the Company will not adopt a Rights Plan, as defined in the Nomination Agreement, with an “Acquiring Person” beneficial ownership threshold below 20.0% of the then-outstanding common shares, unless (x) such Rights Plan provides that, if such Rights Plan is not ratified by the Company’s shareholders within 105 days of such Rights Plan being adopted, such Rights Plan shall automatically expire and (y) the “Acquiring Person” definition of such Rights Plan exempts the Icahn Group up to a beneficial ownership of 19.95% of the then-outstanding common shares.
The Nomination Agreement also includes other customary voting, standstill and non-disparagement provisions. Absent an uncured breach of the material provisions of the Nomination Agreement by the Company, the standstill restrictions on the Icahn Group will remain in effect until the later of (i) the end of the Annual Meeting and (ii) such date as no Icahn Designee is on the Board and the Icahn Group no longer has any right to designate a replacement (including if the Icahn Group has irrevocably waived such right in writing).

PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
At our 2017 Annual Meeting of Shareholders, our Board recommended, and shareholders approved, in a non-binding advisory vote, that a non-binding advisory vote on executive compensation (“say-on-pay”) be held every year. The Board determined that our shareholders should vote on a say-on-pay proposal every year, consistent with the preference expressed by our shareholders at the 2017 Annual Meeting of Shareholders. At our 2022 Annual Meeting, approximately 65% of the total shareholders’ votes cast voted in favor of our executive compensation program. [.] Proposal No. 2 provides the Company’s shareholders with an opportunity to provide an advisory vote related to compensation of the Company’s named executive officers.
The Company has a “pay-for-performance” philosophy that forms the foundation of the executive compensation program for our Company’s named executive officers. This philosophy and the executive compensation program approved by the Talent and Compensation Committee have been central to the Company’s ability to attract, retain, and motivate talented executives, including our NEOs, who are committed to the ongoing transformation of our company and to improving people’s lives through our products. Our compensation program is designed to retain our critical leaders through the transition of our company, to link executive compensation to long-term business performance, and provide compensation opportunities that are competitive as compared to our peers and align the interests of our executives with those of our shareholders. Our programs also balance appropriate risk-taking and incorporate shareholder feedback. Please refer to “Executive Compensation — Compensation Discussion and Analysis” starting on page 39 for detailed information regarding our executive compensation program for the Company’s named executive officers.
Pursuant to Schedule 14A of the Exchange Act, we are asking for shareholder approval, in an advisory resolution, of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. This disclosure is provided in the section titled “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation program of our named executive officers and the executive compensation policies and practices described in this Proxy Statement. The Board requests that shareholders endorse the compensation of our named executive officers through the following resolution:
Resolved, that the shareholders approve, in an advisory resolution, the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and other narrative executive compensation disclosures, contained in this Proxy Statement.
This vote is advisory and therefore not binding on the Company, the Talent and Compensation Committee, or the Board. The Board and the Talent and Compensation Committee value the opinions of our shareholders and will take the outcome of the vote into consideration in the design of our executive compensation program going forward.
The Board recommends that the shareholders vote FOR Proposal No. 2.

PROPOSAL NO. 3
ADVISORY VOTE ON FREQUENCY OF
ADVISORY VOTES ON EXECUTIVE COMPENSATION
As described in Proposal No. 2 above, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers.
Section 14A of the Exchange Act requires us to allow our shareholders the opportunity to cast an advisory vote on how often we should include advisory votes on the compensation of our Named Executive Officers in our proxy materials for future shareholder meetings. Under this proposal, shareholders may vote to have the “say-on-pay” vote ever year, every two years or every three years, or may abstain from voting.
Our Board has determined that an annual advisory vote on executive compensation is the most appropriate alternative for the Company. The Board’s determination was influenced by the fact that meaningful portions of the compensation of our Named Executive Officers are evaluated, adjusted and approved on an annual basis, and that it is important to have regular visibility into the long-term incentives that help drive our performance metrics. As part of the annual review process, the Board believes that shareholder perspectives should be a factor that is taken into consideration by the Board and the Talent and Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our shareholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the management proxy circular and proxy statement every year. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this agenda item every year. Accordingly, our Board recommends that the advisory vote on executive compensation be held every year. This advisory vote gives you as a shareholder the opportunity to vote on the frequency of advisory votes on executive compensation for our Named Executive Officers through the following resolution:
Resolved, that the shareholders wish the Company to include an advisory vote on the compensation of the Company’s Named Executive Officers pursuant to Rule 14a-21(b) of the Exchange Act:
•	Every Year;
•	Every Two Years;
•	Every Three Years; or
•	Abstain.
While we believe that a vote every year is the best choice for us, you are not voting to approve or disapprove our recommendation of every year, but rather to make your own choice among a vote of once every year, every two years or every three years. You may also abstain from voting on this proposal.
This vote is advisory and therefore not binding on the Company, the Talent and Compensation Committee of the Board or the Board. The Board and the Talent and Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns, and the Talent and Compensation Committee will evaluate whether any actions are necessary to address those concerns.
The Board recommends that the shareholders vote for EVERY YEAR on Proposal No. 3.

PROPOSAL NO. 4
APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN
The Board originally adopted the 2014 Omnibus Incentive Plan (the “2014 Plan”) on April 7, 2014, which was approved by our shareholders effective as of May 20, 2014. The 2014 Plan was amended and restated on April 30, 2018 to increase the number of Common Shares available for issuance by an additional 11,900,000 Common Shares, on April 28, 2020 to increase the number of Common Shares available for issuance by an additional 13,500,000 Common Shares, and on June 21, 2022 to increase the number of Common Shares available for issuance by an additional 11,500,000 Common Shares. As of March 8, 2023, 9,534,218 Common Shares were available for future issuance under the 2014 Plan, representing 2.62% of the issued and outstanding Common Shares as of that date. On March 29, 2023, the Talent and Compensation Committee approved an amendment and restatement to the 2014 Plan, subject to approval by the shareholders at the Annual Meeting, to increase the number of Common Shares authorized for issuance under the 2014 Plan (the “Amended Plan”).
We are asking our shareholders to approve at the Annual Meeting an amendment and restatement to the 2014 Plan, which will result in an increase to the number of Common Shares authorized for issuance under the 2014 Plan by 7,500,000 Common Shares. The proposed 7,500,000 additional Common Shares, which represents 2.07% of the 361,898,846 Common Shares outstanding as of December 31, 2022 and 2.06% of the 363,602,888 Common Shares outstanding as of our record date, March 17, 2023, is expected to allow us to make grants under the Amended Plan for approximately two years.
In connection with the adoption of the amendment and restatement of the 2014 Plan, the Board carefully considered our anticipated future equity needs, our historical equity compensation practices (including our historical share usage and “burn rate”, as discussed in the section titled “Historical Annual Common Share Usage” beginning on page 85) and the advice of the Talent and Compensation Committee’s independent compensation consultant. We believe that increasing the number of Common Shares issuable under the 2014 Plan is necessary in order to allow Bausch Health to continue to align the long-term financial interests of employees, members of the Board, consultants, members of our sales force and other service providers of the Company and its subsidiaries with those of the Company’s shareholders, to attract and retain those individuals by providing compensation opportunities that are competitive with other companies and provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its subsidiaries. As of the filing of this Proxy Statement, the number of persons eligible to participate in the Amended Plan is approximately 1,760. A copy of the Amended Plan is attached to this Proxy Statement as Exhibit B.
No other changes are being made to the 2014 Plan.
As a shareholder of the Company, you are invited to vote with respect to the Amended Plan through the following resolution:
Resolved, that the shareholders approve the amendment and restatement of the Company’s Amended and Restated 2014 Plan Omnibus Plan (which will increase the maximum number of Common Shares available for issuance pursuant to Awards under the plan by 7,500,000 additional Common Shares).
The Board recommends that the shareholders vote “FOR” Proposal No. 4.

Considerations for the Approval of the Amended Plan
The Board believes that the Amended Plan is in the best interest of shareholders and supports this proposal for the following reasons:
•	The Plan is administered by our Talent and Compensation Committee, which is composed entirely of independent directors.
•	The Company strives to maximize employee and shareholder alignment through the use of equity awards, while minimizing dilution.
•
If the proposed amendments are not approved, the Company will not have sufficient Common Shares for grant needs and will lose a critical tool for recruiting, retaining and motivating employees. The Company would thus be at a competitive disadvantage in attracting and retaining talent.

•
The terms of the Company’s equity and other annual and long-term incentive compensation awards and employee policies are all designed to protect shareholder interests and encourage employees to focus on the long-term success of the Company and shareholder value creation.

•
Employees typically cannot fully monetize equity awards until three years after grant subject to certain exceptions. For example, RSUs granted for 2022 generally vest in one-third increments with the final third not converting to Common Shares until after the third year.

•	The Company does not permit “liberal” share recycling. Common Shares that are withheld to satisfy any tax withholding obligations may not again be available for issuance under the Amended Plan.
•	The Amended Plan does not contain an “evergreen” feature pursuant to which the Common Shares authorized for issuance under the Amended Plan can be increased automatically without shareholder approval.
•	Equity awards under the Amended Plan are generally double-trigger unless the outstanding awards are not assumed or substituted in connection with a Change of Control (as defined in the Amended Plan).
•	The Company cannot, without shareholder approval, seek to effect any repricing of any previously granted “underwater” stock option or SAR.
•
Our NEOs are subject to share ownership guidelines to ensure that they face the same downside risk and upside potential as our shareholders. For additional details regarding the share ownership guidelines applicable to our NEOs and directors, see pages 56 and 26, respectively.

•	The Amended Plan continues to provide the Talent and Compensation Committee with the authority to subject awards granted under the Amended Plan to the Company’s clawback policy.
•
No participant is entitled under the Amended Plan to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the IRC that may be incurred in connection with awards under the plan.

Historical Annual Common Share Usage
Information below is for the 2014 Plan and does not include information related to the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan. Prior to May 5, 2022, employees of B+L participated in the 2014 Plan and, effective as May 5, 2022, B+L established its own plan, the Bausch + Lomb Corporation 2022 Omnibus Incentive Plan (the “B+L Plan”) for its employees.

As of March 8, 2023, there were a total of 363,538,778 shares of Bausch Health Companies common shares outstanding. The table below includes awards outstanding as of March 8, 2023 under the 2014 Plan and any expired plans that have awards outstanding. The 2014 Plan is the only plan of the Company that can issue awards.
Type	Outstanding	Percent (%) of Shares Outstanding as of March 8, 2023
Stock Options Outstanding	11,692,854(1)	3.22%
Full Value Awards Outstanding, all of which are shares underlying restricted stock units	13,381,023	3.68%
Shares Available for Future Grant	9,534,218	2.62%
Common Shares subject to outstanding equity awards or available for future equity awards under the 2014 Plan and predecessor plans	34,608,095	9.52%
(1)	Stock options have a weighted-average exercise price of $25.32 and a weighted-average remaining contractual life of 5.61 years.
The 7,500,000 new Common Shares proposed to be included in the Amended Plan share reserve would increase the overhang percentage by an additional 2.06% to approximately 11.58% as of March 8, 2023.
The Company’s gross burn rate for the fiscal year 2022 was 2.71% and average gross burn rate for fiscal year 2020 through fiscal year 2022 was 2.24%. Burn rate does not take into account equity awards that have been cancelled or forfeited. Burn rate with respect to each year is calculated by dividing the total number of Common Shares subject to stock options and full value awards (such as restricted stock units) granted during the year (assuming achievement of the maximum performance levels for outstanding performance awards) by the total weighted-average number of Common Shares outstanding during the period. Using the Institutional Shareholder Services (“ISS”) methodology for calculating burn rate, the Company’s three-year average (ISS adjusted) burn rate for equity grants made in fiscal years 2020, 2021 and 2022 was 1.83%, which was less than the allowable burn rate of 5.36% under ISS policy, based on the Company’s industry group. The Company’s burn rate calculation using the standard TSX methodology for the year ended 2022 was 2.60%, for the year ended 2021 was 1.66%, and for the year ended 2020 was 1.82%. This burn rate calculation assumes performance-based share units vest at target. Performance-based share units granted in 2020, 2021 and 2022 can pay out at a maximum of 2 times target.
Summary of Amended Plan Terms
The following is a summary of the Amended Plan which is qualified in its entirety by the full text of the Amended Plan, a copy of which is included as Exhibit B to this Proxy Statement. The capitalized terms not otherwise defined in this summary have the meaning assigned to them in the Amended Plan. For the avoidance of doubt, the changes to the 2014 Plan incorporated in the Amended Plan and described below will only be applicable to equity awards granted after approval of the Amended Plan at the Annual Meeting.
Purpose
The purpose of the Amended Plan is to align the long-term financial interests of our employees, directors, consultants and other service providers with our shareholders, attract and retain such service providers and provide incentives to those individuals who are expected to contribute significantly to our long-term performance and growth.
Common Shares Subject to the Amended Plan
The Common Shares issued or to be issued under the Amended Plan consists of authorized but unissued Common Shares or issued Common Shares that have been reacquired by the Company in any manner. Subject to adjustment made in connection with a recapitalization, Change of Control (as defined in the Amended Plan) and certain other events set forth in the Amended Plan, the maximum number of Common Shares subject to Awards which may be issued pursuant to the Amended Plan will be equal to the sum of (i) 55,268,825 Common Shares, plus (ii) an additional 7,500,000 Common Shares plus (iii) the number of Common Shares becoming available for reuse after awards are terminated, forfeited, cancelled, exchanged or surrendered following the Effective Date under the Company’s 2011 Omnibus Incentive Plan. Shares underlying “substitute awards” (i.e., awards granted as replacements for awards granted by a company that we or one of our subsidiaries acquires or with which we or one of our subsidiaries combines) will not reduce the number of Common Shares available for issuance under the Amended Plan.

In determining the number of Common Shares to be reserved for issuance under the Amended Plan, the Company’s management and Talent and Compensation Committee evaluated the historic share usage and “burn rate” under the 2014 Plan and the existing terms of outstanding Awards under the 2014 Plan, as discussed in the section titled “Historical Annual Common Share Usage” beginning on page 85.
The number of Common Shares authorized for grant under the Amended Plan is subject to adjustment, as described in the section titled “Types of Awards — Adjustments” on page 88. In addition, (i) the number of Common Shares issuable to Insiders, at any time, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding Common Shares; (ii) the number of Common Shares issued to Insiders, within any one year period, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding securities; and (iii) the number of Common Shares issuable to non-employee members of the Board, at any time, under all security-based compensation arrangements of the Company, cannot exceed 1% of issued and outstanding Common Shares.
In any calendar year, no Participant who is a non-employee director of the Company may be granted Awards, in either equity, cash or other compensation, with an aggregate fair market value as of the grant date or payment date, as applicable, in excess of $750,000.
If any Common Shares subject to an Award (other than a substitute award) are forfeited, canceled, exchanged or surrendered, or if an Award (other than a substitute award) terminates or expires without a distribution of Common Shares to the participant, the Common Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Amended Plan; however, the Common Shares surrendered or withheld as payment of either the exercise price of an option (including Common Shares otherwise underlying an award of a SAR that are retained by the Company to account for the exercise price of the SAR) and/or withholding taxes in respect of an Award will no longer be available for Awards under the Amended Plan.
The maximum number of Common Shares available for Awards under the Amended Plan shall not be affected by the payment of cash dividends on outstanding Awards (to the extent permitted under the Amended Plan), the payment of share-denominated awards that must be settled in cash, the granting of cash awards or substitute awards.
Administration of the Amended Plan
Except as otherwise required by law or as designated otherwise by the Board, the Amended Plan will be administered by our Talent and Compensation Committee. The Talent and Compensation Committee will have full power and authority to administer the Amended Plan, including, among other things, to (i) interpret the Amended Plan, (ii) determine the types of Awards to be granted, (iii) select Award recipients, (iv) establish the terms and conditions of awards, (v) determine the settlement or exercise method of Awards and (vi) adopt any administrative rules, regulations, procedures and guidelines governing the Amended Plan or any Awards granted under the Amended Plan as it deems to be appropriate. The Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Amended Plan.
Eligibility
Generally, all of our employees, directors, advisors and consultants will be eligible to receive Awards under the Amended Plan, as selected by our Talent and Compensation Committee in its discretion in furtherance of the purpose of the Amended Plan (as described above). As of the date of this Proxy Statement, we expect that approximately 1,760 employees and 11 directors will be eligible to receive Awards under the Amended Plan.
The basis for participation in the Amended Plan is the Talent and Compensation Committee’s decision, in its sole discretion, that an Award to an eligible participant will further the Amended Plan’s purposes (as described above). In exercising such discretion, the Talent and Compensation Committee will consider the recommendations of management and the purposes of the Amended Plan, which are to continue to align the long-term financial interests of employees, directors, consultants, members of our sales force and other service providers of the Company and its subsidiaries with those of the Company’s shareholders, to attract and retain those individuals by providing compensation opportunities that are competitive with other companies and provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its subsidiaries. In recent years, all eligible directors have received Awards under the 2014 Plan (unless such compensation was waived) and approximately 22% of our employees have received Awards under the 2014 Plan.

Types of Awards
The following types of Awards may be made under the Amended Plan. All of the Awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting and forfeiture provisions determined by the Talent and Compensation Committee, in its sole discretion, subject to such limitations as are provided in the Amended Plan. In addition, subject to the limitations provided in the Amended Plan and in accordance with applicable law, the Talent and Compensation Committee may accelerate or defer the vesting or payment of awards, cancel or modify outstanding Awards, and waive any conditions or restrictions imposed with respect to Awards or the Common Shares issued pursuant to Awards. As of March 17, 2023, the equity awards outstanding under our equity compensation plans were held by a total of 3,730 current and former employees and non-employee directors, including former employees who are employees of B+L (all of the 3,730 current and former employees and non-employee directors held outstanding Awards granted under the 2014 Plan).
Non-qualified Stock Options
An award of a non-qualified stock option grants a participant the right to purchase a certain number of Common Shares during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the Market Price (as defined below) of our Common Shares on the grant date (except in the case of substitute awards). The “Market Price” of Common Shares as of a particular date shall generally mean the closing price per Common Share on the national securities exchange on which the Common Shares are principally traded (subject to certain exceptions set forth in the Amended Plan in the event that the Company is no longer traded on a national securities exchange). Unless otherwise determined by the Talent and Compensation Committee, Directors shall generally not be eligible to receive options. The term of a non-qualified stock option may not exceed ten years from the date of grant. The exercise price may be paid with cash, Common Shares already owned by the participant, or with the proceeds from a sale of the Common Shares subject to the option. The Talent and Compensation Committee may also provide that an option may be “net exercised”, meaning that the participant would receive the number of whole Common Shares equal to (A) the difference between (x) the aggregate Market Price of the Common Shares subject to the portion of such option then being exercised and (y) the aggregate exercise price for all such Common Shares under the portion thereof then being exercised plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles or to adverse tax consequences to the Participants under Canadian federal, provincial or territorial tax laws) the amount of withholding tax due upon exercise divided by (B) the Market Price of a Common Share on the date of exercise. Any fractional share that would result from such equation shall be canceled. A non-qualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.
Incentive Stock Options
An incentive stock option is a stock option that meets the requirements of Section 422 of the Code, which include an exercise price of no less than 100% of Market Price on the grant date, a term of no more than ten years, and that the option be granted from a plan that has been approved by shareholders. The repricing of incentive stock options is prohibited. Notwithstanding the foregoing, if granted to a participant who owns shares representing more than 10% of the voting power of all classes of shares of the Company, its parent or one of its subsidiaries, an incentive stock option must have a term of not more than five years and have an exercise price which is at least 110% of the Market Price. In addition, if the aggregate Market Price of the Common Shares (as of the grant date) for which incentive stock options are exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess will be treated as non-qualified stock options.
Subject to adjustment, as described in the section titled “Types of Awards — Adjustments” below, the maximum number of Common Shares available for issuance with respect to incentive stock options under the Amended Plan is 62,768,825 Common Shares.
Share Appreciation Rights
A share appreciation right (“SAR”) entitles the participant to receive an amount equal to the difference between the Market Price of the Company’s Common Shares on the exercise date and the exercise price of the SAR (which may not be less than 100% of the Market Price of a Common Share on the grant date, except for substitute awards), multiplied by the number of Common Shares subject to the SAR. A SAR may be granted in substitution for a previously granted option, and if so, the exercise price of any such SAR may not be less than 100% of the Market

Price of Common Shares as determined at the time the option for which it is being substituted was granted. Payment to a participant upon the exercise of a SAR may be in cash or Common Shares (in which case, the number of Common Shares to be paid will be determined by dividing the amount calculated above by the Market Price of a Common Share at the time of payment). Unless otherwise determined by the Talent and Compensation Committee, Directors shall generally not be eligible to receive SARs.
Restricted Shares
A restricted share award is an award of outstanding Common Shares that does not vest until after a specified period of time, or satisfaction of other vesting conditions as determined by the Talent and Compensation Committee, and which may be forfeited if conditions to vesting are not met. Participants generally accrue (but are not paid) dividends or dividend equivalents on the Common Shares subject to their award during the vesting period (unless the awards are subject to performance-vesting criteria) and are also generally entitled to provide voting instructions with respect to the Common Shares underlying their awards.
Deferred Shares
A deferred share award is an unfunded, unsecured promise to deliver Common Shares to the participant in the future, if the participant satisfies the conditions to vesting, as determined by the Talent and Compensation Committee. Participants do not have voting rights, but generally accrue (but are not paid) dividend equivalent payments during the vesting period subject to the same vesting conditions as the underlying award.
Share Units
A Share Unit is an Award that represents the right to receive a Common Share or a cash payment equal to the Market Price of a Common Share. Share Units shall be subject to such terms and conditions (including service-based and/or performance-based vesting conditions), restrictions and limitations, as determined by the Talent and Compensation Committee.
Share Payment
Subject to limits in the Amended Plan, the Talent and Compensation Committee may issue unrestricted Common Shares, alone or in tandem with other Awards, in such amounts and subject to such terms and conditions as the Talent and Compensation Committee determines. A share payment may (but need not) be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.
Cash Awards
The Talent and Compensation Committee may issue awards that are payable in cash, as deemed by the Talent and Compensation Committee to be consistent with the purposes of the Amended Plan. These cash awards will be subject to the terms, conditions, restrictions and limitations determined by the Talent and Compensation Committee from time to time. The payment of cash awards may be subject to the achievement of specified performance criteria.
Performance Criteria
Awards granted under the Amended Plan may be subject to specified performance criteria. Performance criteria are based on the Company’s attainment of performance measures pre-established by the Talent and Compensation Committee, in its sole discretion, including, without limitation, on one or more of the following:
•
revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, cash flow or a combination of any or all of the foregoing;

•	after-tax or pre-tax profits including, without limitation, those attributable to continuing and/or other operations;
•
the level of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company either in absolute terms or as it relates to a profitability ratio including operating income or EBITA;

•	return on capital employed, return on assets, or return on invested capital;

•	after-tax or pre-tax return on shareholders’ equity;
•	economic value added targets based on a cash flow return on investment formula;
•	the market price of the Common Shares;
•	the market capitalization or enterprise value of the Company, either in amount or relative to industry peers;
•	the value of an investment in the Common Shares assuming the reinvestment of dividends;
•	the achievement of operating margin targets or other measures of improving profitability;
•
the filing of one or more new drug application(s) (“NDA”) or one or more new drug submission(s) (“NDS”) or the approval of one or more NDA(s) or one or more NDS(s) by the U.S. Food and Drug Administration or the Canadian Therapeutic Products Directorate, as applicable;

•	the achievement of, or progress toward, a launch of one or more new drug(s);
•	the achievement of research and development milestones;
•
the achievement of other strategic milestones including, without limitation, the achievement of specific synergy capture and cost savings realization relating to integrations and the successful creation or execution of a restructuring plan for a specific business or function;

•	the successful completion of clinical trial phases;
•	licensing or acquiring new products or product platforms;
•	acquisition or divestiture of products or business;
•	the entering into new, or exiting from existing, geographic markets or industry segments; or
•
the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs

For purposes of the first item above, “extraordinary items” includes all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction, restructuring, or related to a change in accounting principles. Each financial metric above may be on a business unit, geographic segment, total company, or per-share basis, and on a GAAP or non-GAAP adjusted basis.
The performance criteria may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. The Talent and Compensation Committee may designate additional business criteria on which the performance criteria may be based or adjust, modify or amend the previously mentioned business criteria, including to take into account actions approved by the Board or a committee thereof that affect the achievement of the original performance criteria. Performance criteria may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Talent and Compensation Committee shall make appropriate equitable adjustments to the performance criteria in recognition of unusual or non-recurring events affecting us or our financial statements, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.
Deferrals
The Talent and Compensation Committee may postpone the exercise of Awards, or the issuance or delivery of Common Shares or cash pursuant to any Award for such periods and upon such terms and conditions as the Talent and Compensation Committee determines. In addition, the Talent and Compensation Committee may determine that all or a portion of a payment to a participant, whether in cash and/or Common Shares, will be deferred in order to prevent the Company or any subsidiary from being denied a U.S. federal income tax deduction with respect to an award granted under the Amended Plan. Notwithstanding this authority, the Talent and Compensation Committee will not postpone the exercise or delivery of shares or cash payable in respect of Awards constituting deferred compensation under Section 409A of the Code, where such postponement will cause the imposition of additional taxes under Section 409A of the Code. Section 409A of the Code provides rules that govern the manner in which compensation of various types may be deferred and imposes taxes upon compensation that is improperly deferred or accelerated.
Blackout Periods
The Amended Plan provides that, to the extent applicable, (i) if the expiration of the term of options or SARs awarded under the Amended Plan occurs during a period self-imposed by the Company in accordance with TSX rules during which a participant is prohibited from trading in the Company’s securities (a “Blackout Period”), such term will be extended until the tenth business day after the end of such Blackout Period, and (ii) if share units are to be delivered during a Blackout Period, the Talent and Compensation Committee may, in its discretion, determine that Common Shares subject to such share units will instead be delivered as soon as practicable after the end of such Blackout Period, in each case subject to compliance with Section 409A of the Code, if applicable.
Dividends and Dividends Equivalents
The Talent and Compensation Committee may provide that Share Units and/or Share Awards shall earn dividends or dividend equivalents, as applicable, subject to such terms, conditions, restrictions and limitations as the Talent and Compensation Committee may establish. Notwithstanding the foregoing, dividends or dividend equivalents (i) shall have the same vesting dates and shall be paid in accordance with the same terms as the Awards to which they relate, (ii) with respect to any Award subject to the achievement of performance criteria, shall not be paid unless and until the relevant performance criteria have been satisfied. Stock options and SARs will not be eligible for dividends and dividend equivalents and (iii) no stock options will be eligible for the payment of dividends or dividend equivalents.
Adjustments
The Amended Plan will provide that the Talent and Compensation Committee will make appropriate equitable adjustments to the maximum number of Common Shares available for issuance under the Amended Plan and other limits stated in the Amended Plan, the number and kind of shares covered by outstanding Awards, and the exercise prices and performance measures applicable to outstanding Awards. These changes will be made to reflect changes in our capital structure (including a change in the number of Common Shares outstanding) on account of any share dividend, share split, reverse share split or any similar equity restructuring, or any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization or similar event, or to the extent necessary to prevent the enlargement or diminution of participants’ rights by reason of any such transaction or event or any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders, or on account of any change in applicable laws, regulations or accounting principles. These adjustments will be made only to the extent they conform to the requirements of applicable provisions of the Code and other applicable laws and regulations. The Talent and Compensation Committee, in its discretion, may decline to adjust an Award if it determines that the adjustment would violate applicable law or result in adverse tax consequences to the participant or to the Company. Adjustments described in this paragraph are subject to any applicable regulatory approvals.
Termination of Service
Unless the applicable award agreement provides otherwise or the Talent and Compensation Committee determines otherwise, vesting with respect to an Award will cease upon termination of a participant’s employment or service with the Company, and unvested Awards shall be forfeited upon such termination. In the case of termination for cause, vested awards shall also be forfeited.
Change of Control
The Amended Plan provides that, unless otherwise set forth in a participant’s award agreement, all Awards that are assumed or substituted in connection with a Change of Control (as defined in the Amended Plan) transaction will become fully vested, exercisable and free of restrictions, and any performance conditions on those Awards will be deemed to be achieved at the target performance level (or at such other level as determined by the Talent and Compensation Committee in its discretion or as specified in the definitive transaction documentation in connection with such Change of Control) if the participant’s employment or service is terminated by the Company without “cause” (as defined in the Amended Plan) or the participant resigns for “good reason” (as defined in the Amended Plan), in each case within 12 months following the Change of Control. In addition, the Amended Plan provides that, unless otherwise set forth in a participant’s award agreement, all Awards that are not assumed or substituted in connection with the Change of Control transaction will become fully vested (on a pro rata basis), exercisable and free of restrictions and any performance conditions on those Awards will be deemed to be achieved at target (or at such other level as determined by the Talent and Compensation Committee in its discretion or as specified in the definitive transaction documentation in connection with such Change of Control), on a pro rata basis, immediately upon the occurrence of the Change of Control transaction.
In addition, in the event of a Change of Control transaction, the Talent and Compensation Committee may, in its discretion, (i) provide that each option and each SAR which may, by its terms, only be settled in Common Shares, will, immediately upon the occurrence of a Change in Control, be deemed to have been exercised on a “net exercise” basis, and (ii) may, in its discretion, except as would otherwise result in adverse tax consequences under Section 409A of the Code, provide that each Award, other than options and SARs will, immediately upon the occurrence of the Change of Control, be cancelled in exchange for a payment in an amount equal to the excess of the consideration paid per Common Share in the Change of Control over the purchase price (if any) per Common Share subject to the Award, multiplied by the number of Common Shares subject to the Award. Additionally, in the event of a Change of Control transaction, the Talent and Compensation Committee may, in its sole discretion, terminate any option or SAR for which the exercise or purchase price is equal to or exceeds the per Common Share value of the consideration to be paid in the Change of Control transaction without payment of consideration.
Transferability
Except in specific circumstances described in the Amended Plan, Awards granted under the Amended Plan may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Common Shares underlying such Award have been issued, and all restrictions applicable to such Common Shares have lapsed or have been waived by the Talent and Compensation Committee.
Effective Date and Term
Subject to the approval of shareholders that we are seeking at the Annual Meeting, the Amended Plan will be effective as of May 16, 2023 and will remain in effect until the earlier of (i) the date all Common Shares subject to the Amended Plan have been purchased or acquired or (ii) May 16, 2033. No Awards will be granted under the Amended Plan after such termination date, but Awards granted prior to such termination date shall remain outstanding in accordance with their terms (including the administration, adjustment, and amendment provisions).
Amendment and Termination
The Amended Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment will be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the NYSE, the rules of the TSX, or any other securities exchange on which the Common Shares are traded or quoted. For instance, the Board may, without shareholder approval but subject to applicable law and the provisions of the Amended Plan, (i) amend the vesting provisions of an Award or of the Amended Plan, (ii) amend the payment provisions of an Award, (iii) cancel or modify outstanding Awards, (iv) waive any restrictions imposed with respect to Awards or the Common Shares issued pursuant to Awards or of the Amended Plan, (v) amend the provisions of the Amended Plan in order to ensure its compliance with applicable securities and tax law as well as the TSX and NYSE rules, (vi) make any amendment of a clerical nature as well as any amendment clarifying any provision of the Amended Plan, (vii) make any adjustment as described above under the heading “Adjustments”, and (viii) suspend or terminate the Amended Plan. Except as may be required to comply with applicable tax law, no termination, suspension or amendment of the plan may adversely affect the right of any participant with respect to a previously granted Award without the participant’s written consent.
The Company will obtain shareholder approval for: (i) subject to the Talent and Compensation Committee’s right to make equitable adjustments as mentioned above, a reduction in the exercise price or purchase price of an Award (or the cancellation and re-grant of an Award resulting in a lower exercise price or purchase price); (ii) the extension of the original term of an option over the maximum period of 10 years described above, except if such term occurs during a Blackout Period as described above; (iii) any amendment to remove or to exceed the participation limits described in the Amended Plan or any amendment to the limit of the number of incentive stock options that may be granted under the Amended Plan; (iv) an increase to the maximum number of Common Shares issuable under the

Amended Plan (other than adjustments in accordance with the plan); (v) amendments to the amendment and termination section of the Amended Plan other than amendments of a clerical nature; and (vi) any amendment that permits Awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.
No Option and SAR Repricing
Except as provided in the section titled “Types of Awards — Adjustments” on page 88 and without limiting the section titled “Types of Awards — Amendment and Termination” beginning on page 92, the Talent and Compensation Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” stock option or SAR by: (i) amending or modifying the terms of the stock option or SAR to lower the exercise price; (ii) cancelling the underwater stock option or SAR and granting either (A) replacement stock options or SARs having a lower exercise price or (B) restricted shares, share units, or other share awards in exchange; or (iii) cancelling or repurchasing the underwater stock options or SARs for cash or other securities. A stock option or SAR will be deemed to be “underwater” at any time when the market value of the Common Shares covered by such Award is less than the exercise price of the Award.
Clawback
Awards under the Amended Plan are subject to our Clawback Policy (adopted February 21, 2017), available on our website at ir.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance - Governance Documents”). In addition, the Talent and Compensation Committee may specify in an award agreement that an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, include a termination of employment or service, violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company and/or its subsidiaries. The Committee will also have full authority to implement any policies and procedures necessary to comply with Section 10D of the Securities Exchange Act of 1934.
New Plan Benefits Table
The Amended Plan was designed by the Talent and Compensation Committee, as part of a comprehensive compensation strategy to provide long-term broad-based incentives for employees to contribute to the growth of the Company and its subsidiaries.
If approved by the shareholders, participants in the Amended Plan will be eligible for annual long-term awards which may include performance shares, stock options, restricted stock and share payments (or other Awards permitted under the Amended Plan). The level and types of Awards will be fixed by the Talent and Compensation Committee in light of the participants’ targeted long-term incentive level. The Talent and Compensation Committee may impose additional conditions or restrictions to the vesting of such Awards as it deems appropriate, including, but not limited to, the achievement of performance goals based on one or more business criteria.
Awards under the Amended Plan are made at the discretion of the Talent and Compensation Committee and are not determinable at this time. Moreover, the ultimate value of any grants that are made will depend on the value of the underlying Common Shares at the time of settlement, which likewise is not determinable at this time. Please refer to the “Grants of Plan-Based Awards Table” on page 61 to review equity and equity-based awards made to our NEOs in 2022.
U.S. Federal Income Tax Consequences of Amended Plan Awards
The following is a brief summary of the principal United States federal income tax consequences of transactions under the Amended Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different. In particular, this summary does not address Canadian federal, provincial or territorial income tax consequences, including those applicable to employees resident in or whose employment is exercised in Canada.
Non-Qualified Stock Options
Generally, a participant will not recognize taxable income on the grant or vesting of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the market value of our Common Shares received on the date of exercise and the option cost (number of Common Shares purchased multiplied by the exercise price per Common Share). The Company will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.
Incentive Stock Options
No taxable income is recognized by a participant on the grant or vesting of an incentive stock option. If a participant exercises an incentive stock option in accordance with its terms and does not dispose of the Common Shares acquired within two years after the date of the grant of the incentive stock option or within one year after the date of exercise, the participant will be entitled to treat any gain related to the exercise of the incentive stock option as capital gain (instead of ordinary income). In this case, the Company will not be entitled to a deduction by reason of the grant or exercise of the incentive stock option, however the excess of the market value over the exercise price of the Common Shares acquired is an item of adjustment in computing alternative minimum tax of the participant. If a participant holds the Common Shares acquired for at least one year from the exercise date and does not sell or otherwise dispose of the Common Shares for at least two years from the grant date, the participant’s gain or loss upon a subsequent sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the participant’s basis in the Common Shares acquired. If a participant sells or otherwise disposes of the Common Shares acquired without satisfying the required minimum holding period, such “disqualifying disposition” will give rise to ordinary income equal to the excess of the market value of the Common Shares acquired on the exercise date (or, if less, the amount realized upon disqualifying disposition) over the participant’s tax basis in the Common Shares acquired. The Company will ordinarily be entitled to a deduction equal to the amount of the ordinary income resulting from a disqualifying disposition.
Share Appreciation Rights
Generally, a participant will not recognize taxable income upon the grant or vesting of a SAR, but will recognize ordinary income upon the exercise of a SAR in an amount equal to the cash amount received upon exercise (if the SAR is cash-settled) or the difference between the market value of our Common Shares received from the exercise of the SAR and the amount, if any, paid by the participant in connection with the exercise of the SAR. The participant will recognize ordinary income upon the exercise of a SAR regardless of whether our Common Shares acquired upon the exercise of the SAR are subject to further restrictions on sale or transferability. The participant’s basis in the Common Shares will be equal to the ordinary income attributable to the exercise and the amount, if any, paid in connection with the exercise of the SAR. The participant’s holding period for Common Shares acquired pursuant to the exercise of a SAR begins on the exercise date. Upon the exercise of a SAR, the Company will ordinarily be entitled to a deduction in the amount of the ordinary income recognized by the participant.
Restricted Shares
A participant generally will not be taxed at the time of a restricted share award but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income will be the market value of the Common Shares at that time.
Participants may elect to be taxed at the time of grant by making an election under Section 83(b) of the Code within 30 days of the award date. If a restricted share award subject to the Section 83(b) election is subsequently canceled, no deduction will be allowed for the amount previously recognized as income, and no tax previously paid will be refunded. Unless a participant makes a Section 83(b) election, dividends paid to a participant on Common Shares of an unvested restricted share award will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income.
The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. Unless a participant has made a Section 83(b) election, the Company will also be entitled to a deduction, for federal income tax purposes, for dividends paid on restricted share awards.
Deferred Shares
A participant will generally not recognize taxable income on a deferred share award until Common Shares subject to the award are distributed. The amount of this ordinary income will be the market value of our Common Shares at the time of distribution. Any dividend equivalents paid on deferred share awards are taxable as ordinary income when paid to the participant.

The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant. The Company will also be entitled to a deduction, for federal income tax purposes, on any dividend equivalent payments made to the participant.
Share Units
Awards of share units are treated, for federal income tax purposes, in substantially the same manner as deferred share awards.
Share Awards
A participant will generally recognize taxable income on the grant of unrestricted Common Shares, in an amount equal to the market value of the Common Shares on the grant date. The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.
Withholding
To the extent required by law, the Company will withhold from any amount paid in settlement of an Award amounts of withholding and other taxes due or take other action as the Company deems advisable to enable the Company and the participant to satisfy withholding and tax obligations related to any Awards (including by providing for tax withholding obligations due in respect of an Award to be satisfied by “net settlement” or by “sell-to-cover”).
Cash Awards
A participant will generally recognize taxable income upon the payment of a cash award, in an amount equal to the amount of the cash received. The Company will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant.
Registration with the SEC
If our shareholders approve the amendment to the Amended Plan, we plan to file with the SEC, as soon as reasonably practicable after such approval, an amendment to the Registration Statement on Form S-8 relating to the additional shares available for issuance under the Amended Plan.
Equity Compensation Plan Information
For the information required by Item 201(d) of Regulation S-K under the Securities Exchange Act of 1934, see “Equity Compensation Plan Information” on page 76.

PROPOSAL NO. 5
APPOINTMENT OF AUDITOR
The Audit and Risk Committee recommended to the Board that PwC be put before the shareholders at the Meeting for appointment as our auditor to serve until the close of the 2024 Annual Meeting of Shareholders. The Board has accepted and endorsed this recommendation.
Under the BCBCA, at each annual meeting of shareholders, shareholders of a corporation appoint, by a majority of votes cast in respect of that proposal, an auditor to hold office until the close of the next annual meeting of shareholders. Notwithstanding the foregoing, if an auditor is not appointed at a meeting of shareholders, the incumbent auditor continues in office until a successor is appointed. PwC currently serves as auditor of the Company and, therefore, shall continue to serve as the Company’s auditor in the event that this proposal is not adopted by the shareholders.
Representatives of PwC will be present at the Meeting and will have an opportunity to make a statement if desired. Further, the representatives will be available to respond to appropriate shareholder questions submitted in the manner described under “Attending the Meeting — How do I ask a question at the Meeting?” on page 3.
A simple majority of votes cast at the Annual Meeting, whether virtually, or by proxy or otherwise, will be required to appoint PwC. You may either vote “For” the appointment of PwC or “Withhold” your vote with respect to such appointment. If you vote “For” the appointment of PwC, your Common Shares will be voted accordingly. If you select “Withhold” with respect to the appointment of PwC, your vote will not be counted as a vote cast for the purposes of appointing PwC.
As a shareholder of the Company, you are invited to vote with respect to the appointment of PwC as the auditor for the Company to hold office until the close of the 2024 Annual Meeting of Shareholders and to authorize the Board to fix the auditor’s remuneration through the following resolution:
Resolved, that the shareholders hereby appoint PwC as auditor for the Company to hold office until the close of the 2024 Annual Meeting of Shareholders and the Board of Directors of the Company is hereby authorized to fix the auditor’s remuneration.
The Board recommends that the shareholders vote FOR Proposal No. 5

AUDITOR FEES
For fiscal years ended December 31, 2022 and December 31, 2021, PwC was our appointed auditor. Principal Auditor fee includes fees paid to PwC and affiliated PwC network firms through the world. The table below summarizes the fees (expressed in thousands of U.S. Dollars) paid by the Company and its consolidated subsidiaries to PwC during 2022 and 2021.
	2022		2021
	($)	(%)	($)	(%)
Audit Fees	19,581	81	14,138	39
Audit-Related Fees(1)	2,660	11	20,535	57
Tax Fees(2)	1,924	8	1,598	4
All Other Fees(3)	48	*	52	*
Total	24,213	100	36,323	100
*	Less than 1%.
(1)
Audit-related services were primarily related to the audits of the carve-out financials of B+L, the related B+L IPO filings and other strategic alternatives. Audit-related services also include the audits of financial statements prepared for special purposes, assignments relating to due diligence investigations, pre-implementation review procedures and employee benefit plan audits.

(2)	Tax services are professional services rendered by our auditor for tax compliance and tax consulting primarily related to international transfer pricing.
(3)	All other fees are amounts paid for miscellaneous permissible products and services.
Audit Fees
The aggregate fees for professional services rendered by PwC for the fiscal years ended December 31, 2022 includes the audit of the consolidated BHC financial statements and the consolidated B+L financial statements included in the BHC and B+L Form 10-Ks, respectively, and reviews of the BHC consolidated interim financial statements and B+L consolidated interim financial statements included in the respective Form 10-Qs. The aggregate fees for professional services rendered by PwC for the fiscal year ended December 31, 2021 includes the audit of the consolidated BHC financial statements and the reviews of the BHC consolidated interim financial statements included in our Form 10-K and Form 10-Qs. Audit fees for both years also includes the audits of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, the audits that are normally provided by PwC in connection with statutory and regulatory filings and for services billed related to our financing activities, such as comfort letters and consents. Audit fees during the fiscal years ended December 31, 2022 and December 31, 2021 were approximately $19.6 million and $14.1 million, respectively.
Audit-Related Fees
The Audit and Risk Committee believes that the provision of the non-audit services referenced above is compatible with maintaining PwC’s independence.
Audit-related services are generally related to audits of financial statements prepared for special purposes, employee benefit plan audits, system pre-implementation review procedures and assignments relating to due diligence investigations and procedures. Audit-related services primarily related to the aggregated fees billed in the respective calendar year for the special purpose financial statement audits for the years ended December 31, 2018 through December 31, 2022, including quarterly financial statement reviews for the applicable periods, and registration statement filings, consents, due diligence procedures and comfort letters associated with our eye-health and medical aesthetics businesses.
The aggregate fees billed for audit-related services rendered by PwC during the fiscal year ended December 31, 2022 and December 31, 2021 that are traditionally performed by the principal accountant and are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in “Audit Fees” above were approximately $2.6 million and $20.5 million, respectively.

Tax Fees
Tax services are professional services rendered by our auditor for tax compliance and tax consulting primarily related to international transfer pricing. The aggregate fees billed for tax services rendered by PwC during the fiscal years ended December 31, 2022 and December 31, 2021 were approximately $1.9 million and $1.6 million, respectively.
All Other Fees
There were insignificant amounts billed for miscellaneous permissible products and services as reported above to PwC during the fiscal years ended December 31, 2022 and December 31, 2021. PwC did not provide any financial information systems design or implementation services to the Company during 2022 or 2021.
All fees described above were approved by the Audit and Risk Committee of our Board under its pre-approval policy.
Audit and Risk Committee’s Pre-Approval of Non-Audit Services
The Audit and Risk Committee chooses and appoints (through nomination to the Company’s shareholders) the Company’s auditor to audit our financial statements. The Audit and Risk Committee pre-approves non-audit services that may be provided to the Company and its subsidiaries by its auditor. The Audit and Risk Committee is not permitted to approve any engagement of the Company’s auditor if the services to be performed either fall into a category of services that are not permitted by applicable law or the services would be inconsistent with maintaining the auditor’s independence.

OTHER
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS
A shareholder who is entitled to vote at the 2024 Annual Meeting of Shareholders may raise a proposal for consideration at such Annual Meeting of Shareholders. We will consider such proposal for inclusion in the proxy materials for the 2024 Annual Meeting only if our Corporate Secretary receives such proposal (at 2150 Saint Elzéar Blvd. West, Laval, Québec, H7L 4A8, Canada, or by facsimile 514-744-6272): (i) submitted pursuant to Rule 14a-8 of the Exchange Act, on or before December 8, 2023, or (ii) submitted pursuant to Part 5, Division 7 of the BCBCA on or before February 16, 2023. The use of certified mail, return receipt, is advised. In addition, a proposal submitted pursuant to Rule 14a-8 can be submitted by sending an e-mail to ir@bauschhealth.com.
If the date of the 2024 Annual Meeting of Shareholders is advanced or delayed more than 30 days from the date of the Annual Meeting, shareholder proposals intended to be included in the proxy statement for the 2024 Annual Meeting of Shareholders must be received by us within a reasonable time before we begin to print and mail the proxy statement, or provide a notice to you with respect to accessing such proxy statement on the internet, for the 2024 Annual Meeting of Shareholders.
The Company’s Articles provide that shareholders seeking to nominate candidates for election as directors must provide timely notice in writing to the Company’s secretary by personal delivery or facsimile transmission at the number shown on the Company’s issuer profile on SEDAR at www.sedar.com. The purpose of this advance notice requirement is to: (i) inform the Company of nominees for election at a shareholder meeting proposed by a shareholder sufficiently in advance of such meeting; (ii) provide an opportunity to inform all shareholders of any potential proxy contest and proposed director nominees sufficiently in advance of the applicable meeting; and (iii) enable the Board to make informed recommendations or present alternatives to shareholders.
To be timely, a shareholder’s notice must be received by the Company: (i) in the case of an annual general meeting, not later than the close of business on the 50th day before the meeting date or, if the first public announcement of the date of such meeting is less than 60 days prior to the meeting date, the close of business on the 10th day following the day on which public announcement of the date of such annual general meeting was first made by the Company; and (ii) in the case of a special meeting called for the purpose of electing directors, not later than the close of business on the 15th day following the day on which public announcement of the date of the special meeting is first made by the Company. The Company’s Articles also prescribe the proper written form for a shareholder’s notice as well as additional requirements in connection with nominations. Shareholders who failed to comply with the advance notice requirements would not be entitled to make nominations for directors at the Annual General or Special Meeting of Shareholders.
COMMUNICATION WITH THE BOARD OF DIRECTORS
Shareholders and other interested parties may contact the Company’s directors or independent directors in writing, as a group or individually, by directing their correspondence to the attention of Bausch Health Investor Relations, Bausch Health Companies Inc., 2150 Saint Elzéar Blvd. West, Laval, Québec, H7L 4A8, Canada. Shareholders and other interested parties may also contact the Company’s directors by calling the Company’s helpline in the United States and Canada at (888) 451-4510. Additional international telephone numbers are included in our Business Ethics Reporting Policy, which is available on our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Corporate Governance — Governance Documents”). The Corporate Secretary will log incoming information and forward appropriate messages promptly to the director(s). Communications are distributed to the Board or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.
Certain items that are unrelated to the duties and responsibilities of the Board will not be distributed to the Board, such as mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is inappropriate or unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any non-employee director upon request.
Communications that include information better addressed by the Audit and Risk Committee will be addressed directly by that Committee. The Company has specifically consulted with its stakeholders in recent years on matters including executive compensation. See “Compensation Discussion & Analysis — Shareholder-Friendly Compensation Practices — 2022 Shareholder Engagement” beginning on page 42 for additional information.
ANNUAL REPORT AND ADDITIONAL INFORMATION
Our financial information is contained in the Company’s consolidated annual financial statements and related MD&A for the fiscal year ended December 31, 2022. Our Annual Report is available on the internet at our website at www.bauschhealth.com (under the tab “Investors” and under the subtab “Annual Reports Archive”) or on SEDAR at www.sedar.com or through the SEC’s electronic data system, EDGAR, at www.sec.gov. To request a printed copy of our Annual Report or consolidated financial statements and related MD&A as of and for the year ended December 31, 2022, which we will provide to you without charge, either write to Bausch Health Investor Relations at Bausch Health Companies Inc., 2150 Saint Elzéar Blvd. West, Laval, Québec H7L 4A8, Canada, or send an email to Bausch Health Investor Relations at ir@bauschhealth.com. Neither the Annual Report nor the consolidated financial statements and related MD&A as of and for the year ended December 31, 2022 form part of the material for the solicitation of proxies. Additional information relating to the Company may be found on SEDAR at www.sedar.com or on EDGAR at www.sec.gov.
PROXY SOLICITATION
We will bear the entire cost of solicitation, including the preparation, assembly, internet hosting, maintaining a dedicated call line and printing and mailing the Proxy Materials, including the management proxy circular and proxy statement and form of proxy card. In addition to soliciting proxies by telephone, internet and mail, directors, officers or employees of the Company may, without special compensation, solicit proxies in person, by telephone, telegraph, courier service, advertisement, telecopier or other electronic means. We have retained D.F. King to assist in the solicitation of proxies. We will pay fees to D.F. King of $11,000, plus reasonable out-of-pocket expenses incurred by them. We will pay those entities holding Common Shares in the names of their beneficial owners, such as brokers, nominees, fiduciaries and other custodians for their reasonable fees and expenses in forwarding solicitation material to their beneficial owners and for obtaining their instructions.
HOUSEHOLDING OF PROXY MATERIALS
Companies and intermediaries (e.g., brokers) are permitted under the SEC’s rules to satisfy the delivery requirements for proxy materials and annual reports with respect to two or more shareholders sharing the same address by delivering a single management proxy circular and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
A number of brokers with account holders who are our shareholders “household” our proxy materials. A single management proxy circular and proxy statement or Notice Regarding Internet Availability of Proxy Materials, as applicable, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you prefer to receive multiple copies of the separate management proxy circular and proxy statement, as applicable, at the same address for the Meeting or for any future Annual Meetings of Shareholders, additional copies will be provided promptly upon written or oral request to your broker, or by contacting us at Bausch Health Companies Inc., Attn: Investor Relations, 2150 Saint Elzéar Blvd. West, Laval, Québec H7L 4A8, Canada, telephone 514-856-3855 or toll-free at 877-281-6642. Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.
MISCELLANEOUS
If any other matters are properly presented for consideration at the Meeting, including, among other things, consideration of a motion to adjourn the Meeting to another time or place in order to solicit additional proxies in favor of the recommendation of the Board, the designated proxyholders intend to vote the Common Shares represented by the Proxies appointing them on such matters in accordance with the recommendation of the Board and the authority to do so is included in the Proxy.

As of the date this Proxy Statement, the Board knows of no other matters which are likely to come before the Meeting.
By Order of the Board of Directors,

John A. Paulson
Chairperson of the Board
Laval, Québec
April 6, 2023
WE WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF OUR MOST RECENT ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, BAUSCH HEALTH COMPANIES INC., 2150 SAINT ELZÉAR BLVD. WEST, LAVAL, QUÉBEC H7L 4A8, CANADA. THE ANNUAL REPORT IS ALSO AVAILABLE FREE OF CHARGE ON THE COMPANY WEBSITE: WWW.BAUSCHHEALTH.COM.

EXHIBIT A
BAUSCH HEALTH COMPANIES INC.

CHARTER OF THE
BOARD OF DIRECTORS
The board of directors (the “Board”) of Bausch Health Companies Inc. (the “Company”) is elected by shareholders and is responsible for supervising the management of the business and affairs of the Company, which includes responsibility for stewardship of the Company. The Board seeks to discharge such responsibility by reviewing, discussing and approving the Company’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure preserve and enhance the business of the Company and the Company’s underlying value.
DUTIES OF DIRECTORS
The Board discharges its responsibility for overseeing the management of the Company’s business by delegating to the Company’s senior officers the responsibility for day-to-day management of the Company. The Board discharges its responsibilities both directly and by delegation through its committees. In addition to these regular committees, the Board may appoint ad hoc committees periodically to address certain issues of a more short-term nature.
The Board’s primary roles are overseeing the Company’s performance and the quality, depth and continuity of management needed to meet the Company’s strategic objectives.
Other principal duties, which may be carried out directly or via one or more committees, include, but are not limited to the following categories:
1.	Appointment of Management
(a)	The Board is responsible for approving the appointment of the chief executive officer (the “CEO”) and all other executive officers.
(b)
In approving the appointment of the CEO and all other senior management, the Board will, to the extent feasible, satisfy itself as to the integrity of these individuals and that they create a culture of integrity throughout the Company.

(c)
The Board from time to time delegates to senior management the authority to enter into certain types of transactions, including financial transactions, subject to specified limits. Investments and other expenditures above the specified limits, and material transactions outside the ordinary course of business are reviewed by and are subject to the prior approval of the Board.

(d)	The Board, with the assistance of the Talent and Compensation Committee, oversees that succession planning programs are in place, including programs to train and develop management.
(e)
The Board assesses and revises the Company’s executive compensation policy to, among other things, better align management’s interests with those of the shareholders. This includes establishing minimum shareholding requirements for senior management.

(f)
The Board shall, based on the recommendation of the Talent and Compensation Committee, approve revisions to: the position description for the CEO, including (i) defining the limits of management’s responsibilities; and (ii) overall corporate goals and objectives that the CEO is responsible for meeting, taking into consideration goals and objectives relevant to CEO compensation; and long-term development goals specific to the CEO.

2.	Board Organization
(a)
The Board will receive recommendations from the Nominating and Corporate Governance Committee (the “NCG Committee”), but retains responsibility for managing its own affairs by giving its approval for its composition and size, the selection of the Chairperson of the Board, the selection of the Lead Independent Director of the Board, if applicable, candidates nominated for election to the Board, committee and committee chairperson appointments, committee charters and director compensation.

The Board may establish committees of the Board, where required or prudent, and define their mandate.
(b)
The Board may delegate to Board committees matters it is responsible for, including the approval of compensation of the Board and management, the conduct of performance evaluations and oversight of internal controls systems, but the Board retains its oversight function and ultimate responsibility for these matters and all other delegated responsibilities.

(c)
The Board will oversee orientation and education program for new directors and ongoing educational opportunities for continuing directors. The NCG Committee shall be responsible for the Company's new director orientation and continuing education activities.

3.	Strategic Planning
(a)	The Board has oversight responsibility to participate directly, and through its committees, in reviewing, questioning and approving the mission of the Company and its objectives and goals.
(b)
The Board is responsible for participating in the development of, and reviewing and approving, the business, financial and strategic plans by which it is proposed that the Company may reach those goals.

4.	Monitoring of Financial Performance and Other Financial Reporting Matters
(a)	The Board is responsible for enhancing congruence between shareholder expectations, the Company’s plans and management performance.
(b)
The Board is responsible for adopting processes for monitoring the Company’s progress toward its strategic and operational goals, and to revise and alter its direction to management in light of changing circumstances affecting the Company.

(c)	The Board is responsible for approving the audited financial statements, management’s discussion and analysis accompanying such financial statements and the annual earnings press release.
(d)	The Board is responsible for reviewing the quarterly financial statements, management’s discussion and analysis accompanying such financial statements and the quarterly earnings press release.
(e)
The Board is responsible for reviewing and approving material transactions outside the ordinary course of business and those matters which the Board is required to approve under the Articles, including the payment of dividends, purchase and redemptions of securities, acquisitions and dispositions.

5.	Risk Management
(a)
The Board is responsible for overseeing the identification of the principal risks of the Company’s business, including cybersecurity risks and risks and opportunities relating to environmental, social and governance matters, including climate change and related risks and opportunities, and the implementation of appropriate systems to effectively monitor and manage such risks with a view to the long-term viability of the Company and achieving a proper balance between the risks incurred and the potential return to the Company’s shareholders.

6.	Policies and Procedures
(a)	The Board is responsible for:
(i)	approving and assessing compliance with all significant policies and procedures by which the Company is operated;
(ii)	approving policies and procedures designed to help ensure that the Company operates at all times within applicable laws and regulations; and
(iii)	supporting a corporate culture of integrity and responsible stewardship.
(b)	The Board shall enforce its policy respecting confidential treatment of the Company’s proprietary information and the confidentiality of Board deliberations.

7.	Communications and Reporting
(a)	The Board is responsible for:
(i)	overseeing the accurate reporting of the financial performance and condition of the Company to shareholders, other securityholders and regulators on a timely and regular basis;
(ii)	encouraging effective and adequate communication with shareholders, other stakeholders and the public; and
(iii)	ensuring the integrity and adequacy of internal controls and management information systems.
8.	Certain Individual Responsibilities of the Members of the Board
(a)	Each member of the Board is expected to attend all meetings of the Board, unless adequate notification of absence is provided.
(b)	Each member of the Board is expected to have reviewed all materials provided in connection with a meeting in advance of such meeting and be prepared to discuss such materials at the meeting.
9.	RELIANCE ON MANAGEMENT AND OTHERS
(a)
Each Director is entitled to rely in good faith on, among other things, a statement of fact represented to the Director by an officer of the Company to be correct, financial statements of the Company represented by an officer of the Company or in a written report of the Company’s auditor to fairly reflect the Company’s financial position, and a written report of a lawyer, accountant, or other person whose profession lends credibility to a statement made by that person.

10.	REVIEW AND DISCLOSURE
(a)
The Board shall review and reassess the adequacy of this Charter for the Board of Directors (the “Charter”) periodically and otherwise as it deems appropriate and amend it accordingly. The performance of the Board shall be evaluated with reference to this Charter.

(b)
The Board shall ensure that this Charter is disclosed on the Company’s website and that this Charter or a summary of it which has been approved by the NCG Committee is disclosed in accordance with all applicable securities laws or regulatory requirements.

Dated: July 26, 2022

EXHIBIT B
Bausch Health Companies Inc.
2014 OMNIBUS INCENTIVE PLAN
(As Amended and Restated, Effective as of May 16, 2023)
1.	Purpose and Background
The purposes of the Amended and Restated 2014 Omnibus Incentive Plan (as amended from time to time, the “Plan”) are to (i) align the long-term financial interests of employees, directors, consultants, agents and other service providers of the Company and its Subsidiaries with those of the Company’s shareholders; (ii) attract and retain those individuals by providing compensation opportunities that are competitive with other companies; and (iii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its Subsidiaries.
Bausch Health Companies Inc., a British Columbia corporation, adopted the 2014 Omnibus Incentive Plan (the “2014 Plan”) effective as of April 7, 2014, which was approved by the shareholders at the 2014 annual meeting. The 2014 Plan reserved approximately 18 million Common Shares for the issuance of Awards. On April 30, 2018, the shareholders approved an amendment to the 2014 Plan to increase the number of Common Shares authorized under the 2014 Plan by an additional 11,900,000 Common Shares. On April 28, 2020, the shareholders approved an amendment and restatement of the 2014 Plan to increase the number of authorized Common Shares by an additional 13,500,000 Common Shares. On June 21, 2022, the shareholders approved an amendment and restatement of the 2014 Plan to increase the number of authorized Common Shares by an additional 11,500,000 Common Shares. As of March 8, 2023, 9,534,218 Common Shares were available for further issuance. On March 29, 2023, the Talent and Compensation Committee of the Board of Directors approved an amendment and restatement of the 2014 Plan to increase the number of authorized Common Shares by an additional 7,500,000 Common Shares. The Plan, as amended and restated, has been adopted and approved by the Board (defined below) and shall be effective as of May 16, 2023 (the “Effective Date”), subject to the approval of shareholders.
2.	Term
Subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 19 hereof, the Plan shall remain in effect until the earlier of (i) the date all Common Shares subject to the Plan have been purchased or acquired according to the Plan’s provisions or (ii) the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such termination date, but Awards granted prior to such termination date shall remain outstanding in accordance with their terms, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award shall extend beyond such date.
3.	Definitions
“Award” shall mean an Option, SAR, Share Unit, Share Award or Cash Award granted under the Plan.
“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing an Award, which may, but need not, be executed or acknowledged by a Participant, as determined in the discretion of the Committee.
“Board” shall mean the Board of Directors of the Company.
“Blackout Period” means a period self-imposed by the Company (within the meaning of Section 613(m) of the TSX Company Manual) when the Participant is prohibited from trading in the Company’s securities.
“Business Day” means any day, other than a Saturday, Sunday or statutory or civic holiday, on which banks in Toronto, Ontario are open for business.
“Cash Award” means cash awarded under Section 7(d) of the Plan, including cash awarded as a bonus or upon the attainment of Performance Criteria or otherwise as permitted under the Plan.
“Cause” shall have the meaning set forth in the Participant’s Service Agreement; provided that if no such agreement or definition exists, “Cause” shall mean, unless otherwise specified in the Award Agreement: (i) conviction of any felony or indictable offense (other than one related to a vehicular offense) or other criminal act involving fraud;

(ii) willful misconduct that results in a material economic detriment to the Company; (iii) material violation of Company policies and directives, which is not cured after written notice and an opportunity for cure; (iv) continued refusal by the Participant to perform the Participant’s duties after written notice identifying the deficiencies and an opportunity for cure; (v) a material violation by the Participant of any material covenants to the Company and (vi) such other actions constituting cause under applicable common law. No action or inaction shall be deemed willful if (x) not demonstrably willful and (y) taken or not taken by the Participant in good faith and with the understanding that such action or inaction was not adverse to the best interests of the Company. Reference in this definition to the Company shall also include direct and indirect Subsidiaries of the Company, and materiality shall be measured based on the action or inaction and the impact upon the Company taken as a whole.
“Change of Control” shall have the meaning set forth in Section 11.
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder and any successor thereto.
“Committee” shall mean the Board or a committee designated by the Board to administer the Plan. “Common Shares” shall mean the common shares of the Company, no par value per share.
“Company” shall mean Bausch Health Companies Inc., a corporation incorporated under the British Columbia Business Corporations Act.
“Consultant” means any individual, including an advisor, consultant or agent, who is providing services to the Company or any Subsidiary under a written agreement, other than services provided in relation to a distribution, including, without limitation, any non-employee director serving on the Board of Directors of any Subsidiary.
“Deferred Shares” shall mean an Award payable in Common Shares at the end of a specified deferral period that is subject to the terms, conditions and limitations described or referred to in Section 7(d)(iv).
“Director” means any member of the Board.
“Disability” shall mean, unless otherwise provided in an applicable Service Agreement or Award Agreement, that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company; provided, that, if applicable to the Award, “Disability” shall be determined in a manner consistent with Section 409A of the Code.
“Eligible Recipient” shall mean (i) any Employee, (ii) any Director or (iii) any Consultant.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder and any successor thereto.
“Good Reason” shall have the meaning set forth in the Participant’s applicable Service Agreement; provided that if no such agreement or definition exists, “Good Reason” shall mean, unless otherwise specified in the Award Agreement, the occurrence of any of the events or conditions described in clauses (i) and (ii) immediately below without the Participant’s consent, which are not cured by the Company (if susceptible to cure by the Company) within thirty (30) days after the Company has received written notice from the Participant which notice must be provided by the Participant within ninety (90) days of the initial existence of the event or condition constituting Good Reason specifying the particular events or conditions which constitute Good Reason and the specific cure requested by the Participant: (i) any material reduction in the Participant’s duties or responsibilities as in effect immediately prior thereto; provided that diminution of responsibility shall not include any such diminution resulting from a promotion, death or Disability, the Participant’s Termination of Service for Cause, or the Participant’s Termination of Service other than for Good Reason; and (ii) any reduction in the Participant’s base salary or target bonus opportunity which is not comparable to reductions in the base salary or target bonus opportunity of other similarly-situated employees at the Company.
“Insider” shall mean a reporting insider, as defined in National Instrument 55-104 - Insider Reporting Requirements and Exemptions of the Canadian Securities Administrators.

“ISO” shall mean an Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.
“Intrinsic Value” with respect to an Option or SAR means (i) the excess, if any, of the price or implied price per Common Share in a Change of Control or other event over (ii) the exercise or price of such Award multiplied by (iii) the number of Shares covered by such Award.
“Market Price” shall mean, with respect to Common Shares, (i) the closing price per Common Share on the national securities exchange on which the Common Shares are principally traded (as of the Effective Date, the New York Stock Exchange), or (ii) if the Common Shares are not then listed on a national securities exchange but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the Common Shares in such over-the-counter market, or (iii) if the Common Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, using any reasonable method of valuation, shall determine. With respect to property other than Common Shares, the Market Price shall mean the fair market value of such other property determined by such methods or procedures as shall be established from time to time by the Committee.
“Nonqualified Stock Option” shall mean an Option that is granted to a Participant that is not designated as an ISO.
“Option” shall mean the right to purchase a specified number of Common Shares at a stated exercise price for a specified period of time subject to the terms, conditions and limitations described or referred to in Section 7(a). The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”
“Original Term” shall have the meaning set forth in Section 7(a).
“Participant” shall mean an Eligible Recipient who has been granted an Award under the Plan.
“Performance Criteria” shall mean performance criteria based on the attainment by the Company or any Subsidiary (or any division or business unit of such entity) of performance measures pre-established by the Committee in its sole discretion, including, but not limited to, one or more of the following:
(i)
revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, cash flow or a combination of any or all of the foregoing;

(ii)	after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations;
(iii)
the level of the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company either in absolute terms or as it relates to a profitability ratio including operating income or EBITA;

(iv)	return on capital employed, return on assets, or return on invested capital;
(v)	after-tax or pre-tax return on stockholders’ equity;
(vi)	economic value added targets based on a cash flow return on investment formula;
(vii)	the Market Price of the Common Shares;
(viii)	the market capitalization or enterprise value of the Company, either in amount or relative to industry peers;
(ix)	the value of an investment in the Common Shares assuming the reinvestment of dividends;
(x)	the achievement of operating margin targets or other measures of improving profitability;
(xi)
the filing of one or more new drug application(s) (“NDA”) or one or more new drug submission(s) (“NDS”) or the approval of one or more NDA(s) or one or more NDS(s) by the U.S. Food and Drug Administration or the Canadian Therapeutic Products Directorate, as applicable;

(xii)	the achievement of, or progress toward, a launch of one or more new drug(s);
(xiii)	the achievement of research and development milestones;

(xiv)
the achievement of other strategic milestones including, without limitation, the achievement of specific synergy capture and cost savings realization relating to integrations and the successful creation or execution of a restructuring plan for a specific business or function;

(xv)	the successful completion of clinical trial phases;
(xvi)	licensing or acquiring new products or product platforms; (xvii) acquisition or divestiture of products or business;
(xviii)	the entering into new, or exiting from existing, geographic markets or industry segments; or
(xix)
the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs.

For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or restructuring or related to a change in accounting principles, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board. Each financial metric described in item (i) above may be on a business unit, geographic segment, total company or per-share basis, and on a GAAP or non-GAAP adjusted basis. The Performance Criteria may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other entities. The Committee may designate additional business criteria on which the Performance Criteria may be based or adjust, modify or amend the aforementioned business criteria, including to take into account actions approved by the Board or a committee thereof that affect the achievement of the original performance criteria. Performance Criteria may include a threshold level of performance below which no Award will be earned, a level of performance at which the target amount of an Award will be earned and a level of performance at which the maximum amount of the Award will be earned. The Committee, in its sole discretion, shall make equitable adjustments to the Performance Criteria in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable.
“Person” shall have the meaning set forth in Section 14(d)(2) of the Exchange Act.
“Restricted Shares” shall mean an Award of Common Shares that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(d)(iii).
“SAR” shall mean a share appreciation right that is subject to the terms, conditions, restrictions and limitations described or referred to in Section 7(b).
“Section 16(a) Insider” shall mean an Eligible Recipient who is subject to the reporting requirements of Section 16(a) of the Exchange Act.
“Separation from Service” shall have the meaning set forth in Section 1.409A-1(h) of the Treasury Regulations.
“Service Agreement” means any employment, severance, consulting or similar agreement between the applicable Participant and the Company or any of its Subsidiaries.
“Specified Employee” shall have the meaning set forth in Section 409A of the Code and the Treasury Regulations promulgated thereunder.
“Share Award” shall have the meaning set forth in Section 7(d)(i).
“Share Payment” shall mean a share payment that is subject to the terms, conditions, and limitations described or referred to in Section 7(d)(ii).
“Share Unit” shall mean a share unit that is subject to the terms, conditions and limitations described or referred to in Section 7(c).

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other corporations in the chain (or such lesser percent as is permitted by Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations).
“Substitute Award” means an Award granted in connection with a transaction between the Company (or a Subsidiary) and another entity or business acquired by the Company (or a Subsidiary), or with which the Company or a Subsidiary combines, in substitution or exchange for, or conversion, adjustment, assumption or replacement of, awards previously granted by such other entity or business.
“Termination of Service” means, unless as otherwise provided in an Award Agreement, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Subsidiary, or, in the case of a Participant who is a Consultant or non-employee Director, the date the performance of services for the Company or any Subsidiary has ended; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to a Subsidiary, from a Subsidiary to the Company, from one Subsidiary to another Subsidiary or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or a Subsidiary as a Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by, or performing services for, a Subsidiary when such Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a Separation of Service.
“Transferred Shares” shall have the meaning set forth in Section 6(a).
“Treasury Regulations” shall mean the regulations promulgated under the Code by the United States Internal Revenue Service, as amended.
“TSX” means the Toronto Stock Exchange.
4.	Administration
(a)
Committee Authority. Subject to applicable law, the Committee shall have full and exclusive power to administer and interpret the Plan, to grant Awards and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the Awards as it deems appropriate, in its sole discretion, from time to time. The Committee’s authority shall include, but not be limited to, the authority to (i) determine the type of Awards (including Substitute Awards) to be granted under the Plan; (ii) select Award recipients and determine the extent of their participation; (iii) determine Performance Criteria; (iv) establish all other terms, conditions, and limitations applicable to Awards, Award programs and, if applicable, the Common Shares issued pursuant thereto; (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Common Shares, other Awards, other property, net settlement (including broker- assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; and (vi) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. The Committee may accelerate or defer the vesting or payment of Awards, cancel or modify outstanding Awards, waive any conditions or restrictions imposed with respect to Awards or the Common Shares issued pursuant to Awards and make any and all other determinations that it deems appropriate with respect to the administration of the Plan, subject to the limitations contained in Sections 6(d) and 19 of the Plan and applicable law and listing rules with respect to all Participants.

(b)
Administration of the Plan. The administration of the Plan shall be managed by the Committee. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee shall have the power to prescribe and modify the forms of Award Agreement, correct any defect, supply any omission or clarify any inconsistency in the Plan and/or in any Award Agreement and take such actions and make such administrative determinations that the Committee deems appropriate in its sole discretion. Any decision of the Committee in the administration of the Plan, as described herein, shall be final, binding and conclusive on all parties concerned, including the Company, its shareholders and Subsidiaries and all Participants. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
(c)
Delegation of Authority. To the extent permitted by applicable law, the Committee may at any time delegate to one or more officers or Directors of the Company some or all of its authority over the administration of the Plan (including the authority to grant Awards under the Plan), with respect to individuals who are not Section 16(a) Insiders.

(d)
Indemnification. No member of the Committee or any other Person to whom any duty or power relating to the administration or interpretation of the Plan has been delegated shall be personally liable for any action or determination made with respect to the Plan, except for his or her own willful misconduct or as expressly provided by statute. The members of the Committee and its delegates, including any employee with responsibilities relating to the administration of the Plan, shall be entitled to indemnification and reimbursement from the Company, to the extent permitted by applicable law and the by-laws and policies of the Company. To the fullest extent permitted by the law, in the performance of its functions under the Plan, the Committee (and each member of the Committee and its delegates) shall be entitled to rely upon information and advice furnished by the Company’s officers, accountants, counsel and any other party they deem appropriate, and neither the Committee nor any such Person shall be liable for any action taken or not taken in reliance upon any such advice.

5.	Participation
(a)
Eligible Recipients. Subject to applicable law and Section 7 hereof, the Committee shall determine, in its sole discretion, which Eligible Recipients shall be granted Awards under the Plan. Holders of equity compensation awards granted by an entity or business that is acquired by the Company or a Subsidiary (or whose business is acquired by the Company or a Subsidiary) or with which the Company or a Subsidiary combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable law and the applicable regulations of any stock exchange on which the Company is then listed.

(b)
Participation outside of the United States. In order to facilitate the granting of Awards to Employees who are foreign nationals or who are employed outside of the U.S., the Committee may provide for such special terms and conditions, including, without limitation, substitutes for Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve any supplements to, or amendments, restatements or alternative versions of, this Plan (including sub-plans) as it may consider necessary or appropriate for the purposes of this Section 5(b) without thereby affecting the terms of this Plan as in effect for any other purpose, and the appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the intent and purpose of this Plan, as then in effect; further provided that any such action taken with respect to an Employee who is subject to Section 409A of the Code shall be taken in compliance with Section 409A of the Code.

6.	Available Shares of Common Shares
(a)
Shares Subject to the Plan. Subject to the following provisions of this Section 6, the maximum number of Common Shares that may be issued to Participants pursuant to Awards (all of which may be granted as ISOs) shall be equal to the sum of (i) 55,268,825 Common Shares, (ii) 7,500,000 Common Shares and (iii) the number of Common Shares becoming available for reuse after awards are terminated, forfeited, cancelled, exchanged or surrendered following the Effective Date under the Company’s 2011 Omnibus Incentive Plan (the “Transferred Shares”). For the avoidance of doubt, the Transferred Shares shall no longer be available under the Company’s 2011 Omnibus Incentive Plan. Common Shares issued pursuant to Awards granted under the Plan may be shares that have been authorized but unissued, or have been purchased in open market transactions or otherwise.

(b)
Forfeited and Expired Awards. If any shares subject to an Award (other than a Substitute Award) are forfeited, canceled, exchanged or surrendered, or if an Award (other than a Substitute Award) terminates or expires without a distribution of Common Shares to the Participant, the Common Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, (i) the Common Shares surrendered or withheld as payment of either the exercise price of an Option (including shares otherwise underlying an Award of a SAR that are retained by the Company to account for the exercise price of such SAR) and/or withholding taxes in respect of an Award shall no longer be available for Awards under the Plan and (ii) any Common Shares subject to any Substitute Award that is (A) forfeited, cancelled, exchanged, surrendered, cancelled or otherwise terminates or expires without a distribution of Common Shares or (B) surrendered or withheld as payment of either the exercise price of a Substitute Award and/or withholding taxes in respect of a Substitute Award, in each case, will not again become available for distribution in connection with Awards under the Plan.

(c)
Other Items Not Included in Allocation. The maximum number of Common Shares that may be issued under the Plan as set forth in Section 6(a) shall not be affected by (i) the payment in cash of dividends or dividend equivalents in connection with outstanding Awards to the extent such cash dividends or dividend equivalents are permitted in accordance with Section 8; (ii) the granting or payment of share- denominated Awards that by their terms may be settled only in cash, (iii) the granting of Cash Awards; or (iv) the grant of, or issuance of Common Shares pursuant to, Substitute Awards. For the avoidance of doubt, Common Shares underlying Substitute Awards and Common Shares remaining available for grant under a plan of an acquired company or of a company with which the Company or a Subsidiary combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Common Shares remaining available for grant hereunder.

(d)	ISO Limit. Subject to Section 6(f), the maximum number of Common Shares available for issuance with respect to ISOs shall be 62,768,825.
(e)
Other Limitations on Shares that May be Granted under the Plan. Subject to Section 6(f), (i) the number of Common Shares issuable to Insiders, at any time, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding Common Shares of the Company; (ii) the number of Common Shares issued to Insiders, within any one year period, under all security-based compensation arrangements of the Company, cannot exceed 10% of issued and outstanding securities; and (iii) the number of Common Shares issuable to non-employee members of the Board, at any time, under all security-based compensation arrangements of the Company, cannot exceed 1% of issued and outstanding Common Shares of the Company.

(f)
Adjustments. In the event of any change in the Company’s capital structure, including, but not limited to, a change in the number of Common Shares outstanding, on account of (i) any stock dividend, stock split, reverse stock split or any similar equity restructuring or (ii) any combination or exchange of equity securities, merger, consolidation, recapitalization, reorganization, or divesture or any other similar event affecting the Company’s capital structure, or change in applicable laws, regulations or accounting principles, to reflect such change in the Company’s capital structure, the Committee shall make appropriate equitable adjustments to the maximum number of Common Shares that may be issued under the Plan as set forth in Section 6(a) and the limits set forth in Section 6(d) and Section 6(e). In the event of any extraordinary dividend, divestiture or other distribution (other than ordinary cash dividends) of assets to shareholders, or any transaction or event described above, to the extent necessary to prevent the enlargement or diminution of the rights of Participants, the Committee shall make appropriate equitable adjustments to the number or kind of shares subject to an outstanding Award (including the identity of the issuer), the exercise or hurdle price applicable to an outstanding Award, and/or any measure of performance that relates to an outstanding Award, including any applicable Performance Criteria. Any adjustment to ISOs under this Section 6(f) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. With respect to Awards subject to Section 409A of the Code, any adjustments under this Section 6(f) shall conform to the requirements of Section 409A of the Code. Notwithstanding anything set forth herein to the contrary, the Committee may, in its discretion, decline to adjust any Award made to a Participant, if it determines that such adjustment would violate applicable law or result in adverse tax consequences to the Participant or to the Company. If, as a result of any adjustment under this section 6(f), a Participant would become entitled to a fractional Common Share, the Participant has the right to acquire only the adjusted number of full Common Shares and no payment or other adjustment will be made with respect to the fractional Common Shares so disregarded. Adjustments under this Section 6(f) are subject to any applicable regulatory approvals.
(g)
Non-Employee Director Limitations. In any calendar year, no Participant who is a non-employee Director shall be granted Options, SARs, Share Units, Share Awards, Cash Awards or any other compensation with an aggregate fair market value as of the grant date (as determined in accordance with applicable accounting standards) or payment date, as applicable, in excess of $750,000.

7.	Awards Under The Plan
Awards under the Plan may be granted in the form of Options, SARs, Share Units, Share Awards or Cash Awards as described below. Awards may be granted singly, in combination or in tandem as determined by the Committee, in its sole discretion.
(a)
Options. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Options shall expire after such period, not to exceed a maximum of ten years, as may be determined by the Committee (the “Original Term”). If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires or is otherwise canceled pursuant to its terms. Notwithstanding anything to the contrary in this Section 7(a), except as otherwise determined by the Committee, and subject to compliance with Section 409A of the Code (including Section 1.409A-1(v)(C)(1) of the Treasury Regulations), if the Original Term of an Option held by a Participant expires during a Blackout Period, the term of such Option shall be extended until the tenth Business Day following the end of the Blackout Period, at which time any unexercised portion of the Option shall expire; provided, however, that in no event shall such extension pursuant to this provision result in the term of such Option being extended beyond the latest date which would not result in an extension within the meaning of Section 1.409A-1(v)(C)(1) of the Treasury Regulations. Except as otherwise provided in this Section 7(a), Options shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time.

(i)
Exercise Price. The Committee shall determine the exercise price per share for each Option, which, except with respect to Substitute Awards, shall not be less than 100% of the Market Price (as of the date of grant) of the Common Shares subject to the Option.

(ii)
Exercise of Options. Upon satisfaction of the applicable conditions relating to vesting and exercisability, as determined by the Committee, and upon provision for the payment in full of the exercise price and applicable taxes due, the Participant shall be entitled to exercise the Option and receive the number of Common Shares issuable in connection with the Option exercise. The Common Shares issued in connection with the Option exercise may be subject to such conditions and restrictions as the Committee may determine, from time to time. The exercise price of an Option and applicable withholding taxes relating to an Option exercise may be paid by methods permitted by the Committee from time to time including, but not limited to, (1) a cash payment; (2) tendering (either actually or by attestation) Common Shares owned by the Participant (for any minimum period of time that the Committee, in its discretion, may specify), valued at the Market Price at the time of exercise; (3) arranging to have the appropriate number of Common Shares issuable upon the exercise of an Option withheld or sold (including pursuant to a “sell-to-cover” method) pursuant to such procedures as determined by the Committee in its discretion; or (4) any combination of the above. Additionally, the Committee may provide that an Option may be “net exercised,” meaning that upon the exercise of an Option or any portion thereof, the Company shall deliver the number of whole Common Shares equal to (A) the difference between (x) the aggregate Market Price of the Common Shares subject to the Option (or the portion of such Option then being exercised) and (y) the aggregate exercise price for all such Common Shares under the Option (or the portion thereof then being exercised) plus (to the extent it would not give rise to adverse accounting consequences pursuant to applicable accounting principles or to adverse tax consequences to the Participants under Canadian federal, provincial or territorial tax laws) the amount of withholding tax due upon exercise divided by (B) the Market Price of a Common Share on the date of exercise. Any fractional share that would result from such equation shall be canceled.

(iii)
ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Committee from time to time in accordance with the Plan. At the discretion of the Committee, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary.

(1)
ISO Grants to 10% Shareholders. Notwithstanding anything to the contrary in this Section 7(a), if an ISO is granted to a Participant who owns shares representing more than ten percent of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424 (e) of the Code) or a Subsidiary, the term of the Option shall not exceed five years from the time of grant of such Option and the exercise price shall be at least 110 percent of the Market Price (as of the date of grant) of the Common Shares subject to the Option.

(2)
$100,000 Per Year Limitation for ISOs. To the extent the aggregate Market Price (determined as of the date of grant) of the Common Shares for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3)
Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date he or she makes a “disqualifying disposition” of any Common Shares acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Common Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Common Shares by exercising the ISO. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Common Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such shares.

(iv)	No Dividends or Dividend Equivalents. No Option will be eligible for the payment of dividends or dividend equivalents.
(v)
Subject to applicable laws and Company policies, the Committee may provide in any applicable Award Agreement that, if, as of the last day of the Original Term of the Option, (i) the Market Price of the Common Shares subject to the Option exceeds the aggregate exercise price of the Option and (ii) the Participant has not previously exercised such Option, then the Option shall be deemed to have been automatically exercised by the Participant on such date (the “Automatic Exercise Date”), which such automatic exercise shall be made on a “net exercise” basis (pursuant to such terms and procedures as determined by the Committee) to cover the applicable exercise price applicable to such Option and any applicable tax withholding obligations; provided that, unless otherwise determined by the Committee, this Section 7(a)(v) shall not apply to any Option held by a Participant who has incurred a Termination of Service on or before the Automatic Exercise Date.

(b)
Share Appreciation Rights. A SAR represents the right to receive a payment in cash, Common Shares, or a combination thereof, in an amount equal to the product of (1) the excess of the Market Price per Common Share on the date the SAR is exercised over the exercise price per Common Share of such SAR (which exercise price shall be no less than 100% of the Market Price of the Common Shares subject to the SAR as of the date the SAR was granted, except in the case of Substitute Awards) and (2) the number of Common Shares subject to the portion of the SAR being exercised. If a SAR is paid in Common Shares, the number of Common Shares to be delivered will equal the amount determined to be payable in accordance with the prior sentence divided by the Market Price of a Common Share at the time of payment. The Committee shall establish the Original Term of a SAR, which shall not exceed a maximum of ten years. Notwithstanding anything to the contrary in this Section 7(b), except as otherwise determined by the Committee, and subject to compliance with Section 409A of the Code (including Section 1.409A-1(v)(C)(1) of the Treasury Regulations) if the Original Term of a SAR held by the Participant expires during a Blackout Period, the term of such SAR shall be extended until the tenth Business Day following the end of the Blackout Period, at which time any unexercised portion of the SAR shall expire; provided, however, that in no event shall such extension pursuant to this provision result in the term of such SAR being extended beyond the latest date which would not result in an extension within the meaning of Section 1.409A-1(v)(C)(1) of the Treasury Regulations. Except as otherwise provided in this Section 7(b), SARs shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A SAR may only be granted to an Eligible Recipient to whom an Option could be granted under the Plan. No SAR will be eligible for the payment of dividends or dividend equivalents.
(c)
Share Units. A Share Unit is an Award that represents the right to receive a Common Share or a cash payment equal to the Market Price of a Common Share. Share Units shall be subject to such terms and conditions (including, without limitation, service-based and/or performance-based vesting conditions, including Performance Criteria), restrictions and limitations as the Committee may determine to be applicable to such Share Units, in its sole discretion, from time to time and set forth in the applicable Award Agreement.

(i)
Blackout Period. In the event that any Share Unit is scheduled by its terms to be settled in Common Shares (the “Original Distribution Date”) during a Blackout Period, then, if the Participant is restricted from selling Common Shares during the Blackout Period, the Committee, in its discretion, may determine that such Common Shares subject to the Share Unit shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable following the expiration of the Blackout Period; provided, however, that in no event shall the delivery of the Common Shares be delayed pursuant to this provision beyond the latest date on which such delivery could be made without violating Section 409A of the Code.

(d)	Share Awards.
(i)
Form of Awards. The Committee may grant Awards that are payable in Common Shares or denominated in units equivalent in value to Common Shares or are otherwise based on or related to Common Shares (“Share Awards”), including, but not limited to, Share Payments, Restricted Shares and Deferred Shares. Share Awards shall be subject to such terms, conditions (including, without limitation, service-based and performance-based vesting conditions, including Performance Criteria), restrictions and limitations as the Committee may determine to be applicable to such Share Awards, in its sole discretion, from time to time.

(ii)
Share Payment. If not prohibited by applicable law, the Committee may issue unrestricted Common Shares in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine. A Share Payment may (but need not) be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions.

(iii)
Restricted Shares. Restricted Shares shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. The number of Restricted Shares allocable to an Award under the Plan shall be determined by the Committee in its sole discretion.

(iv)
Deferred Shares. Subject to Section 409A of the Code (to the extent applicable), Deferred Shares shall be subject to the terms, conditions, restrictions and limitations determined by the Committee, in its sole discretion, from time to time. A Participant who receives an Award of Deferred Shares shall be entitled to receive the number of Common Shares allocable to his or her Award, as determined by the Committee in its sole discretion, from time to time, at the end of a specified deferral period determined by the Committee. Awards of Deferred Shares represent only an unfunded, unsecured promise to deliver shares in the future and shall not give Participants any greater rights than those of an unsecured general creditor of the Company.

(e)
Cash Awards. The Committee may grant Awards that are payable to Participants solely in cash, as deemed by the Committee to be consistent with the purposes of the Plan, and, except as otherwise provided in this Section 7(e), such Cash Awards shall be subject to the terms, conditions, restrictions, and limitations determined by the Committee, in its sole discretion, from time to time. Awards granted pursuant to this Section 7(e) may be granted with value and payment contingent upon the achievement of Performance Criteria. Payments earned hereunder may be decreased or increased in the sole discretion of the Committee based on such factors as it deems appropriate.

(f)
Unless the applicable Award Agreement provides otherwise or the Committee determines otherwise, (i) vesting with respect to an Award will cease upon a Termination of Service, and unvested Awards shall be forfeited upon such termination and (ii) in the case of a Termination of Service for Cause, vested Awards shall also be forfeited.

8.	Dividends and Dividend Equivalents
The Committee may, in its sole discretion, provide that Share Units and/or Share Awards shall earn dividends or dividend equivalents, as applicable. Such dividends or dividend equivalents may be credited to an account maintained on the books of the Company. Any payment or crediting of dividends or dividend equivalents will be subject to such terms, conditions, restrictions and limitations as the Committee may establish, from time to time, in its sole discretion, including, without limitation, reinvestment in additional Common Shares or common share equivalents; provided, however, if the payment or crediting of dividends or dividend equivalents is in respect of a Share Unit or Share Award that is subject to Section 409A of the Code, then the payment or crediting of such dividends or dividend equivalents shall conform to the requirements of Code Section 409A of the Code and such requirements shall be specified in writing. Notwithstanding the foregoing, dividends or dividend equivalents (i) shall have the same vesting dates and shall be paid in accordance with the same terms as the Award to which they relate and (ii) with respect to any Award subject to the achievement of Performance Criteria, shall not be paid unless and until the relevant Performance Criteria have been satisfied, and then only to the extent determined by the Committee, as specified in the Award Agreement.
9.	Nontransferability
Except as may be permitted by the Committee or as specifically provided in an Award Agreement, Awards granted under the Plan, and during any period of restriction on transferability, Common Shares issued in connection with the exercise of an Option or a SAR, may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed or have been waived by the Committee. No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Nonqualified Stock Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. During the lifetime of a Participant, all rights with respect to Awards shall be exercisable only by such Participant or, if applicable pursuant to the preceding sentence, a permitted transferee.
10.	Effect of a Termination of Service
(a)
The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service.

(b)
Subject to Section 409A of the Code, the Committee may determine, in its discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a Termination of Service.

11.	Change of Control
(a)	Unless otherwise determined in an Award Agreement, in the event of a Change of Control:
(i)
With respect to each outstanding Award that is assumed or substituted in connection with a Change of Control, in the event of a Termination of Service without Cause or by the Participant for Good Reason during the 12-month period following such Change of Control (i) such Award shall become fully vested and exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions (including any Performance Criteria) imposed with respect to Awards shall be deemed to be achieved at target performance levels or at such other level as determined by the Committee in its discretion or specified in the applicable Award Agreement or the definitive transaction documentation in connection with such Change of Control.

(ii)
With respect to each outstanding Award that is not assumed or substituted in connection with a Change of Control immediately upon the occurrence of the Change of Control, (x) such Award (including both time-based and performance-based Awards) shall become fully vested and exercisable based on a fraction, the numerator of which is the number of days between the grant date and the date of the Change of Control and the denominator of which is the number of days during the period beginning on the grant date of the Award and ending on the date of vesting of the Award or such other period determined by the Committee in its discretion or as set forth in the applicable Award Agreement, (y) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (z) any performance conditions (including any Performance Criteria) imposed with respect to performance-based Awards shall be deemed to be achieved at target performance levels (for the avoidance of doubt, prorated in accordance with clause (x)) or at such other level as determined by the Committee in its discretion or specified in the applicable Award Agreement or the definitive transaction documentation in connection with such Change of Control.

(iii)
For purposes of this Section 10, an Award shall be considered assumed or substituted for if, following the Change of Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change of Control except that, if the Award related to Common Shares, the Award instead confers the right to receive common shares of the acquiring entity (or its parent).

(iv)
Notwithstanding any other provision of the Plan, in the event of a Change of Control, the Committee (a) may, in its discretion provide that each Option and each SAR which may, by its terms, only be settled in shares shall, immediately prior to the occurrence of a Change of Control, be deemed to have been exercised on a “net exercise” basis; and (b) may, in its discretion, except as would otherwise result in adverse tax consequences under Code Section 409A, provide that each Award, other than Options and SARs which may, by their terms, only be settled in shares, shall, immediately upon the occurrence of a Change of Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess of the consideration paid per Common Share in the Change of Control over the exercise or purchase price (if any) per Common Share subject to the Award multiplied by (ii) the number of Common Shares then outstanding under the Award; provided that, if the Intrinsic Value of an Option or SAR is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change of Control, the Committee may, in its sole discretion, terminate any Option or SAR for which the exercise or purchase price is equal to or exceeds the per Common Share value of the consideration to be paid in the Change of Control transaction without payment of consideration therefor).

(b)
For purposes of this Agreement and, except to the extent as would result in a violation of Code Section 409A, a “Change of Control” shall be deemed to occur if and when the first of the following occurs:

(i)
the acquisition (other than from the Company), by any person (as such term is defined in Section 13(d) or 14(d) of the Exchange Act, including a “group” as defined in Section 13(d) thereof) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)
the individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board, unless the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall be considered as a member of the Incumbent Board;

(iii)
the closing of an amalgamation or similar business combination (each, an “Amalgamation”) involving the Company if (i) the shareholders of the Company, immediately before such Amalgamation, do not, as a result of such Amalgamation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such Amalgamation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such Amalgamation or (ii) immediately following the Amalgamation, the individuals who comprised the Board immediately prior thereto do not constitute at least a majority of the board of directors of the entity resulting from such Amalgamation (or, if the entity resulting from such Amalgamation is then a subsidiary, the ultimate parent thereof);

(iv)	a complete liquidation or dissolution of the Company or the consummation of the sale or other disposition of all or substantially all of the assets of the Company.
(c)
Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in the same proportion as their ownership of shares in the Company immediately prior to such acquisition. In addition, notwithstanding the foregoing, solely to the extent required by Section 409A of the Code, a Change of Control shall be deemed to have occurred only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code and the Treasury Regulations thereunder.

12.	Clawback
The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include any Termination of Service, violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Common Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Common Shares underlying such Awards.
13.	Award Agreements
Each Award under the Plan shall be evidenced by an Award Agreement (as such may be amended from time to time) that sets forth the terms, conditions, restrictions and limitations applicable to the Award, including, but not limited to, the provisions governing vesting, exercisability, payment, forfeiture, and Termination of Service, all or some of which may be incorporated by reference into one or more other documents delivered or otherwise made available to a Participant in connection with an Award.

14.	Tax Withholding
Participants shall be solely responsible for any applicable taxes (including, without limitation, income, payroll and excise taxes) and penalties, and any interest that accrues thereon, which they incur in connection with the receipt, vesting or exercise of an Award. The Company and its Subsidiaries shall have the right to require payment of, or may deduct from any payment made under the Plan or otherwise to a Participant, or may permit shares to be tendered or sold, including Common Shares delivered or vested in connection with an Award, in an amount sufficient to cover withholding of any federal, state, provincial, territorial, local, foreign or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and to take such other action as may be necessary to satisfy any such withholding obligations. It shall be a condition to the obligation of the Company to issue Common Shares upon the exercise of an Option, or SAR, or upon settlement of a Share Award, that the Participant pay to the Company, on demand, such amount as may be requested by the Company for the purpose of satisfying any tax withholding liability. If the amount is not paid, the Company may refuse to issue shares.
15.	Other Benefit and Compensation Programs
Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program unless specifically provided for under the plan or program. Unless specifically set forth in an Award Agreement, Awards under the Plan are not intended as payment for compensation that otherwise would have been delivered in cash, and even if so intended, such Awards shall be subject to such vesting requirements and other terms, conditions and restrictions as may be provided in the Award Agreement.
16.	Unfunded Plan
The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other Person any right, title, or interest in any assets of the Company.
17.	Rights as a Shareholder
Unless the Committee determines otherwise, a Participant shall not have any rights as a shareholder with respect to Common Shares covered by an Award until the date the Participant becomes the holder of record with respect to such Common Shares. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 8.
18.	Future Rights
No Eligible Recipient shall have any claim or right to be granted an Award under the Plan. There shall be no obligation of uniformity of treatment of Eligible Recipients under the Plan. Further, the Company and its Subsidiaries may adopt other compensation programs, plans or arrangements as deemed appropriate or necessary. The adoption of the Plan, or grant of an Award, shall not confer upon any Eligible Recipient any right to continued employment or service in any particular position or at any particular rate of compensation, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of Eligible Recipients at any time, free from any claim or liability under the Plan.
19.	Amendment and Termination
(a)
The Plan and any Award may be amended, suspended or terminated at any time by the Board, provided that no amendment shall be made without shareholder approval if such shareholder approval is required in order to comply with applicable law or the rules of the New York Stock Exchange, the rules of the TSX, or any other securities exchange on which the Common Shares are traded or quoted. Except as otherwise provided in Section 11(a), no termination, suspension or amendment of the Plan or any Award shall materially adversely affect the right of any Participant with respect to any Award theretofore granted, as determined by the Committee, without such Participant’s written consent.

(b)
Notwithstanding Section 19(a), the Company shall obtain shareholder approval for: (i) except as provided in Section 6(f), a reduction in the exercise price or purchase price of an Award (or the cancellation and re-grant of an Award resulting in a lower exercise price or purchase price); (ii) the extension of the Original Term of an Option; (iii) any amendment to the ISO limits described in Section 6(d); (iv) any amendment to remove or to exceed the participation limits described in Section 6(e), including but not limited to those applicable to Insiders; (v) an increase to the maximum number of Common Shares issuable under the Plan pursuant to Section 6(a) (other than adjustments in accordance with Section 6(f)); (vi) amendments to this Section 19 other than amendments of a clerical nature; and (vii) any amendment that permits Awards to be transferable or assignable other than for normal estate settlement purposes or for other purposes not involving the receipt of monetary consideration.

20.	Option and SAR Repricing
Except as provided in Section 6(f) and without limiting Section 19(b)(i), the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option or SAR by: (i) amending or modifying the terms of the Option or SAR to lower the exercise price; (ii) cancelling the underwater Option or SAR and granting either (A) replacement Options or SARs having a lower exercise price or (B) Restricted Shares, Share Units, or Other Share Awards in exchange; or (iii) cancelling or repurchasing the underwater Options or SARs for cash or other securities. An Option or SAR will be deemed to be “underwater” at any time when the Market Value of the Common Shares covered by such Award is less than the exercise price of the Award.
21.	Successors and Assigns
The Plan and any applicable Award Agreement shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
22.	Severability
If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
23.	Governing Law
The Plan and all agreements entered into under the Plan shall be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.
24.	Interpretation
The Plan is designed and intended, to the extent applicable, to provide for grants and other transactions which are exempt under Rule 16b-3, and all provisions hereof shall be construed in a manner to so comply. Awards under the Plan are also intended to be exempt from, or otherwise comply with Section 409A of the Code to the extent subject thereto, and the Plan and all Awards shall be interpreted in accordance with Section 409A of the Code and Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s Termination of Service with the Company shall be made to such Participant until such Participant’s Termination of Service constitutes a Separation from Service. For purposes of this Plan and any Award granted hereunder, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If a participant is a Specified Employee, then to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s Separation from Service or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 24 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein or the terms of the applicable Award. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding any provision of the Plan to the contrary, in no event shall the Company or any affiliate be liable to a Participant on account of an Award’s failure to (i) qualify for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment under U.S. or foreign law, including, without limitation, Section 409A, 4999 or 457A of the Code.
25.	Data Protection
In connection with the Plan, the Company or its Subsidiaries, as applicable, may need to process personal data (as such term, “personal information,” “personally identifiable information,” or any other term of comparable intent, is defined under applicable laws or regulations, in each case to the extent applicable) provided by the Participant to, or otherwise obtained by, the Company or its Subsidiaries, their respective third party service providers or others acting on the Company’s or its Subsidiaries’ behalf. Examples of such personal data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company or its Subsidiaries may process such personal data for the performance of the contract with the Participant in connection with the Plan and in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to:
•	administering and maintaining Participant records;
•	providing the services described in the Plan;
•	providing information to future purchasers or merger partners of the Company or any Subsidiary, or the business in which such Participant works; and
•	responding to public authorities, court orders and legal investigations and complying with law, as applicable.
The Company or its Subsidiaries may share the Participant’s personal data with (i) Subsidiaries, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan, (vi) third party service providers acting on the Company’s or its Subsidiaries’ behalf to provide the services described above, (vii) future purchasers or merger partners (as described above) or (viii) regulators and others, as required by law or in order to provide the services described in the Plan.
If necessary, the Company or its Subsidiaries may transfer the Participant’s personal data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for, and to the extent required, under applicable law. Further information on those safeguards or derogations can be obtained through, and other questions regarding this Section 25 may be directed to, the contact set forth in the applicable employee privacy notice or other privacy policy that previously has been made available by the Company or its applicable Subsidiary to the Participant (as applicable, and as updated from time to time by the Company or its applicable Subsidiary upon notice to the Participant, the “Employee Privacy Notice”). The terms set forth in this Section 25 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the Company’s and its Subsidiaries’ processing activities, and the rights of the Participant, with respect to the Participant’s personal data); provided that, in the event of any conflict between the terms of this Section 25 and the terms of the Employee Privacy Notice, the terms of this Section 25 shall govern and control in relation to the processing of such personal data in connection with the Plan.

The Company and its Subsidiaries will keep personal data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements and in accordance with the Company’s and its Subsidiaries’ backup and archival policies and procedures.
Certain Participants may have a right, as further described in the Employee Privacy Notice, to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company or its Subsidiaries and transmit such data to another party, and (v) to lodge a complaint with a supervisory authority.

Bausch Health Companies Inc.	Appendix 1
Non-GAAP Information
Use of Adjusted EBITDA (non-GAAP) and Adjusted EBITDA Excluding Bausch + Lomb (non-GAAP)
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), in this Proxy Statement, the Company uses certain non-GAAP financial measures, including Adjusted EBITDA (non-GAAP) and Adjusted EBITDA excluding Bausch + Lomb (non-GAAP), which do not have any standardized meaning under GAAP. Management uses these non-GAAP measures as key metrics in the evaluation of our Company’s performance and consolidated financial results and to forecast results as part of its guidance. Adjusted EBITDA (non-GAAP) and Adjusted EBITDA excluding Bausch + Lomb (non-GAAP) are intended to show our unleveraged, pre-tax operating results and therefore reflect our financial performance based on operational factors. In addition, cash bonuses for the Company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) and Adjusted EBITDA targets. The Company believes these non-GAAP measure are useful to investors in their assessment of our operating performance and the valuation of our Company. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures and accordingly, our calculation of Adjusted EBITDA (non-GAAP) and Adjusted EBITDA excluding Bausch + Lomb (non-GAAP) may not be comparable to such similarly titled non-GAAP measures.
The reconciliation of Net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP to Adjusted EBITDA (non-GAAP), is shown in the table below. Readers are encouraged to review this reconciliation and should consider this non-GAAP measure as a supplement to, not a substitute for, or superior to, the corresponding measure calculated in accordance with GAAP.
Adjusted EBITDA (non-GAAP) is Net income (loss) (its most directly comparable GAAP financial measure) adjusted for interest expense, net, (Benefit from) provision for income taxes, depreciation and amortization and the following items:
•
Asset impairments, including loss on assets held for sale: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes impairments of intangible assets and assets held for sale from measuring the performance of the Company and the business, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.

•
Goodwill impairments: The Company excludes the impact of goodwill impairments. When the Company has made acquisitions where the consideration paid was in excess of the fair value of the net assets acquired, the remaining purchase price is recorded as goodwill. For assets that we developed ourselves, no goodwill is recorded. Goodwill is not amortized but is tested for impairment. The amount of goodwill impairment is measured as the excess of a reporting unit’s carrying value over its fair value. Management excludes these charges in measuring the performance of the Company and the business.

•
Restructuring, integration and transformation costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. Additionally, with the recent completion of the B+L IPO, as the Company prepares for post-Separation operations, the Company is launching certain transformation initiatives that will result in certain changes to and investment in its organizational structure and operations. These transformation initiatives arise outside of the ordinary course of continuing operations and, as is the case with the Company’s restructuring efforts, costs associated with these transformation initiatives are expected to fluctuate between periods in amount, size and timing. These out-of-the-ordinary-course charges include third-party advisory costs, as well as certain severance-related costs (including the severance costs associated with the departure of Bausch + Lomb’s current CEO). Investors should understand that the outcome of these transformation initiatives may result in future restructuring actions and certain of these charges could recur. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•
Acquisition-related costs and adjustments excluding amortization of intangible assets: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration. In addition, the Company excludes the impact of acquisition-related costs and fair value inventory step-up resulting from acquisitions as the amounts and frequency of such costs and adjustments are not consistent and are impacted by the timing and size of its acquisitions. There were no acquisition-related costs or fair value inventory step-up for the periods presented.

•
Gain (loss) on extinguishment of debt: The Company has excluded gain (loss) on extinguishment of debt as this represents a gain or loss from refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such amounts are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.

•
Share-based compensation: The Company has excluded costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

•
Separation and IPO costs and separation-related and IPO-related costs: The Company has excluded certain costs incurred in connection with activities taken to: (i) separate the eye-health and the Solta aesthetic medical device businesses from the remainder of the Company and (ii) register the eye-health and the Solta aesthetic medical device businesses as independent publicly traded entities. Separation and IPO costs are incremental costs directly related to effectuating the separation of the eye-health business and the initial public offering (“IPO”) of the Solta aesthetic medical device business (the “Solta IPO”), which has now been suspended, and include, but are not limited to, legal, audit and advisory fees, talent acquisition costs and costs associated with establishing a new board of directors and related board committees. Separation-related and IPO-related costs are incremental costs indirectly related to the separation of the eye-health business and the Solta IPO and include, but are not limited to, IT infrastructure and software licensing costs, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.

•
Other non-GAAP adjustments: The Company has excluded certain other amounts, including legal and other professional fees incurred in connection with legal and governmental proceedings, investigations and information requests regarding certain of our legacy distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, and net (gain) loss on sale of assets. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company has also excluded IT infrastructure investments that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations.

The Company has also excluded certain other costs, including settlement costs associated with the conversion of a portion of the Company’s defined benefit plan in Ireland to a defined contribution plan. The Company excluded these costs as this event is outside of the ordinary course of continuing operations and is infrequent in nature. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.
Prior to 2022, the Company had excluded expenses associated with acquired in-process research and development costs (“IPR&D”), as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Beginning in 2022, the Company no longer excludes IPR&D prospectively. The Company is making this change to align with views expressed by members of the staff of the SEC. The Company believes these costs are not material for the periods presented.
Adjusted EBITDA excluding Bausch + Lomb (non-GAAP) is Adjusted EBITDA (non-GAAP) adjusted to remove Adjusted EBITDA attributable to Bausch + Lomb (non-GAAP), as shown in the table below.
Adjusted EBITDA excluding Bausch + Lomb is not intended to be, and may not be, representative of income from continuing operations (for Bausch Health excluding Bausch + Lomb) or from discontinued operations (for B+L) in accordance with GAAP, as: (i) the criteria for that accounting has not been met and (ii) certain cost allocations to BHC excluding B+L and B+L are not in accordance with the criteria for that accounting. As such, Adjusted EBITDA excluding Bausch + Lomb (non-GAAP) as included herein may not be indicative of the results of the operations or Adjusted EBITDA attributable to Bausch Health (non-GAAP) in the future, or if Bausch + Lomb met the criteria to be treated as a discontinued operation during any of the periods presented.
Management believes that Adjusted EBITDA excluding Bausch + Lomb (non-GAAP), along with the GAAP and other non-GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that these metrics focus management on the Company's underlying operational results and business performance. As a result, the Company uses these metrics to assess the actual financial performance of the Company and to forecast future results as part of its guidance.
Management believes these metrics are a useful measure to evaluate current performance. These metrics are intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the Company's executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.

Bausch Health Companies Inc. (unaudited)
	Year Ended December 31, 2022			Year Ended December 31, 2021
(in millions)	Bausch Health Companies Inc.	B+L	Bausch Health Excluding B+L	Bausch Health Companies Inc.	B+L	Bausch Health Excluding B+L
Net (loss) income	$(212)	$15	$(227)	$(937)	$193	$(1,130)
Interest expense, net	1,450	140	1,310	1,419	—	1,419
Provision for (benefit from) income taxes	83	58	25	(87)	125	(212)
Depreciation and amortization	1,394	379	1,015	1,552	415	1,137
EBITDA	2,715	592	2,123	1,947	733	1,214
Adjustments:
Goodwill impairments	824	—	824	469	—	469
Asset impairments, including loss on assets held for sale	15	1	14	234	12	222
Restructuring, integration, and transformation costs	58	36	22	18	11	7
Acquisition related costs and adjustments (excluding amortization of intangible assets)	30	(4)	34	11	—	11
(Gain) loss on extinguishment of debt	(875)	—	(875)	62	—	62
Share based compensation	126	62	64	128	62	66
Separation costs, Separation-related costs, IPO costs and IPO-related costs	127	35	92	164	3	161
Other adjustments:
Litigation and other matters	9	—	9	356	—	356
IT infrastructure investment	15	—	15	27	—	27
Legal and other professional fees(1)	32	1	31	54	(1)	55
Gain on sale of assets, net	(5)	—	(5)	(2)	—	(2)
Acquired in process research and development(2)	—	—	—	8	5	3
Other	9	6	3	7	7	—
Adjusted EBITDA (non-GAAP)(3)	$3,080(4)	$729(4)	$2,351	$3,483(4)	$832	$2,651(4)
(1)
Legal and other professional fees incurred during 2022 and 2021 in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.

(2)
Prior to 2022, the Company had excluded expenses associated with Acquired in-process research and development costs. Beginning in 2022, the Company no longer excludes Acquired in-process research and development costs prospectively.

(3)
This is a non-GAAP measure. Management considers the presentation of Adjusted EBITDA for Bausch Health Excluding B+L (non-GAAP) to be meaningful information and utilizes it in decision making and for compensation purposes. Adjusted EBITDA for Bausch Health Excluding B+L (non-GAAP) is not intended to be representative of GAAP continuing operations and Adjusted EBITDA for B+L is not intended to be representative of discontinued operations as the criteria for that accounting hasn’t been met. As such, Adjusted EBITDA excluding B+L (non-GAAP) as included herein may not be indicative of the results of the operations or Adjusted EBITDA attributable to Bausch Health (non-GAAP) in the future, or if B+L met the criteria to be treated as a discontinued operation during any of the periods presented.

(4)
Adjusted EBITDA (non-GAAP) above includes Adjusted EBITDA attributable to non-controlling interests. For Bausch Health Companies Inc., this amounted to $58 million and $11 million, which includes $9 million and $11 million related to B+L for 2022 and 2021, respectively.

2150 St. Elzéar Blvd. West
Laval, Quebec H7L 4A8
Canada
(800) 361-1448
www.bauschhealth.com

BAUSCH Health

BAUSCH HEALTH COMPANIES INC.
ATTN: SEANA CARSON
2150 SAINT ELZEAR BLVD. WEST
LAVAL, QUEBEC H7L 4A8
CANADA

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Daylight Time) on May 15, 2023. Have your proxy card in hand when you access the website and then follow the instructions. When voting online, you may not appoint a person as proxyholder other than the nominees specified in this proxy card.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BHC2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your instructions up until 11:59 p.m. (Eastern Daylight Time) on May 15, 2023. Have your proxy card in hand when you call and then follow the instructions. When voting by telephone, you may not appoint a person as proxyholder other than the nominees specified in this proxy card.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States. To be effective, your proxy card must be received by Broadridge not later than 11:59 p.m. (Eastern Daylight Time) on May 15, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03387-P86218

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BAUSCH HEALTH COMPANIES INC.

The Board of Directors recommends you vote FOR proposals 1, 2, 4 and 5 and 1 Year on proposal 3.

1. Election of Directors	For	Withhold
1a. Thomas J. Appio	☐	☐
1b. Brett M. Icahn	☐	☐
1c. Sarah B. Kavanagh	☐	☐
1d. Steven D. Miller	☐	☐
1e. Dr. Richard C. Mulligan	☐	☐
1f. John A. Paulson	☐	☐
1g. Robert N. Power	☐	☐
1h. Russel C. Robertson	☐	☐
1i. Thomas W. Ross, Sr.	☐	☐
1j. Amy B. Wechsler, M.D.	☐	☐

	For	Against	Abstain
2. The approval, in an advisory vote, of the compensation of our Named Executive Officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. The approval, in an advisory vote, of the frequency of advisory votes on the compensation of our Named Executive Officers.	☐	☐	☐	☐

Without limiting the general powers hereby conferred, the undersigned hereby directs the proxyholder to vote or withhold from voting the Common Shares represented by this proxy in the manner set forth above.

THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF THE COMPANY. THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED, WHERE THE SHAREHOLDER HAS GIVEN A CHOICE, AS DIRECTED OR, IF NO DIRECTION IS GIVEN, **FOR** EACH OF 1, 2, 4, 5 and **1 YEAR** on 3. THE PERSON OR PERSONS APPOINTED UNDER THIS PROXY ARE CONFERRED WITH DISCRETIONARY AUTHORITY WITH RESPECT TO AMENDMENTS OR VARIATIONS OF THOSE MATTERS SPECIFIED IN THIS PROXY AND THE NOTICE OF MEETING AND WITH RESPECT TO ANY OTHER MATTERS WHICH MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF WHETHER OR NOT THE AMENDMENT, VARIATION OR OTHER MATTER IS OR IS NOT ROUTINE OR CONTESTED. THIS FORM OF PROXY SHOULD BE READ IN CONJUNCTION WITH THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND MANAGEMENT PROXY CIRCULAR AND PROXY STATEMENT.

The undersigned hereby revokes any prior proxies.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice of Annual Meeting of Shareholders and Management Proxy Circular, Proxy Statement and Annual Report are available at www.proxyvote.com.

V03388-P86218

BAUSCH HEALTH COMPANIES INC.
INSTRUMENT OF PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 16, 2023

The undersigned hereby appoints Thomas J. Appio and Seana Carson, or each of them, or instead of either of the foregoing, ____________________, as proxyholder of the undersigned, with full power of substitution, to attend, vote and act for and on behalf of the undersigned at the Annual Meeting (the virtual "**Meeting**") of the Shareholders (the "**Shareholders**") of Bausch Health Companies Inc. (the "**Company**") to be held virtually via live audio webcast at www.virtualshareholdermeeting.com/BHC2023 on May 16, 2023, at 9:00 a.m. (Eastern Daylight Time) and at any adjournment of the virtual Meeting, and on every ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the virtual Meeting, with authority to vote at the proxyholder's discretion except as otherwise specified on the reverse side.

NOTES:

1. **A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON OR COMPANY, WHO NEED NOT BE A SHAREHOLDER, TO ATTEND AND ACT ON ITS, HIS OR HER BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY. THIS RIGHT MAY BE EXERCISED BY INSERTING SUCH PERSON'S NAME IN THE SPACE PROVIDED ABOVE AND SIGNING AND RETURNING THIS FORM OF PROXY IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED BELOW. YOU SHOULD ENSURE THAT THE PERSON YOU HAVE APPOINTED WILL BE ATTENDING THE VIRTUAL MEETING AND HAS YOUR CONTROL NUMBER AND OTHER INFORMATION REQUIRED IN ORDER TO VOTE YOUR COMMON SHARES.**

2. This form of proxy must be dated and executed by the Shareholder (using exactly the same name in which the shares are registered) or by his or her attorney authorized in writing or, if the Shareholder is a corporate body, by a duly authorized officer or attorney thereof. A copy of any such authorization should accompany this form of proxy. Persons signing as executors, administrators, trustees, etc. should so indicate. If the Common Shares are registered in the name of more than one owner, then all these registered owners should sign this form of proxy. If this form of proxy is not dated, it will be deemed to bear the date on which it was mailed to the Shareholder by the Company.

3. In order for this form of proxy to be effective, it must be signed and deposited with Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, United States, so that it arrives prior to 11:59 p.m. (Eastern Daylight Time) on May 15, 2023, or, in the case of any adjournment of the Meeting, not less than 48 hours (excluding Saturdays, Sundays and applicable holidays) prior to the rescheduled Meeting.

Continued and to be signed on reverse side